Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 TO LOAN AND SERVICING AGREEMENT, dated as of March 16, 2022 (this “Amendment”), among ORCC III Financing LLC, a Delaware limited liability company (the “Borrower”), Owl Rock Diversified Advisors LLC, as collateral manager (the “Collateral Manager”), Société Générale, as agent (the “Agent”) and swingline lender (the “Swingline Lender”) and lender agent (the “Lender Agent”), State Street Bank and Trust Company, as collateral agent (the “Collateral Agent”), Alter Domus (US) LLC, as collateral custodian (the “Collateral Custodian”) and each of the Lenders party hereto (the “Lenders”).

WHEREAS, the Borrower, the Collateral Manager, Owl Rock Capital Corporation III, as equityholder, the Collateral Agent, the Collateral Custodian, the Lenders, and the Agent are party to the Loan and Servicing Agreement, dated as of July 29, 2021 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower, the Agent, the Lender Agent, the Collateral Agent, the Collateral Custodian, the Collateral Manager and the Lenders have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1 As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1 This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request;

(c) the Agent’s receipt of a good standing certificate for the Borrower and the Collateral Manager issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower and the Collateral Manager approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d) payment of all fees due and owing to the Agent on or prior to the date of this Amendment.

ARTICLE IV

Representations and Warranties

SECTION 4.1 The Borrower hereby represents and warrants to the Agent that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2 Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3 Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 5.4 Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

SECTION 5.5 Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6 Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7 Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ORCC III FINANCING LLC, as Borrower

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent and Lender Agent

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Swingline Lender

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

OWL ROCK DIVERSIFIED ADVISORS LLC, as Collateral Manager

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

ALTER DOMUS (US) LLC, as Collateral Custodian

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

STATE STREET BANK AND TRUST COMPANY, as Collateral Agent

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

ARKITEKTERNES PENSIONSKASSE, as a Lender

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

PENSIONSKASSEN FOR JORDBRUGSAKADEMIKERE OG DYRLÆGER, as a Lender

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

PENSIONSKASSEN FOR TEKNIKUM OG DIPLOMINGENIORER, as a Lender

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

AA WH 1 LP, as a Lender

By:
Name:
Title:

SAMPENSION LIVSFORSIKRING A/S, as a Lender

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

CENTENNIAL BANK, as a Lender

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

[Signature Page to Third Amendment to Loan and Servicing Agreement]

APPENDIX A

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT NO. ~~2~~3

LOAN AND SERVICING AGREEMENT

dated as of July 29, 2021

ORCC III FINANCING LLC,

as Borrower

OWL ROCK CAPITAL CORPORATION III,

as Equityholder

OWL ROCK DIVERSIFIED ADVISORS LLC,

as Collateral Manager

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GENERALE,

as Swingline Lender

SOCIÉTÉ GÉNÉRALE,

as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

STATE STREET BANK AND TRUST COMPANY,

as Collateral Agent

and

ALTER DOMUS (US) LLC,

as Collateral Custodian

TABLE OF CONTENTS

Page

~~ARTICLE I~~

ARTICLE I	DEFINITIONS	1

Section 1.1	Defined Terms~~.~~	1

Section 1.2	Other Definitional Provisions~~.~~	~~62~~63

ARTICLE II	THE FACILITY, LENDING PROCEDURES AND NOTES	~~64~~65

Section 2.1	Loans~~.~~	~~64~~65

Section 2.2	Funding of Loans~~.~~	~~65~~66

Section 2.3	Notes~~.~~	~~67~~68

Section 2.4	Repayment, Prepayments and Conversion~~.~~	~~67~~68

Section 2.5	Permanent Reduction of Facility Amount~~.~~	~~68~~69

Section 2.6	Extension of Revolving Period~~.~~	~~69~~70

Section 2.7	Calculation of Discount Factor~~.~~	~~69~~70

Section 2.8	Change in Advance Rate~~.~~	~~70~~71

Section 2.9	Increase in Facility Amount~~.~~	~~71~~72

Section 2.10	Facility Termination Date~~.~~	~~71~~72

Section 2.11	Defaulting Lender~~.~~	~~71~~73

Section 2.12	Refunding of Swingline Loans~~.~~	~~73~~74

~~ARTICLE III~~

ARTICLE III	INTEREST, ETC~~.~~	~~74~~75

Section 3.1	Interest and Daily Commitment Fee~~.~~	~~74~~75

-i-

Section 3.2	Interest Distribution Dates~~.~~	~~74~~75

Section 3.3	Interest Calculation~~.~~	~~74~~76

Section 3.4	Computation of Interest, Fees, Etc~~.~~	~~75~~76

~~ARTICLE IV~~

Section 3.5	Temporary Disruption of the Benchmark	76

Section 3.6	Illegality	76

Section 3.7	[Reserved]	77

Section 3.8	Fair Market Value	77

ARTICLE IV	PAYMENTS; TAXES	~~75~~77

Section 4.1	Making of Payments~~.~~	~~75~~77

Section 4.2	Due Date Extension~~.~~	~~75~~77

Section 4.3	Taxes~~.~~	~~75~~78

ARTICLE V	INCREASED COSTS, ETC~~.~~	~~79~~81

Section 5.1	Increased Costs, Capital Adequacy~~.~~	~~79~~81

ARTICLE VI	CONDITIONS TO LOANS	~~81~~83

Section 6.1	Effectiveness~~.~~	~~81~~83

Section 6.2	Loans and Reinvestments~~.~~	~~83~~85

Section 6.3	Reserved~~.~~	~~85~~87

Section 6.4	Transfer of Collateral Obligations and Permitted Investments~~.~~	~~85~~87

-ii-

ARTICLE VII	ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS	~~86~~88

Section 7.1	Retention and Termination of the Collateral Manager~~.~~	~~86~~88

Section 7.2	Resignation and Removal of the Collateral Manager; Appointment of Successor Collateral Manager~~.~~	~~86~~89

Section 7.3	Duties of the Collateral Manager~~.~~	~~88~~90

Section 7.4	Representations and Warranties of the Collateral Manager~~.~~	~~89~~91

Section 7.5	Covenants Relating to the Collateral Manager~~.~~	~~91~~93

Section 7.6	Collateral Management Compensation~~.~~	~~95~~97

Section 7.7	Collateral Reporting~~.~~	~~95~~97

Section 7.8	Reserved~~.~~	~~95~~97

Section 7.9	Procedural Review of Collateral Obligations; Access to Collateral Manager and Collateral Manager’s Records~~.~~	~~96~~97

Section 7.10	Optional Sales~~.~~	~~96~~98

Section 7.11	Repurchase or Substitution of Warranty Collateral Obligations~~.~~	~~99~~100

~~ARTICLE VIII~~

ARTICLE VIII	ACCOUNTS; PAYMENTS	~~99~~101

Section 8.1	Accounts~~.~~	~~99~~101

Section 8.2	Excluded Amounts~~.~~	~~101~~103

Section 8.3	Distributions, Reinvestment and Dividends~~.~~	~~102~~104

Section 8.4	Fees~~.~~	~~106~~107

Section 8.5	Monthly Report~~.~~	~~106~~107

-iii-

ARTICLE IX	REPRESENTATIONS AND WARRANTIES OF THE BORROWER	~~106~~108

Section 9.1	Organization and Good Standing~~.~~	~~106~~108

Section 9.2	Due Qualification~~.~~	~~107~~108

Section 9.3	Power and Authority~~.~~	~~107~~108

Section 9.4	Binding Obligations~~.~~	~~107~~109

Section 9.5	Security Interest~~.~~	~~107~~109

Section 9.6	No Violation~~.~~	~~108~~110

Section 9.7	No Proceedings~~.~~	~~109~~110

Section 9.8	No Consents~~.~~	~~109~~110

Section 9.9	Solvency~~.~~	~~109~~111

Section 9.10	Compliance with Laws~~.~~	~~109~~111

Section 9.11	Taxes~~.~~	~~109~~111

Section 9.12	Monthly Report~~.~~	~~110~~111

Section 9.13	No Liens, Etc~~.~~	~~110~~111

Section 9.14	Information True and Correct~~.~~	~~110~~112

Section 9.15	No Sovereignty~~.~~	~~110~~112

Section 9.16	Collateral~~.~~	~~111~~112

Section 9.17	Selection Procedures~~.~~	~~111~~112

Section 9.18	Indebtedness~~.~~	~~111~~112

Section 9.19	No Injunctions~~.~~	~~111~~112

Section 9.20	No Subsidiaries~~.~~	~~111~~113

Section 9.21	ERISA Compliance~~.~~	~~111~~113

Section 9.22	Investment Company Status~~.~~	~~111~~113

Section 9.23	Set-Off, Etc~~.~~	~~111~~113

-iv-

Section 9.24	Collections~~.~~	~~111~~113

Section 9.25	Value Given~~.~~	~~112~~113

Section 9.26	Regulatory Compliance~~.~~	~~112~~113

Section 9.27	Separate Existence~~.~~	~~112~~113

Section 9.28	Transaction Documents~~.~~	~~112~~114

Section 9.29	Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws~~.~~	~~112~~114

Section 9.30	Compliance with Sanctions~~.~~	~~113~~114

Section 9.31	Beneficial Ownership Certification~~.~~	~~113~~114

ARTICLE X	COVENANTS	~~113~~114

Section 10.1	Protection of Security Interest of the Secured Parties~~.~~	~~113~~115

Section 10.2	Other Liens or Interests~~.~~	~~114~~116

Section 10.3	Costs and Expenses~~.~~	~~114~~116

Section 10.4	Initial Eligible Collateral Obligation~~.~~	~~114~~116

Section 10.5	Separate Existence~~.~~	~~114~~116

Section 10.6	Hedging Agreements~~.~~	~~115~~117

Section 10.7	Know Your Customer~~.~~	~~118~~119

Section 10.8	Taxes~~.~~	~~118~~119

Section 10.9	Merger, Consolidation, Etc~~.~~	~~118~~119

Section 10.10	Deposit of Collections~~.~~	~~118~~120

Section 10.11	Indebtedness; Guarantees~~.~~	~~118~~120

Section 10.12	Limitation on Purchases from Affiliates~~.~~	~~118~~120

Section 10.13	Documents~~.~~	~~118~~120

Section 10.14	Preservation of Existence~~.~~	~~119~~120

-v-

Section 10.15	Limitation on Investments~~.~~	~~119~~120

Section 10.16	Distributions~~.~~	~~119~~121

Section 10.17	Performance of Borrower Assigned Agreements~~.~~	~~120~~121

Section 10.18	Further Assurances; Financing Statements~~.~~	~~120~~121

Section 10.19	Payment Instructions~~.~~	~~121~~122

Section 10.20	Delivery of Collateral Obligation Files~~.~~	~~121~~122

Section 10.21	Sanctions~~.~~	~~121~~123

Section 10.22	Anti-Corruption and Anti-Money Laundering Laws~~.~~	~~121~~123

Section 10.23	Beneficial Ownership Certification~~.~~	~~122~~123

Section 10.24	Retention Letter~~.~~	~~122~~123

Section 10.25	Retention Requirements~~.~~	~~122~~123

ARTICLE XI	THE COLLATERAL AGENT	~~122~~124

Section 11.1	Appointment of Collateral Agent~~.~~	~~122~~124

Section 11.2	Monthly Reports~~.~~	~~123~~124

Section 11.3	Collateral Administration~~.~~	~~123~~124

Section 11.4	Removal or Resignation of Collateral Agent~~.~~	~~126~~128

Section 11.5	Representations and Warranties~~.~~	~~127~~128

Section 11.6	No Adverse Interest of Collateral Agent~~.~~	~~127~~129

Section 11.7	Reliance of Collateral Agent~~.~~	~~128~~129

Section 11.8	Limitation of Liability and Collateral Agent Rights~~.~~	~~128~~129

Section 11.9	Tax Reports~~.~~	~~130~~132

Section 11.10	Merger or Consolidation~~.~~	~~130~~132

Section 11.11	Collateral Agent Compensation~~.~~	~~131~~132

Section 11.12	Anti-Terrorism Laws~~.~~	~~131~~132

-vi-

Section 11.13	Erroneous Payments~~.~~	~~131~~133

ARTICLE XII	GRANT OF SECURITY INTEREST	~~134~~135

Section 12.1	Borrower’s Grant of Security Interest~~.~~	~~134~~135

Section 12.2	Borrower Remains Liable~~.~~	~~135~~136

Section 12.3	Release of Collateral~~.~~	~~135~~137

ARTICLE XIII	EVENT OF DEFAULTS	~~136~~137

Section 13.1	Event of Defaults~~.~~	~~136~~137

Section 13.2	Effect of Event of Default~~.~~	~~139~~140

Section 13.3	Rights upon Event of Default~~.~~	~~139~~140

Section 13.4	Collateral Agent May Enforce Claims Without Possession of Notes~~.~~	~~140~~142

Section 13.5	Collective Proceedings~~.~~	~~140~~142

Section 13.6	Insolvency Proceedings~~.~~	~~141~~142

Section 13.7	Delay or Omission Not Waiver~~.~~	~~142~~143

Section 13.8	Waiver of Stay or Extension Laws~~.~~	~~142~~143

Section 13.9	Limitation on Duty of Collateral Agent in Respect of Collateral~~.~~	~~142~~143

Section 13.10	Power of Attorney~~.~~	~~143~~144

Section 13.11	Purchase Right~~.~~	~~143~~145

~~ARTICLE XIV~~

ARTICLE XIV	THE AGENT	~~143~~145

Section 14.1	Appointment~~.~~	~~143~~145

Section 14.2	Delegation of Duties~~.~~	~~144~~145

-vii-

Section 14.3	Exculpatory Provisions~~.~~	~~144~~145

Section 14.4	Reliance by Note Agents~~.~~	~~144~~146

Section 14.5	Notices~~.~~	~~145~~146

Section 14.6	Non-Reliance on Note Agents~~.~~	~~145~~147

Section 14.7	Indemnification~~.~~	~~146~~147

Section 14.8	Successor Note Agent~~.~~	~~146~~148

Section 14.9	Note Agents in their Individual Capacity~~.~~	~~147~~148

Section 14.10	Borrower Procedural Review~~.~~	~~147~~149

Section 14.11	Certain ERISA Matters~~.~~	~~147~~149

ARTICLE XV	ASSIGNMENTS	~~149~~150

Section 15.1	Restrictions on Assignments~~.~~	~~149~~150

Section 15.2	Documentation~~.~~	~~149~~150

Section 15.3	Rights of Assignee~~.~~	~~149~~150

Section 15.4	Assignment by Lenders~~.~~	~~149~~150

Section 15.5	Participations; Pledge~~.~~	~~150~~151

ARTICLE XVI	INDEMNIFICATION	~~151~~152

Section 16.1	Borrower Indemnity~~.~~	~~151~~152

Section 16.2	Waiver of Consequential Damages, Etc~~.~~	~~151~~153

Section 16.3	Contribution~~.~~	~~152~~153

Section 16.4	Net After-Tax Basis~~.~~	~~152~~153

-viii-

ARTICLE XVII	MISCELLANEOUS	~~152~~153

Section 17.1	No Waiver; Remedies~~.~~	~~152~~153

Section 17.2	Amendments~~,~~; Waivers~~.~~	~~152~~154

Section 17.3	Notices, Etc~~.~~	~~157~~158

Section 17.4	Costs and Expenses~~.~~	~~158~~159

Section 17.5	Binding Effect; Survival~~.~~	~~158~~160

Section 17.6	Captions and Cross References~~.~~	~~159~~160

Section 17.7	Severability~~.~~	~~159~~160

Section 17.8	GOVERNING LAW~~.~~	~~159~~160

Section 17.9	Counterparts~~.~~	~~159~~160

Section 17.10	WAIVER OF JURY TRIAL~~.~~	~~159~~160

Section 17.11	No Proceedings~~.~~	~~159~~161

Section 17.12	Limited Recourse~~.~~	~~160~~161

Section 17.13	ENTIRE AGREEMENT~~.~~	~~161~~163

Section 17.14	Confidentiality~~.~~	~~162~~163

Section 17.15	Non-Confidentiality of Tax Treatment~~.~~	~~162~~164

Section 17.16	Replacement of Lenders~~.~~	~~163~~164

Section 17.17	Consent to Jurisdiction~~.~~	~~164~~165

Section 17.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions~~.~~	~~164~~165

Section 17.19	No Advisory or Fiduciary Responsibility~~.~~	~~164~~166

Section 17.20	USA Patriot Act~~.~~	~~165~~166

Section 17.21	Right of Setoff	~~165~~166

Section 17.23	Acknowledgement Regarding any Supported QFCs~~.~~	~~166~~167

-ix-

Section 17.24	Certain Changes with Respect to GBP Loan Reference Rate~~.~~	~~166~~168

Section 17.25	Electronic Signatures~~.~~	~~168~~169

~~ARTICLE XVIII~~

ARTICLE XVIII	COLLATERAL CUSTODIAN	~~168~~169

Section 18.1	Designation of Collateral Custodian~~.~~	~~168~~169

Section 18.2	Duties of the Collateral Custodian~~.~~	~~168~~169

Section 18.3	Delivery of Collateral Obligation Files~~.~~	~~171~~172

Section 18.4	Collateral Obligation File Certification~~.~~	~~171~~172

Section 18.5	Release of Collateral Obligation Files~~.~~	~~172~~173

Section 18.6	Examination of Collateral Obligation Files~~.~~	~~174~~175

Section 18.7	Lost Note Affidavit~~.~~	~~174~~175

Section 18.8	Transmission of Collateral Obligation Files~~.~~	~~174~~175

Section 18.9	Merger or Consolidation~~.~~	~~174~~176

Section 18.10	Collateral Custodian Compensation~~.~~	~~175~~176

Section 18.11	Removal or Resignation of Collateral Custodian~~.~~	~~175~~176

Section 18.12	Limitations on Liability~~.~~	~~176~~177

Section 18.13	Collateral Custodian as Agent of Collateral Agent~~.~~	~~178~~179

-x-

EXHIBIT A-1	Form of Note
EXHIBIT A-2	Form of Swingline Note
EXHIBIT B	Audit Standards
EXHIBIT C-1	Form of Loan Request
EXHIBIT C-2	Form of Reinvestment Request
EXHIBIT C-3	Form of Asset Approval Request
EXHIBIT C-4	Form of FX Reallocation Notice
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Approval Notice
EXHIBIT F-1	Authorized Representatives of Collateral Manager
EXHIBIT F-2	Request for Release and Receipt
EXHIBIT F-3	Request for Release of Request for Release and Receipt
EXHIBIT G-1	U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2	U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3	U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4	U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H	Schedule of Collateral Obligations Certification
EXHIBIT I	Form of Assignment Agreement
EXHIBIT J	Retention Letter

SCHEDULE 1	Diversity Score Calculation
SCHEDULE 2	Moody’s Industry Classification Group List
SCHEDULE 3	Collateral Obligations
SCHEDULE 4	S&P Industry Classifications
SCHEDULE 5	Daily Non-Cumulative Compounded RFR Rate

-xi-

LOAN AND SERVICING AGREEMENT

THIS LOAN AND SERVICING AGREEMENT is made and entered into as of July 29, 2021, among ORCC III FINANCING LLC, a Delaware limited liability company (the “Borrower”), OWL ROCK CAPITAL CORPORATION III, a Maryland corporation, as Equityholder (as hereinafter defined) and OWL ROCK DIVERSIFIED ADVISORS LLC, as Collateral Manager (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the LENDER AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, a “Lender Agent”), ALTER DOMUS (US) LLC, as Collateral Custodian (as hereinafter defined), STATE STREET BANK AND TRUST COMPANY, as Collateral Agent (as hereinafter defined), and SOCIÉTÉ GÉNÉRALE, as Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”) and SOCIÉTÉ GENERALE, as Swingline Lender (in such capacity, together with its successors and permitted assigns in such capacity, the “Swingline Lender”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended.

“ABR Loan” means a Loan that bears interest at a rate based on the Alternate Base Rate.

“Account” means the Unfunded Exposure Account, the Custodial Account, the Principal Collection Account and the Interest Collection Account, each of which shall be comprised of a securities account and a related deposit account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and State Street Bank and Trust Company, as Securities Intermediary and depository bank.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) through and including the day preceding such Distribution Date.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Advance Rate” means, with respect to any Eligible Collateral Obligation and as of any date of determination, the applicable percentage assigned to such Eligible Collateral Obligation by the Agent in accordance with the following chart determined based on the Diversity Score as of such date:

Advance Rates for Diversity Score above 7	55%
Advance Rates for Diversity Score equal to or below 7	50%

“Advance Rate Adjustment Factor” means, with regard to any Collateral Obligation, the amount equal to (i) the Total Net Leverage Ratio as of the Relevant Test Period most recently ended prior to the Cut-Off Date for such Collateral Obligation divided by (ii) the Total Net Leverage Ratio as of the Relevant Test Period most recently ended prior to the relevant date of determination; provided that such amount shall not be greater than 1.0 at any time.

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). For the purposes of this definition, “Control” shall mean the possession, directly or indirectly (including through affiliated entities), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, provision of management services, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Agent” has the meaning set forth in the Preamble.

“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.

“Aggregate Notional Amount” shall mean, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.

“Aggregate Unfunded Amount” shall mean, as of any date of determination, the equivalent in Dollars, as determined by the Collateral Manager using the Applicable Conversion Rate, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date. The Aggregate Unfunded Amount shall not include any commitments under Variable Funding Asset that has expired, terminated or been reduced to zero, and shall be reduced concurrently (upon notice to the Agent) with each documented reduction in commitments of the Borrower under the Variable Funding Asset.

“Agreement” means this Loan and Servicing Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day in any Accrual Period with respect to any ABR Loan, ~~the higher of (A) the Federal Funds Rate in effect for such day (or if such day is not a Business Day, the immediately prior Business Day) (as determined by the Agent) plus 1/2 of 1% and (B) the “prime rate” as quoted by Bloomberg L.P. in its “PRIMBB Index” (or any successor or replacement index) for such day (or if such day is not a Business Day, the immediately prior Business Day).~~a rate per annum equal to the greater of the following:

(a) the rate of interest in effect for such day that is identified and normally published by The Wall Street Journal as the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the arithmetic mean of such rates), with any change in Prime Rate to become effective as of the date the rate of interest which is so identified as the “Prime Rate” is different from that published on the preceding Business Day (and, if The Wall Street Journal no longer reports the Prime Rate, or if such Prime Rate no longer exists, then the Agent may select a reasonably comparable index or source to use as the basis for the Alternate Base Rate under this clause (a)); and

(b) the Federal Funds Rate in effect on such day plus one-half of one percent (0.50%) per annum;

provided that if Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period and any amounts paid into the Collection Account under any Hedging Agreement during the related Collection Period with respect to the Accrual Period ending on the day preceding such Distribution Date (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account and any Equityholder capital contributions with respect to the related Collection Period.

“Anti-Corruption Laws” means any laws, rules and regulations of any jurisdiction applicable from time to time to the Borrower or any of its Affiliates, concerning bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, (15 U.S.C. § 78dd-1, et seq.) and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any laws, rules and regulations applicable from time to time to the Borrower or any of its Affiliates relating to money laundering or terrorist financing.

“Applicable Conversion Rate” means, with respect to Euros, GBPs, or CADs, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Interest Rate” means (a) with respect to any Collateral Obligation denominated in CAD or any CAD Loan, the CDOR Rate, (b) with respect to any Collateral Obligation denominated in Euros or any Euro Loan, the EURIBOR Rate, (c) with respect to any Collateral Obligation denominated in GBP or any GBP Loan, the SONIA Rate and (d) with respect to any other Collateral Obligation or any other Loan, ~~the LIBOR Rate~~Term SOFR.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (i) prior to the occurrence of any Event of Default, (a) 2.2693% per annum with respect to GBP Loans (other than GBP Loans subject to the Alternate Base Rate) and (b) ~~2.15~~2.30% per annum with respect to any other Loan and (ii) on and after the occurrence of any Event of Default, (a) 4.2693% per annum with respect to GBP Loans (other than GBP Loans subject to the Alternate Base Rate) and (b)  ~~4.15~~4.30 % with respect to any other Loan.

“Applicable Time Zone” means (i) with respect to Dollar Loans and CAD Loans, New York City time and (ii) with respect to Euro Loans and GBP Loans, London time.

“Appropriate Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Approval Date” means, with respect to any Collateral Obligation, the date on which the Agent executes an Approval Notice with respect to such Collateral Obligation.

“Approval Notice” means, with respect to any Collateral Obligation, a copy of a notice executed by the Agent in the form of Exhibit E, evidencing, among other things, the approval of the Agent, in its sole discretion, of such Collateral Obligation, the applicable Eligible Currency and the applicable Discount Factor, the jurisdiction (if other than the United States or any State thereof) of the applicable Obligor, the loan type and lien priority, the Effective LTV, Total Net Leverage Ratio, other non-cash charges included in EBITDA.

“Approved Valuation Agent” means, with respect to (i) any Collateral Obligation, any valuation firm either (a) specified on the related Asset Approval Request or Reinvestment Request and approved by the Agent and the Borrower or (b) otherwise approved in writing by the Agent in its reasonable discretion or (ii) any calculation of the Discount Factor, Houlihan Lokey, Inc.; Duff & Phelps LLC; Lincoln Advisors; Murray, Devine and Company; and Valuation Research Corporation and such others as may be added from time to time with the prior consent of the Agent.

“Asset Approval Request” means a notice in the form of Exhibit C-3 which requests an Approval Notice with respect to one or more Collateral Obligations and shall include (among other things):

(a) the proposed date of each related acquisition;

(b) the Collateral Manager’s internal risk rating (including all other output and related calculations, if any) for each such Collateral Obligation;

(c) the Total Net Leverage Ratio and Effective LTV for each such Collateral Obligation, measured as of the last date financial statements were available with respect to the related Obligor;

(d) each requested other non-cash charge to be included in EBITDA (if any);

(e) a list, for each such Second Lien Loan, of any Liens permitted under the applicable Underlying Instruments that are permitted to (i) secure borrowed money in excess of $500,000, whether individually or in the aggregate and (ii) rank in priority senior to or pari passu with such Second Lien Loan;

(f) a related Schedule of Collateral Obligations; and

(g) the Information Package.

“Assignment Agreement” means an agreement in the form of Exhibit I to this Agreement (or in such other form as reasonably approved by Agent) appropriately completed and delivered in connection with a Person becoming a Lender hereunder after the Effective Date, as acknowledged and agreed by the Agent and/or the Borrower to the extent required in accordance with the terms of this Agreement.

“Available Funds” has the meaning set forth in Section 17.12.

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Accrual Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Accrual Period”.~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolutions of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Rate” for any Loan means a rate per annum equal to the Applicable Interest Rate for such Loan or portion thereof; provided, that in the case of

(a) any day on or after the first day on which a Committed Lender shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Loan at the Base Rate set forth above (and such Committed Lender shall not have subsequently notified the Agent that such circumstances no longer exist), or

(b) any period in the event the Applicable Interest Rate is not reasonably available to any Lender for such period,

the “Base Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period.

“Basel III Regulation” shall mean, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.

“Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if ~~a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the~~the Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Agent that the Required Lenders have determined, that the then-current Benchmark ceases to exist, then “Benchmark” means the applicable Benchmark Replacement to the extent ~~that~~ such Benchmark Replacement has replaced such prior ~~benchmark rate~~Benchmark pursuant to Section 17.2~~.~~

(b); ~~“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:~~

~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and~~

~~(3) the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;~~

provided ~~that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion. If the Benchmark Replacement~~further that if the “Benchmark” as determined pursuant to ~~clause (1), (2) or (3)~~the above would be less than the Floor, the Benchmark ~~Replacement~~ will be deemed to be the Floor for ~~the~~ purposes of this Agreement ~~and the other Transaction Documents~~.

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Accrual Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:~~

~~(a)~~

~~the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b)~~

~~the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Accrual Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of~~ “Benchmark Replacement~~,~~” ~~the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been~~means Daily Simple SOFR or, if the Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Agent that the Required Lenders have determined, that Daily Simple SOFR does not then exist or ceases to exist, then (i) the benchmark selected by the Agent ~~and~~, with consent of the Borrower ~~for the applicable Corresponding Tenor~~, as the appropriate benchmark replacement for Term SOFR or Daily Simple SOFR, giving due consideration to ~~(i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii)~~ any evolving or then-prevailing market convention ~~for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement~~, including any applicable recommendations made by the Relevant Nominating Body, for U.S. dollar-denominated syndicated credit facilities~~;~~

at such time (the “Agreed-Upon Replacement”) or (ii) if the Administrative Agent and the Borrower fail to agree on a replacement pursuant to the foregoing clause (i), the Alternate Base Rate; provided that, to the extent (1) Term SOFR, (2) Daily Simple SOFR or (3) the Agreed-Upon Replacement become available again after being replaced in accordance with this definition (as determined by the Agent), such benchmark shall then become the “Benchmark Replacement” (in order of the foregoing priority pursuant to clauses (1) through (3) of this proviso); provided further that, in the case of both clause (i) and (ii) above, the Agent will notify the Lenders of the benchmark replacement on the date of determination thereof and if ~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).~~

~~“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:~~

~~(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);~~

~~(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or~~

~~(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to~~ the Lenders~~, so long as the Agent has not received,~~ do not object to such benchmark replacement by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after ~~the date~~such written notice ~~of such Early Opt-in Election~~thereof is provided to the Lenders, ~~written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~the benchmark replacement will be deemed to have been consented to by the Lenders and will become effective on the sixth (6th) Business Day following such written notice.

~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:~~

~~(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);~~

~~(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or~~

~~(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.~~

~~For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 17.2 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 17.2.~~

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).

“Borrowing Base” means the sum of (a) the product of (i) the weighted average of the Advance Rates with respect to each of the Eligible Collateral Obligations provided that such weighted average shall be calculated, for the avoidance of doubt, using the Collateral Obligation Amount for each such Eligible Collateral Obligation net of the Excess Concentration Amount attributable to such Eligible Collateral Obligation and (ii) the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations minus the Excess Concentration Amount attributable to such Eligible Collateral Obligations on such date, minus (b) the Foreign Currency Reserve Amount plus (c) the equivalent in Dollars of the amount of Principal Collections on deposit in the Principal Collection Account (as determined by the Collateral Manager using the Applicable Conversion Rate).

“Borrowing Base Condition” means, both before and after giving pro forma effect to any such distribution, (i) (a) with respect to any distribution permitted under Sections 10.16(a)(A)(1) and 10.16(a)(A)(2), the Borrowing Base is greater than or equal to the Loans outstanding and (b) with respect to any distribution permitted under Sections 10.16(a)(A)(3) and 10.16(a)(A)(4), the Borrowing Base is greater than or equal to 110% of the Loans outstanding or (iii) the Foreign Currency Loan Amount would exceed the Foreign Currency Sublimit on such day.

“Borrowing Base Deficiency” means an event that occurs and is continuing on any date of determination that the Outstanding Loan Amount exceeds the Borrowing Base.

“Business Day” means:

(a) except to the extent provided in clause (b) below, any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, the State of New York or Paris, France or the city in which the offices of the Collateral Agent or Collateral Custodian is located, and, if such day relates to any Collateral Obligation, means any such day on which dealings in deposits in an Eligible Currency are conducted by and between banks in the London interbank eurodollar market ~~and if such day relates to any interest rate settings as to any GBP Loan, any fundings, disbursements, settlements and payments in respect of any GBP Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such GBP Loan, any day that is a RFR Banking~~; provided that, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with reference to, GBP, “Business Day” shall mean any GBP Business Day~~.~~; and

(b) in relation to Term SOFR Loans and any interest rate setting, funding, disbursement, settlement or payment of any Term SOFR Loan, any day that is a U.S. Government Securities Business Day.

“CAD” means the lawful money of Canada.

“CAD Loan” means each Loan made in CAD.

“Cash Interest Expense” means with respect to any Obligor for any period, the amount which, in conformity with Appropriate Accounting Principles, would be set forth opposite the caption “interest expense” (exclusive of any Retained Interest that, according to the term of the Underlying Instruments, can never be converted to cash interest that is due and payable prior to maturity) or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period.

“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s organizational documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.

“CDOR Rate” means, with respect to any Accrual Period, the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to the Accrual Period appearing on the BLOOMBERG PROFESSIONAL Service (or any successor thereto) CDOR Screen Rate as of 10:00 a.m. (Toronto time), on the first day of such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) CDOR Screen Rate as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Toronto time) on such day by the Agent on the basis of the discount amount at which the Agent is then offering to purchase CAD denominated bankers’ acceptances that have a comparable aggregate face amount to the Loans outstanding in CAD and the same term to maturity as such Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day.

“Central Bank Rate” means the Bank of England’s Bank Rate as published by the Bank of England from time to time. A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

“Central Bank Rate Adjustment” means, in relation to any RFR Banking Day, the mean (calculated by the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which SONIA was available, excluding the days with the highest (and if there is more than one highest spread, only one of those highest spreads) and lowest spreads (or if there is more than one lowest spread, only one of those lowest spreads) to the Central Bank Rate.

“Central Bank Rate Spread” means, in relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent between:

(a) SONIA for that RFR Banking Day; and

(b) the Central Bank Rate prevailing at close of business on that RFR Banking Day.

“Change of Control” means any of (a) the Equityholder shall no longer be the sole equityholder of the Borrower (free and clear of any liens), and (b) Owl Rock Diversified Advisors LLC, or an Affiliate of Owl Rock Diversified Advisors LLC, ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Equityholder.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited, as administrator of the forward-looking term SOFR (or any successor administrator thereof).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 12.1.

“Collateral Agent” means State Street Bank and Trust Company, solely in its capacity as Collateral Agent, together with its successors and permitted assigns in such capacity.

“Collateral Agent Capped Fees/Expenses” means, at any time, the Collateral Agent Fees and Expenses such that the aggregate amount of such Collateral Agent Fees and Expenses paid to the Collateral Agent under the Transaction Documents in any calendar year does not exceed $125,000.

“Collateral Agent Fee Letter” means that certain letter agreement between the Collateral Agent and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto with the consent of the Agent.

“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11.

“Collateral Custodian” means Alter Domus (US) LLC, solely in its capacity as Collateral Custodian, together with its successors and permitted assigns in such capacity.

“Collateral Custodian Capped Fees/Expenses” means, at any time, the Collateral Custodian Fees and Expenses such that the aggregate amount of such Collateral Custodian Fees and Expenses paid to the Collateral Custodian under the Transaction Documents in any calendar year does not exceed $125,000.

“Collateral Custodian Fee Letter” means that certain fee letter between the Collateral Custodian and the Borrower, as such letter may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Collateral Custodian Fees and Expenses” has the meaning set forth in Section 11.11.

“Collateral Database” has the meaning set forth in Section 11.3(a)(i).

“Collateral Manager” means initially Owl Rock Diversified Advisors LLC, or any successor Collateral Manager appointed pursuant to this Agreement.

“Collateral Manager Event of Default” means the occurrence of one of the following events:

(a) any failure by the Collateral Manager to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom;

(b) failure on the part of the Collateral Manager duly to observe or to perform in any respect any other covenant or agreement of the Collateral Manager which failure continues unremedied for a period of 30 days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Collateral Manager by the Borrower, the Collateral Agent or the Agent (with a copy to each Lender Agent);

(c) the occurrence of an Insolvency Event with respect to the Collateral Manager;

(d) any representation, warranty or statement of the Collateral Manager made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of any other Transaction Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, and (ii) within 30 days after written notice thereof shall have been given to the Collateral Manager by the Borrower, the Collateral Agent or the Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(e) an Event of Default occurs;

(f) the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $5,000,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g) the rendering against the Collateral Manager of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $5,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) a Change of Control occurs;

(i) the Collateral Manager shall be indicted, or any of its senior executive officers shall be convicted, of a criminal offense or fraud under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business, materially related to the Collateral Manager’s asset management business, unless, in the case of a conviction of a senior executive officer of the Collateral Manager, such senior executive officer has, within 30 days after such occurrence, been removed from performing work in fulfillment of the Collateral Manager’s obligations under this Agreement;

(j) failure of the Retention Holder to comply with its obligations under the Retention Letter; or

(k) Owl Rock Diversified Advisors LLC or an entity as described in Section 7.2(c), as applicable, ceases to be the Collateral Manager; provided that a reorganization of the Collateral Manager during the normal course of business with an Affiliate shall not be a Collateral Manager Event of Default.

“Collateral Manager Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Borrower for the benefit of the Secured Parties (including in respect of any exercise of discretion) with reasonable care (i) using a similar degree of care, skill and attention as it employs with respect to similar collateral that which the Collateral Manager exercises with respect to comparable assets and/or portfolios that such Person manages for itself and others having similar investment objectives and restrictions and (ii) to the extent not inconsistent with clause (i), the Collateral Manager’s customary standards, policies and procedures.

“Collateral Obligation” means a commercial loan or participation interest therein or bond owned by the Borrower, excluding the Retained Interest thereon.

“Collateral Obligation Amount” means for any Collateral Obligation, as of any date of determination, an amount equal to the product of (i) the Discount Factor of such Collateral Obligation at such time multiplied by (ii) the Principal Balance of such Collateral Obligation at such time.

The Collateral Obligation Amount of any Collateral Obligation that ceases to be (or otherwise is not) an Eligible Collateral Obligation (other than the requirement set forth in clause (c) or (x) in the definition thereof) shall be zero; provided that, unless the Agent agrees otherwise, in connection with clause (c) of the definition of Eligible Collateral Obligation, after the occurrence of a thirty (30) day grace period, and if the Collateral Obligation is still a Defaulted Collateral Obligation, such Collateral Obligation Amount shall be an amount determined by the Agent in its sole discretion.

“Collateral Obligation File” means, with respect to each Collateral Obligation as identified on the related Document Checklist, (i) if the Collateral Obligation includes a promissory note, (x) an original, executed copy of such promissory note, or (y) in the case of a lost promissory note, a copy of such executed promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or in blank (unless such note is in bearer form, in which case delivery alone shall suffice), or (z) in the case of a noteless Collateral Obligation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower, (ii) copies (as indicated on the Schedule of Collateral Obligations and the related Document Checklist) of any related loan agreement, security agreement, mortgage, moveable or immoveable hypothec, deed of hypothec, guarantees, note purchase agreement, intercreditor and/or subordination agreement, each to the extent in the possession of the Borrower, (iii) copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation and (iv) any other document included by the Collateral Manager on the related Document Checklist.

“Collateral Obligation Schedule” means the list of Collateral Obligations set forth on Schedule 3, as the same may be updated by the Borrower (or the Collateral Manager on behalf of the Borrower) from time to time.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

“Collection Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means the Revolving Commitments, the Swingline Commitments and the Term Commitments.

“Commitment Fee Rate” means, on any date of determination, (i) prior to the closing date of any Permitted Securitization: (A) (x) prior to the three-month anniversary of the Effective Date, 0.00%, (y) thereafter, 0.50% (or, with respect to any date after the nine-month anniversary of the Effective Date, if the amount drawn under the Facility is less than the Minimum Commitment Usage, 1.00%) and (ii) on and after the closing date of any Permitted Securitization: (x) prior to the three-month anniversary of such date, 0.00% and (y) thereafter, 0.50% (or, with respect to any date after the nine-month anniversary of such date, if the amount drawn under the Facility is less than the Minimum Commitment Usage, 1.00%); provided that upon the closing date of a subsequent Permitted Securitization, the foregoing calculation in clause (ii) shall be reset and such Permitted Securitization shall be deemed to be the most recent Permitted Securitization for purposes of such calculation.

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment hereof) in accordance with the terms of this Agreement.

“Competitor” means (a) any Person primarily engaged in the business of private asset management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Borrower, the Collateral Manager, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Contractual Obligation” means with respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Conversion Date” means any date selected by the Agent, with the prior written consent of the Borrower, for conversion of the applicable Revolving Loans into Term Loans.

“Corporate Trust Office” means the designated corporate trust office of the Collateral Agent or the Collateral Custodian, as applicable, specified on Annex A, or such other address within the United States as it may designate from time to time by notice to the Agent.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 17.23.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council (as the same may be effective from time to time together with any amendments or any successor or replacement provisions included in any European Union directive or regulation), together with any implemented or delegated regulations, technical standards and guidance related thereto as may be amended, replaced or supplemented from time to time.

“Custodial Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 11756574-S2 together with its related deposit account as defined in Section 9-102 of the UCC, which is created and maintained on the books and records of the Intermediary entitled “Custodial Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.

“Daily Commitment Fee” means, on any date, (A) the product of (x) the applicable Commitment Fee Rate as of such date and (y) the Undrawn Commitment divided by (B) 360.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Accrual Period for a GBP Loan, the percentage rate per annum determined by the Agent in accordance with the methodology set out in Schedule 5 hereto.

“Daily Rate” means, for any RFR Banking Day:

(a) SONIA for that RFR Banking Day; or

(b) if SONIA is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day; and

(ii) the applicable Central Bank Rate Adjustment; or

(c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than five (5) RFR Banking Days before that RFR Banking Day; and

(ii) the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

“Daily Simple SOFR” means, for any day~~,~~ (a “SOFR~~, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.~~ Rate Day”), a rate per annum equal to SOFR for the day that is five U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Danish Lender” means Sampension Livsforsikring A/S, Arkitekternes Pensionskasse, Pensionskassen for Jordbrugsakademikere og Dyrlæger and Pensionskassen for teknikum og diplomingeniorer.

“Debt-to-Recurring Revenue Ratio” means with respect to any Obligor as of the latest quarterly calculation (on an annualized basis), the ratio of (i) Indebtedness of such Obligor to (ii) the Recurring Revenue of such Obligor, as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instrument.

“Deemed Second Lien Loan” means any commercial loan which would have constituted a FILO Loan but for the fact that it fails to meet the requirement of sub-clause (y) in the definition thereof.

“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:

(a) any Scheduled Collateral Obligation Payment or part thereof is unpaid more than 2 Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;

(b) an Insolvency Event occurs with respect to the Obligor thereof;

(c) the Collateral Manager or the Borrower has actual knowledge of a default as to the payment of principal and/or interest that has occurred and continues for more than two Business Days beyond the grace period (if any) under the related underlying instruments on another loan or other debt obligation of the same Obligor that is (a) senior or pari passu in right of payment to such Collateral Obligation, (b) either a full recourse obligation of the Obligor or secured by the same collateral securing such Collateral Obligation and (c) in an amount (whether separately or in the aggregate) in excess of $500,000;

(d) such Collateral Obligation has (x) a public rating by Standard & Poor’s of “CC” or below, or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by Standard & Poor’s or Moody’s, as applicable;

(e) the Collateral Manager or the Borrower has actual knowledge that such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer which has (i) a public rating by Standard & Poor’s of “CC” or below, or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”, and in each case such other debt obligation remains outstanding (provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor);

(f) a Responsible Officer of the Collateral Manager or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;

(g) with respect to any Related Collateral Obligation, (i) the Equityholder or any of its Subsidiaries fails to comply with any funding obligation under such Variable Funding Asset, and (ii) the Equityholder fails to notify the Agent prior to such failure to fund and in reasonable detail that, to the knowledge of the Equityholder, such failure to comply was not solely as a result of the Equityholder’s or such subsidiary’s inability to fund such obligation; or

(h) the Collateral Manager determines, in its sole discretion, in accordance with the Collateral Manager Standard, that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status.

“Defaulting Lender” means any Lender that (i) has failed to fund any portion of the Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder; provided, that if such Lender fails to fund within such one (1) Business Day due to an administrative error or omission, such Lender shall have one (1) additional Business Day to fund the portion required in clause (i); provided, further, that the Agent shall provide notice to such lender of its failure to fund within one (1) Business Day of the date of such failure to fund and if such notice is not provided, the Lender will not be a Defaulting Lender until or unless it fails to fund one (1) Business Day after such notice is provided, (ii) has otherwise failed to pay to the Agent, the Collateral Agent, the Collateral Custodian or any other Lender any other amount required to be paid by it hereunder to such applicable Person within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Collateral Manager, the Agent, the Collateral Agent or any other Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, (iv) has failed, within one (1) Business Day after request by the Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Loans under this Agreement, or (v) has become or is (or has a parent company that has become or is) insolvent or has become (or has a parent company that has become) the subject of a bankruptcy or insolvency proceeding or the subject of a Bail-in Action, or has had (or has a parent company that has had) a receiver, conservator, trustee or custodian appointed for it, or has taken (or has a parent company that has taken) any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Deferrable Collateral Obligation” means a Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest.

“Determination Date” means the last day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day.

“Discount Factor” means, for any Eligible Collateral Obligation, a percentage of par determined in accordance with Section 2.7.

“Distribution Date” means the 20th day of each March, June, September, December, or if such date is not a Business Day, the next succeeding Business Day, commencing in December 2021; provided that, the last Distribution Date shall occur on the Facility Termination Date.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 1 hereto, as such diversity scores shall be updated at the option of the Agent in its reasonable discretion if Moody’s publishes revised criteria and the application of such revised criteria to this facility is necessary to avoid an increased regulatory capital charge for the Agent or its Affiliates that are Lenders hereunder.

“Document Checklist” means an electronic or hard copy list delivered by the Borrower (or by the Collateral Manager on behalf of the Borrower) to the Agent and the Collateral Custodian that identifies each of the documents contained in each Collateral Obligation File and whether such document is an original or a copy and whether a hard copy or electronic copy will be delivered to the Collateral Custodian related to a Collateral Obligation and includes the name of the Obligor with respect to such Collateral Obligation, in each case as of the related Funding Date.

“Dodd-Frank Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from the Dodd-Frank Wall Street Reform and Consumer Protection Act and all laws, regulations requests, rules, guidelines or directives thereunder or issued in connection therewith.

“Dollar(s)” and the sign “$” mean lawful money of the United States of America.

“Dollar Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Dollar Lender”.

“Dollar Loan” means each Loan made in Dollars.

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (1) a notification by the Agent to each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Agent of written notice of such election to the Lenders.~~

“EBITDA” means, with respect to any Relevant Test Period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with Appropriate Accounting Principles) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent reported pursuant to the related Underlying Instruments and set forth on the related Approval Notice or otherwise approved by the Agent in its sole discretion, other non-cash charges that were deducted in determining earnings from continuing operations for such period and, to the extent approved by the Agent on a Collateral Obligation by Collateral Obligation basis, any other costs and expenses reducing earnings and other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution to the extent such public administrative authority or Person has the authority to exercise Write-Down and Conversion Powers.

“Effective Date” has the meaning set forth in Section 6.1.

“Effective LTV” means, with respect to any Eligible Collateral Obligation as of its origination date, the meaning of “LTV” or any comparable definition in the Underlying Instruments for such Eligible Collateral Obligation. In case that “Effective LTV” or such comparable definition is not defined in such Underlying Instruments, a ratio of (i) the total indebtedness of the related Obligor that ranks senior to or pari passu with such Eligible Collateral Obligation divided by (ii) the Enterprise Value of the related Obligor.

“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Agent, acting in its reasonable discretion, by written notice to the Borrower, State Street Bank and Trust Company is deemed to be a securities intermediary that is acceptable and approved by the agent.

“Eligible Collateral Obligation” means, as of the Cut-Off Date (and solely with respect to clauses (c) and (aa), as of each Measurement Date), each Collateral Obligation that satisfies the following conditions (unless otherwise waived by the Agent and the Majority Lenders in their respective sole discretion on the applicable Approval Notice; provided, that the Borrower shall be permitted, at its sole expense and effort, to replace any Lender that has not consented to any such proposed waiver in accordance with Section 17.16(b)):

(a) the Agent in its sole discretion has delivered an Approval Notice with respect to such Collateral Obligation within (i) three (3) Business Days of receipt of the related Asset Approval Request for Dollar dominated Collateral Obligations and (ii) five (5) Business Days of receipt of the related Asset Approval Request for non-Dollar dominated Collateral Obligations; provided that if an Approval Notice is not received within the time period set forth in clause (i) and (ii), as applicable, such Collateral Obligation shall be deemed to have not been approved by the Agent;

(b) such Collateral Obligation is a First Lien Loan, a Second Lien Loan, a Deemed Second Lien Loan, a Unitranche Loan, a FILO Loan or a Recurring Revenue Loan;

(c) such Collateral Obligation is not a Defaulted Collateral Obligation (provided that the Agent may, in its sole discretion, grant a one-month grace period from this clause (c) following the date any Eligible Collateral Obligation first becomes a Defaulted Collateral Obligation);

(d) such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any other Person other than the Borrower;

(e) such Collateral Obligation is not a Structured Finance Obligation;

(f) such Collateral Obligation is denominated in an Eligible Currency and is not convertible by the Obligor thereof into any currency other than an Eligible Currency;

(g) such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;

(h) such Collateral Obligation is not a lease (including a financing lease);

(i) such Collateral Obligation is not a participation interest, other than a Participation Interest;

(j) such Collateral Obligation is not a trade claim;

(k) if such Collateral Obligation is a Recurring Revenue Loan, such Recurring Revenue Loan, at the time of acquisition by the Borrower, the Obligor has sufficient Liquidity to fund operations for the next 18 months based on the projections provided by the Obligor (as determined by the Collateral Manager);

(l) the Obligor with respect to such Collateral Obligation is an Eligible Obligor;

(m) such Collateral Obligation is not Margin Stock;

(n) such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;

(o) such Collateral Obligation provides for the periodic payment of cash interest;

(p) such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Collateral Manager in accordance with the Collateral Manager Standard, other than non-credit related risks that have previously been disclosed to the Agent during the process of obtaining an Approval Notice with respect to such Collateral Obligation;

(q) the acquisition of which will not cause the Borrower to be deemed to own 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of voting securities of any Obligor or 25.0% or more of the total equity of any Obligor, in each case as determined by the Collateral Manager;

(r) the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of the Agent to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation or participation, the Underlying Instrument and related documents and credit approval file so long as the Agent or each Lender, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments;

(s) the acquisition of which is not in violation of Regulations T, U or X of the FRS Board;

(t) such Collateral Obligation is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein (a) subject to customary qualifications for instruments similar to such Collateral Obligation, to the Agent, (b) subject to customary qualifications for instruments similar to such Collateral Obligation, to any assignee of the Agent permitted or contemplated under this Agreement, (c) subject to customary qualifications for instruments similar to such Collateral Obligation, to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (d) subject to customary qualifications for instruments similar to such Collateral Obligation, to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the Uniform Commercial Code);

(u) the proceeds of such Collateral Obligation will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);

(v) the Related Security for such Collateral Obligation is primarily located in an Eligible Jurisdiction;

(w) such Collateral Obligation has a stated maturity that does not exceed eight years from the related issuance date; provided that if such stated maturity is greater than eight years due solely to a preexisting contractual stated maturity date that falls on a date that is not a Business Day but on the immediately following Business Day, such Collateral Obligation shall be deemed to have satisfied this clause (w);

(x) other than with respect to a Recurring Revenue Loan, such Collateral Obligation has (i) an Interest Coverage Ratio for the current fiscal year (on a trailing twelve-month basis) and the prior fiscal year of the related Obligor of more than 1.50x and (ii) a Total Net Leverage Ratio of for the current fiscal year (on a trailing twelve-month basis) and the prior fiscal year of the related Obligor of less than 6.50x;

(y) such Collateral Obligation is a part of a loan tranche with a minimum initial face value of at least $10,000,000;

(z) if such Collateral Obligation is a Deferrable Collateral Obligation, it has at least ~~LIBOR Rate~~Term SOFR plus 1.00% cash pay;

(aa) such Collateral Obligation is secured by a valid and enforceable security interest; and

(bb) if an acquisition or substitution of a Collateral Obligation occurs on such date of determination, as of such date, or, if not, as of the most recent date preceding such date of determination on which an acquisition or substitution of a Collateral Obligation occurred, the aggregate outstanding principal amount of all Collateral Obligations held by the Borrower (immediately following any acquisition or substitution of any Collateral Obligations on such date of determination) in respect of which the Retention Holder, either itself or through related entities (including the Borrower), directly or indirectly, was involved or will be involved in negotiating the original agreement which created the relevant Collateral Obligation is greater than 50% of the aggregate outstanding principal amount of all Collateral Obligations then held by the Borrower.

“Eligible Currency” means CADs, Dollars, Euros and GBPs.

~~“Eligible Currency LIBOR Successor Rate Conforming Changes” means, with respect to any proposed Eligible Currency LIBOR Successor Rate, any conforming changes to the definition of Accrual Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Agent, to reflect the adoption of such Eligible Currency LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Eligible Currency LIBOR Successor Rate exists, in such other manner of administration as the Agent determines in consultation with the Borrower).~~

“Eligible Jurisdiction” means Australia, Canada, Germany, France, the United Kingdom and the United States.

“Eligible Obligor” means any Obligor that (i) on any day, is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof (or any other Eligible Jurisdiction), (ii) on any day, is a legal operating entity or holding company, (iii) on any day, is not an Official Body, (iv) on any day, is not an Affiliate of, or controlled by, the Borrower, the Collateral Manager or the Equityholder and (v) as of the applicable Cut-Off Date, (x) is an Obligor with respect to a Recurring Revenue Loan or (y) has a most recently reported trailing twelve-month EBITDA of $20,000,000 or greater unless otherwise approved by the Agent in its sole discretion.

“Eligible Successor” means an entity (1) that is legally qualified and has the capacity to act as Collateral Manager under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Collateral Manager under this Agreement and (2) the appointment of which will not cause either of the Borrower or the pool of Collateral Obligations to become required to register under the provisions of the 1940 Act.

“Enterprise Value” means, with respect to any Eligible Collateral Obligation as of its origination date, the meaning of “Enterprise Value” or any comparable definition in the Underlying Instruments for such Eligible Collateral Obligation. In case that “Enterprise Value” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with Appropriate Accounting Principles) as determined by the Collateral Manager in a manner substantially consistent with the way the Collateral Manager underwrote the Enterprise Value as of the most recent closing or, if in the reasonable determination of the Collateral Manager that the general economic, market or industry condition has evolved or the business performance or projection of such Obligor has changed since the most recent closing, such amount proposed by the Collateral Manager with the consent of the Agent, in each case after giving due consideration to (A) if there is an observable public price for the common stock of such Obligor or the value of the equity capital of the Obligor can be established based on available acquisition price or paid-in capital contribution by a sponsoring investor, the sum of (x) the outstanding principal amount of any indebtedness of such Obligor (y) the outstanding principal amount of any preferred stock issued by such Obligor and (z) the market value of such Obligor’s common stock or (B) otherwise (x) the product of (A) the trailing-twelve-months EBITDA with respect to such Obligor and (B) a multiple as reasonably determined by the Collateral Manager based on known enterprise value/EBITDA multiples for businesses in the same industry or otherwise with similar characteristics to those of the related Obligor plus (y) the unrestricted cash of such Obligor on such date.

“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equity Cure Notice” means a notice from the Equityholder to the Agent which satisfies each of the following conditions:

(a) such notice is delivered to the Agent not later than two (2) Business Days after the occurrence of an event specified in Section 13.1(e);

(b) such notice sets forth evidence satisfactory to the Agent that the Equityholder has made a capital call on its investors in an aggregate amount sufficient to cure such event, and the proceeds of such capital call will be contributed by the Equityholder to the Borrower; and

(c) no more than two (2) other Equity Cure Notices have been delivered within the previous twelve (12) calendar months.

“Equityholder” means Owl Rock Capital Corporation III, a Maryland corporation, together with its permitted successors and assigns.

“Equity Security” means any asset that is not a First Lien Loan, a Second Lien Loan, a Deemed Second Lien Loan, a FILO Loan or a Permitted Investment.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“Erroneous Payment” has the meaning assigned to it in Section 11.13(a).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.13.

“Erroneous Payment Notice” has the meaning assigned to it in Section 11.13(b).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.13.

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.13.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EU Retention Requirements” means Article 6 of the Securitisation Regulation (together with any delegated regulations of the European Commission, applicable guidelines published by any of the European Supervisory Authorities (jointly or individually), regulatory technical standards, or implementing technical standards made thereunder, together with Chapters I, II and III and Article 22 of Delegated Regulation (EU) No 625/2014 where such provisions are applicable pursuant to the transitional provisions in Article 43(7) of the Securitisation Regulation), in each case as of the Effective Date.

“EU Securitisation Regulation” means Regulation (EU) 2017/2402 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardized securitisation, including any implementing regulation, technical standards and official guidance related thereto, in each case, as in force as of the Effective Date.

“EURIBOR Rate” means, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the rate per annum shown by the Reuters Screen (or any applicable successor page) that displays an average European Money Markets Institute Settlement Rate for deposits in Euros for a period equal to such Accrual Period as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period; provided, that in the event no such rate is shown, the EURIBOR Rate shall be the rate per annum based on the rates at which Euro deposits for a period equal to such Accrual Period are displayed on page “EURIBOR” of the Reuters Screen (or any applicable successor page) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a rate per annum at which deposits in Euros are offered by the principal office of the Agent in Brussels, Belgium to prime banks in the euro interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such Accrual Period for delivery on such first day and for a period equal to such Accrual Period.

“Euro”, “Euros”, “euro” and “€” mean the lawful currency of the Member States of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time.

“Euro Loan” means each Loan made in Euros.

“European Supervisory Authorities” means, together, the EBA, the ESMA and the EIOPA.

“Evaluation Event” means the occurrence of any of the following with respect to any Eligible Collateral Obligation:

(a) such Collateral Obligation becomes a Defaulted Collateral Obligation;

(b) occurrence of a Material Modification with respect to such Collateral Obligation that is not approved by the Agent, in its sole discretion;

(c) the related Obligor fails to deliver to the Borrower or the Collateral Manager any annual audited financial information as required by the Underlying Instruments of such Collateral Obligation (including any grace periods thereunder) and such failure continues for more than (i) if such failure to deliver unaudited financial information is due to the Pandemic as determined by the Collateral Manager in its reasonable discretion, 60 days or (ii) otherwise, 30 days (provided that any such 30 day grace period may only be permitted once per Obligor);

(d) the related Obligor fails to deliver to the Borrower or the Collateral Manager any quarterly unaudited financial information or other financial reporting information as required by the Underlying Instruments of such Collateral Obligation (including any grace periods thereunder) but in no event less frequently than quarterly and such failure continues for more than 30 days (provided that, unless such failure to deliver unaudited financial information is due to the Pandemic as determined by the Collateral Manager in its reasonable discretion, any such 30 day grace period may only be permitted once per Obligor);

(e) reserved;

(f) for any Collateral Obligation (other than a Recurring Revenue Loan), the Senior Net Leverage Ratio related to such Collateral Obligation (x) increases by 0.75x (or any subsequent increase of an additional 0.75x) compared to the Senior Net Leverage Ratio as of the later of the Approval Date or the last Evaluation Event date with respect to such Collateral Obligation, as applicable, and (y) is above 4.5x; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Agent may waive any Evaluation Event resulting from such implementation pursuant to this clause (f); or

(g) for any Collateral Obligation (other than a Recurring Revenue Loan), the Interest Coverage Ratio related to such Collateral Obligation (x) decreases by 15% (or any subsequent decrease of an additional 15%) compared to the Interest Coverage Ratio as of the later of the Approval Date or the last Evaluation Event date with respect to such Collateral Obligation, as applicable, and (y) such ratio is below 1.5x; or

(h) for any Recurring Revenue Loan, the Debt-to-Recurring Revenue Ratio related to such Collateral Obligation increases by 0.30x (or any subsequent increase of an additional 0.30x) compared to the Debt-to-Recurring Revenue Ratio as of the later of the Approval Date or the last Evaluation Event date with respect to such Collateral Obligation, as applicable.

“Event of Default” means any of the events described in Section 13.1.

“Excess Concentration Amount” means, during the Revolving Period, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts, in each case, as applicable to each individual Collateral Obligation (unless otherwise waived by the Agent in its sole discretion on the applicable Approval Notice):

(a) the excess, if any and without duplication, of the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Deemed Second Lien Loans and Second Lien Loans over 20.0% of the Excess Concentration Measure;

(b) the excess, if any, of the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5.0% of the Excess Concentration Measure; provided, that (x) with respect to any two Obligors that represent Collateral Obligation Amounts with respect to all Eligible Collateral Obligations in excess of all other single Obligors, the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of each of such Obligors may be up to 10.0% of the Excess Concentration Measure, (y) with respect to any four Obligors that represent Collateral Obligation Amounts with respect to all Eligible Collateral Obligations in excess of all other single Obligors (other than the Obligor described in clause (x)), the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of each of such Obligors may be up to 8.0% of the Excess Concentration Measure and (z) with respect to any six Obligors that represent Collateral Obligation Amounts with respect to all Eligible Collateral Obligations in excess of all other single Obligors (other than the Obligor described in clauses (x) and (y)), the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of each of such Obligors may be up to 7.0% of the Excess Concentration Measure;

(c) the excess, if any, of the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations in any single Moody’s Industry Classification (other than the “Corp-Energy: Oil & Gas” Moody’s Industry Classification) other than a Moody’s Industry Classification described in the following proviso over 15% of the Excess Concentration Measure; provided, that (x) the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of Obligors in the largest Moody’s Industry Classification (other than the “Corp-Energy: Oil & Gas” Moody’s Industry Classification) may be up to 30% of the Excess Concentration Measure, (y) the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are obligations of Obligors in the second largest Moody’s Industry Classification (other than the “Corp-Energy: Oil & Gas” Moody’s Industry Classification) other than the Moody’s Industry Classification specified in clause (x) may be up to 20% of the Excess Concentration Measure and (z) the Moody’s Industry Classification of Corp-Energy: Oil & Gas may be up to 10% of the Excess Concentration Measure;

(d) the excess, if any, of the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Fixed Rate Collateral Obligations over 10.0% of the Excess Concentration Measure;

(e) the excess, if any and without duplication, of the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Specified Loans over 50.0% of the Excess Concentration Measure; provided that the Agent in its sole discretion may waive this clause (e);

(f) the excess, if any and without duplication of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations, which have an Obligor organized in a country other than the United States over 10.0% of the Excess Concentration Measure;

(g) the excess, if any, of the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Deferrable Collateral Obligations over 10.0% of the Excess Concentration Measure;

(h) the excess, if any, of the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Variable Funding Assets over 15.0% of the Excess Concentration Measure;

(i) the excess, if any and without duplication of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are denominated in a currency other than Dollars over 10.0% of the Excess Concentration Measure; and

(j) the excess, if any and without duplication, of the sum of the Collateral Obligation Amounts with respect to all Eligible Collateral Obligations that are Recurring Revenue Loans over 20.0% of the Excess Concentration Measure.

“Excess Concentration Measure” means (a) prior to the end of the Ramp-up Period, the Target Portfolio Amount, and (b) after the Ramp-up Period, the sum of (w) the Aggregate Eligible Collateral Obligation Amount, (x) all Principal Collections on deposit in the Principal Collection Account, (y) all amounts on deposit in the Unfunded Exposure Account and (z) plus any unused portion of the Commitments.

“Excess Funds” as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination, (ii) the principal of and interest on all of its loans outstanding on such date of such determination and (iii) and other amounts in accordance with its commercial paper notes and applicable transaction documents.

“Excluded Amounts” means (i) any amount received in the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) any amount deposited into the Collection Account in error or (vi) payments by the Obligors of indemnification obligations and reimbursements for actually incurred out-of-pocket expenses, in each case that are not received in lieu of principal, interest or fees owed under the related Underlying Instruments.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Collateral Manager or the Equityholder, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President of such Person or any other Person included on the incumbency of the Borrower, Collateral Manager or Equityholder, as applicable, delivered hereunder and, with respect to any other Person, the President, Chief Financial Officer, Executive Vice President or any Vice President.

“Extension Request” has the meaning set forth in Section 2.6.

“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

“Facility Amount” means $625,000,000.

“Facility Termination Date” means the earlier of (i) ~~July 29, 2024~~March 16, 2026 and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to, any intergovernmental agreement, treaty or convention among Official Bodies and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the ~~Federal Reserve Bank of New York~~NYFRB, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“FILO Loan” means a commercial loan that (x) would have constituted a First Lien Loan but for the fact that, at any time prior to and/or after an event of default under the related loan agreement of such loan, will be paid after one or more tranches of First Out Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments and (y) the total size of First Out Loans repayable ahead of the FILO Loan shall be less than 25% of the sum of the sizes of such First Out Loans and such FILO Loan.

“First Lien Loan” means any commercial loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body) (iii) the Collateral Manager determines in good faith that the value of the collateral for such loan or the enterprise value securing the loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral and (iv) has subordinated debt (below the first lien position) and the principal amount of such subordinated debt is at least 15% of the total principal amount of the outstanding debt of the Obligor.

“First Out Loan” means any First Lien Loan that, in any bankruptcy, reorganization, arrangement, insolvency, moratorium, post-event of default scenario or liquidation proceedings, is senior in right of payment to (and documented under the same Underlying Instruments as) a FILO Loan to the same Obligor.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~USD LIBOR~~Term SOFR. For the avoidance of doubt, the Floor for Term SOFR shall be zero.

“Foreign Currency Loan Amount” means, on any Measurement Date, the sum of (a) the equivalent in Dollars of the aggregate principal amount of all Loans denominated in Euros outstanding on such date, as determined by the Collateral Manager using the Applicable Conversion Rate plus (b) the equivalent in Dollars of the aggregate principal amount of all Loans denominated in GBPs outstanding on such date, as determined by the Collateral Manager using the Applicable Conversion Rate plus (c) the equivalent in Dollars of the aggregate principal amount of all Loans denominated in CADs outstanding on such date, as determined by the Collateral Manager using the Applicable Conversion Rate, in each case after giving effect to all repayments of Loans and the making of new Loans on such date.

“Foreign Currency Reserve Amount” means, (i) the sum of (a) the equivalent in Dollars of the aggregate Collateral Obligation Amount of all Eligible Collateral Obligations denominated in Euros included in the Collateral on such date, as determined by the Collateral Manager using the Applicable Conversion Rate plus (b) the equivalent in Dollars of the aggregate Collateral Obligation Amount of all Eligible Collateral Obligations denominated in GBPs included in the Collateral on such date, as determined by the Collateral Manager using the Applicable Conversion Rate, plus (c) the equivalent in Dollars of the aggregate Collateral Obligation Amount of all Eligible Collateral Obligations denominated in CADs included in the Collateral on such date, as determined by the Collateral Manager using the Applicable Conversion Rate, multiplied by (ii) 1.00 minus the weighted average Advance Rate of such Eligible Collateral Obligations, multiplied by (iii) the Foreign Currency Reserve Percentage.

“Foreign Currency Reserve Percentage” means 10%.

“Foreign Currency Sublimit” means, on any date of determination, an amount equal to the product of (i) 10% multiplied by (ii) the then-current Facility Amount on such date.

“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Fronting Exposure” means, at any time there is a Defaulting Lender with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or interest owing to such Lender, (d) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender, excluding in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during an Event of Default or a result of a waiver of an Event of Default, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.4(a), Section 8.3, or Section 17.2 or any related definitions or provisions in a manner that would alter the effect of such Sections, (g) modify the definition of the “Required Lenders” or “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) modify the definition of the terms “Advance Rate”, “Borrowing Base”, “Eligible Collateral Obligation”, “Eligible Jurisdiction”, “Excess Concentration Amount”, “Facility Termination Date”, “First Lien Loan”, “Second Lien Loan”, “Deemed Second Lien Loan”, “Unitranche Loan”, “FILO Loan”, or “Fundamental Amendment”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, (i) extend the Revolving Period, (j) modify the form or details of the Monthly Report in a manner that materially reduces the reporting requirements, or (k) agree to the direct or indirect subordination of the security interest in and lien upon the Collateral that is granted by the Borrower in accordance with this Agreement.

“Funding Date” means any Loan Date or any Reinvestment Date, as applicable.

“FX Evaluation Date” means (a) each Funding Date, (b) each Determination Date and (c) the date on which any Event of Default occurs.

“FX Reallocation Notice” has the meaning set forth in Section 2.2(d)(ii).

“GBP” means the lawful currency for the time being of the United Kingdom.

“GBP Loan” means each Loan made in GBP.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) Société Générale and its Affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Agent, and (y) has a long-term unsecured debt rating of not less than “A” by S&P, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.

“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”

“Increased Costs” means collectively, any increased cost, loss or liability owing to the Agent and/or any other Affected Person under Article V of this Agreement.

“Indebtedness” means, with respect to any Person, at any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt of others guaranteed by such Person and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss other than any unfunded commitments of the Borrower with respect to Variable Funding Assets. Notwithstanding the foregoing, “Indebtedness” does not include indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to the Borrower and (ii) would not represent a claim against the Borrower in a bankruptcy, insolvency or liquidation proceeding of the Borrower, in each case in excess of the amount sold or purportedly sold.

“Indemnified Amounts” has the meaning set forth in Section 16.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 16.1.

“Independent Accountants” means a firm of nationally recognized independent certified public accountants.

“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Citadel SPV LLC, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Global Securitization Services, LLC, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by the Required Lenders, in each case that is not an Affiliate of the Borrower and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has not been for a period of five years prior to serving as an Independent Manager, and will not while serving as Independent Manager be, any of the following:

(a) a member, partner, equityholder, manager, director, officer or employee of the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than as an Independent Manager of the Borrower or an Affiliate of the Borrower that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);

(b) a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to the Borrower, the Equityholder or any of their respective Affiliates in the ordinary course of its business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

“Information Package” means, with respect to each Eligible Collateral Obligation, the following information to the extent available and not subject to any confidentiality restrictions that would prevent the Borrower or Collateral Manager from sharing such information: (i) legal Borrower name, detailed legal term-sheet and up to date legal documentation; (ii) most recent due diligence reports (including domicile of Obligor); (iii) most recent Collateral Manager investment committee memo; (iv) most recent two years of detailed audited financials of the related Obligor; (v) most recent company forecast with capital expenditure plans; (vi) most recent shareholding pattern and details of management team, (vii) details of outstanding banking facilities and debt maturity schedule and (viii) such other information reasonably available to the Collateral Manager as the Agent may reasonably request.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” has the meaning given such term in the UCC.

“Interest” means, with respect to any period, the daily interest accrued on Loans during such period as provided for in ARTICLE III.

“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections received by the Borrower in its capacity as lender and attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any commitment, ticking, upfront, underwriting, origination or amendment fees received in respect of any Collateral Obligation (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time), (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate cap transaction and (iv) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests.

“Interest Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 11756574-S4 together with its related deposit account as defined in Section 9-102 of the UCC, which is created and maintained on the books and records of the Intermediary entitled “Interest Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Interest Coverage Ratio” means respect to any Collateral Obligation for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Base Rate for such Accrual Period and such Lender.

“Intermediary” means State Street Bank and Trust Company in its capacity as Securities Intermediary and depository bank.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Lender” means each Conduit Lender, each Committed Lender, each Uncommitted Lender, each Revolving Lender, each Multicurrency Lender, each Dollar Lender, the Swingline Lender and each Term Lender, as the context may require.

“Lender Agent” has the meaning set forth in the Preamble.

“Lender Group” means each Lender and related Lender Agent from time to time party hereto.

~~“LIBOR Rate” shall mean, with respect to any Accrual Period, the greater of (a) 0.0% and (b) the rate per annum shown by the BLOOMBERG PROFESSIONAL Service as the ICE Benchmark Administration Limited London interbank offered rate for deposits for the applicable Eligible Currency for a period equal to such Accrual Period as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period or Funding Date (as applicable); provided, that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which deposits for the applicable Eligible Currency for a period equal to such Accrual Period are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such Accrual Period or Funding Date (as applicable) (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits for the applicable Eligible Currency are offered by the principal office of the Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Accrual Period or Funding Date (as applicable) for delivery on such first day and for a period equal to such Accrual Period or Funding Date (as applicable) (or with respect to any Loan disbursed during such Accrual Period or Funding Date (as applicable), two Business Days prior to the day such Loan was disbursed).~~

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Liquidity” means with respect to any Recurring Revenue Loan for any Relevant Test Period, either (1) the amount of (i) Unrestricted Cash and cash equivalents plus (ii) any unfunded revolving commitments for which such Obligor can satisfy the conditions to draw any such amounts or (2) upon the request of the Borrower and approved in writing by the Agent (which may be approved via email), the meaning of “Liquidity” or any comparable definition in the applicable Underlying Instruments.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Bank agrees to make purchases from or advances to, or purchase assets from, any Conduit Lender in order to provide liquidity support for such Conduit Lender’s Loans hereunder.

“Liquidity Bank” means the Person or Persons who provide liquidity support to any Conduit Lender pursuant to a Liquidity Agreement in connection with the issuance by such Conduit Lender of commercial paper notes.

“Loan” means a Revolving Loan, a Swingline Loan or a Term Loan.

“Loan Date” has the meaning set forth in Section 2.1(a).

“Loan Request” has the meaning set forth in Section 2.2(a).

“Lookback Period” means five (5) RFR Banking Days.

“Majority Lenders” means, at any time, Required Lenders.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Collateral Manager; (b) the ability of the Borrower, the Collateral Manager or the Retention Holder to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in this Agreement taken as a whole.

“Material Modification” means (a) any amendment, waiver or modification of or supplement to any Eligible Collateral Obligation entered into after the Cut-Off Date which:

(i) reduces or forgives any or all of the principal amount due under such Collateral Obligation;

(ii) delays or extends the stated maturity date for such Collateral Obligation (which must not be subject to an ongoing Evaluation Event) by more than 90 days past the maturity date as set forth on the Cut-Off Date for such Collateral Obligation, or extends or delays the amortization schedule of such Collateral Obligation;

(iii) increases the advance rate for such Collateral Obligation by more than 10% (including any subsequent increase of an additional 10%);

(iv) waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than with respect to a Collateral Obligation that is a Deferrable Collateral Obligation as of the Cut-Off Date), or, only with respect to the Collateral Obligation the related Obligor of which is in financial distress (as determined in the reasonable discretion of the Agent in consultation with the Borrower), reduces the spread or coupon with respect to such Collateral Obligation;

(v) substitutes, alters or releases the underlying collateral securing such Collateral Obligation and any such substitution, alteration or release, as determined in the reasonable discretion of the Agent, materially and adversely affects the value of such Eligible Collateral Obligation; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the related Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds; or

(b) the Borrower shall promptly notify the Agent of the occurrence any other amendment, waiver, modification or supplement with respect to a particular Eligible Collateral Obligation. Upon such notification by the Borrower, the Agent shall determine whether the amendment, waiver, modification or supplement is material and adverse to the interests of the Lender. Such amendment, waiver, modification or supplement shall be a Material Modification if the Agent provides written notice to the Borrower within ten (10) Business Days of the Borrower’s original notice of the amendment, waiver, modification or supplement;

provided that, for the avoidance of doubt, “Material Modification” shall not include any change to the base rate in respect of a Collateral Obligation from LIBOR, SOFR or SONIA to an alternative rate, including any applicable spread or payment frequency adjustments thereto that in the Collateral Manager’s commercially reasonable judgment is consistent with the successor for LIBOR, SOFR or SONIA.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Collateral Manager has actual knowledge of the occurrence of any Evaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; and (vii) the date of any Optional Sale.

“Minimum Commitment Usage” means, as of any date of determination, the product of (i) the total Commitments as of such date and (ii) (x) during the period from the nine-month anniversary of the Effective Date to the last day of the Revolving Period, 75.0% and (y) otherwise, 0%.

“Monthly Report” means a report prepared by the Collateral Agent, on behalf of the Borrower, substantially in the form of Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in the Moody’s Global Approach to Rating Collateralized Loan Obligations dated February 27, 2014, Appendix 7, as identified on Schedule 2 hereto (with the determination of an industry classification for a particular Collateral Obligation being determined in accordance with the classifications therein or as otherwise agreed by the Agent), as such industry classifications shall be updated at the option of the Agent in its sole discretion if Moody’s publishes revised industry classifications and the application of such revised industry classifications to this facility is necessary to avoid an increased regulatory capital charge for the Agent or its Affiliates that are Lenders hereunder.

“Multicurrency Lender” means the Persons executing this Agreement (or an assignment hereof in accordance with Article XV) in the capacity of a “Multicurrency Lender”.

“Multicurrency Loan” means each Loan made in Euros, GBPs, CADs or Dollars.

“Note” means a promissory grid note, in the applicable form of Exhibit A, made payable to the order of a Lender Agent on behalf of the related Lenders or made payable to the order of the Swingline Lender.

“Note Agent” has the meaning set forth in Section 14.1.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian, the Agent or any other Affected Person or Indemnitee arising under or in connection with this Agreement, the Notes and each other Transaction Document.

“Obligor” means any Person that owes payments under any loan and, solely for purposes of calculating the Excess Concentration Amount pursuant to clause (b) or (c) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor; provided that for purposes of this definition, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or common control by, a common financial sponsor.

“Officer’s Certificate” means a certificate signed by an Executive Officer.

“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Operating Lease Implementation” means the implementation by an Obligor of IFRS 16/ASC 842.

“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Agent.

“Optional Sale” has the meaning set forth in Section 7.10.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Loan Amount” means, as of any date of determination, an amount equal to the aggregate principal balance of all Loans outstanding under this Agreement.

“Pandemic” means the COVID-19 pandemic starting in December 2019 and occurring through 2020 ~~and~~, 2021 and 2022.

“Participant” has the meaning set forth in Section 15.5.

“Participant Register” has the meaning set forth in Section 15.5.

“Participation Interest” means a participation interest in a loan, debt obligation or other obligation that satisfies each of the following criteria: (i) such loan would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender in respect of such loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition (or, in the case of a participation in a Revolving Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation, (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants and (viii) the Borrower has owned such participation without elevating it to a full assignment for not more than 60 days. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Permitted Investment” means, at any time:

(a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, or Agent or any Lender Agent thereof acting in its commercial capacity); provided, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

(c) commercial paper that (i) is payable in an Eligible Currency and (ii) is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s; or

(d) shares or other securities of non-United States registered money market funds which funds have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” by Standard & Poor’s.

Permitted Investments may be purchased by or through the Collateral Agent or any of its Affiliates. All Permitted Investments shall be held in the name of the Securities Intermediary. No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its Standard & Poor’s rating. Any such investment may be made or acquired from or through the Collateral Agent or the Agent or any of their respective affiliates, or any entity for whom the Collateral Agent or the Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition).

“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with Appropriate Accounting Principles, (iii) as to Related Security (1) the Lien in favor of the Borrower herein and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments or that are otherwise reasonable or customary for loans similar to such Collateral Obligation, (iv) as to agented loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor, (v) Liens arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith (v) as to any Account, customary Liens in favor of the Securities Intermediary to the extent permitted in the Account Control Agreement.

“Permitted RIC Distribution” means distributions on any Distribution Date to the Equityholder (from the Collection Account or otherwise) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Permitted Securitization” means any securitization in a capital market transaction or private placement offering wherein Société Générale or an Affiliate thereof acts as the primary arranger in which the Borrower sells substantially all of the Collateral pledged hereunder, directly or indirectly, to a special purpose vehicle or an Affiliate of the Borrower or the Collateral Manager or any other affiliated entity that issues or arranges for the issuance of asset-backed debt obligations (whether in the form of notes or revolving and/or term loans) collateralized, in whole or in part, by such Collateral.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Primary Collateral Manager Fee” means the senior fee payable to the Collateral Manager or successor collateral manager (as applicable) in accordance with the terms hereof on each Distribution Date in arrears in respect of each Collection Period for services rendered during the related Collection Period, which fee shall be equal to the product of (a) the Primary Collateral Manager Fee Percentage per annum, (b) the average of the values of (x) the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period and (y) the cash representing Principal Collections on such days and (c) the actual number of days in such Collection Period divided by 360.

“Primary Collateral Manager Fee Percentage” means 1.00%.

“Principal Allocation Formula” means, with respect to a prepayment of the Loans as specifically set forth herein, to each of the Revolving Loans and Term Loans in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this definition); provided, in each case, that if the Principal Allocation Formula would result in the allocation of a payment of principal to the Revolving Loans in excess of the aggregate outstanding principal amount thereof, then the amount of such excess shall be deposited into the Collection Account.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, (a) if such Collateral Obligation is denominated and payable in Dollars, the product of (i) the outstanding principal balance of such Collateral Obligation and (ii) the Purchase Price, and (b) if such Collateral Obligation is denominated and payable in any Eligible Currency other than Dollars, the product of (i) the equivalent in Dollars (as determined by the Collateral Manager using the Applicable Conversion Rate) of the outstanding principal balance of such Collateral Obligation and (ii) the Purchase Price, in each case exclusive of (A) any deferred or capitalized interest on any Deferrable Collateral Obligation and (B) any unfunded amounts with respect to any Variable Funding Asset; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided, further, that the “Principal Balance” of any Variable Funding Asset as of any date shall be equal to the outstanding principal balance thereof plus amounts on deposit in respect thereof in the Unfunded Exposure Account. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collections” means (x) any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral, (ii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate swap or index rate swap transaction and (iv) all Repurchase Amounts, in each case other than Retained Interests and (y) the proceeds of Loans which have not been used to settle pending acquisitions of Eligible Collateral Obligations within ten (10) Business Days of the related Funding Date and deposits by the Equityholder pursuant to Section 8.1(d).

“Principal Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 11756574-S3 together with its related deposit account as defined in Section 9-102 of the UCC, which is created and maintained on the books and records of the Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a) hereof and the Account Control Agreement.

“Principal Sharing Percentage” means, with respect to any payment of principal of the Loans that is to be allocated according to the Principal Allocation Formula, a fraction, expressed as a percentage:

(a) the numerator of which is:

(i) the aggregate principal amount of the Term Loans or Revolving Loans, as applicable, outstanding on such date; and

(b) the denominator of which is the sum of:

(i) the aggregate principal amount of the Term Loans outstanding on such date; and

(ii) the aggregate principal amount of the Revolving Loans outstanding on such date.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Pro Rata Share” means, with respect to a Lender, subject to Section 2.11(a)(ii), the percentage obtained by dividing the Commitment of such Lender (as determined pursuant to the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined pursuant to the definition of Commitment).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Published Rate Replacement Event” means, in relation to SONIA:

(a) the methodology, formula or other means of determining SONIA has, in the opinion of the Required Lenders and the Borrower, materially changed;

(b) the administrator of that SONIA or its supervisor publicly announces that such administrator is insolvent; or information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that SONIA is insolvent; provided that, in each case, at that time, there is no successor administrator to continue to provide that SONIA;

(c) the administrator of that SONIA publicly announces that it has ceased or will cease, to provide that SONIA permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that SONIA;

(d) the supervisor of the administrator of that SONIA publicly announces that such SONIA has been or will be permanently or indefinitely discontinued;

(e) the administrator of that SONIA or its supervisor announces that that SONIA may no longer be used;

(f) the supervisor of the administrator of SONIA makes a public announcement or publishes information stating that that SONIA is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor);

(g) the administrator of SONIA (or the administrator of an interest rate which is a constituent element of SONIA) determines that SONIA should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Required Lenders and the Borrower) temporary; or

(ii) SONIA is calculated in accordance with any such policy or arrangement for a period no less than one month; or

(h) in the opinion of the Required Lenders and the Borrower, SONIA is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Purchase Price” means, as of any date of determination, (a) with respect to any Collateral Obligation acquired by the Borrower in connection with its primary origination for a purchase price (as a percentage of par) equal to or greater than 97%, 100%, and (b) with respect to any other Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation expressed as a percentage of par.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 17.23.

“Ramp-up Period” means the period from and including the Effective Date to the earlier of (i) the first date on which the sum of the Principal Balances of all Eligible Collateral Obligations equals or is greater than the Target Portfolio Amount and (ii) the nine-month anniversary of the Effective Date.

“Rating Agencies” means Standard & Poor’s, DBRS Morningstar, Moody’s and any other rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by any Conduit Lender.

“Recipient” means (a) the Agent, (b) any Lender Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Collateral Manager with respect to such Collateral Obligation or Obligors.

“Recurring Revenue” means the definition of annualized recurring revenue used in the Underlying Instruments for each such Eligible Collateral Obligation, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Collateral Obligation or if there is no such term in the Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Collateral Manager (including, without limitation, software as a service subscription revenue), of the related obligor and any of its parents or subsidiaries that are obligated with respect to such Eligible Collateral Obligation pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP).

“Recurring Revenue Loan” means a First Lien Loan that (i) is underwritten to Recurring Revenue, (ii) requires the Obligor to comply with a maximum Recurring Revenue Multiple or minimum Recurring Revenue financial covenant, (iii) at the time of origination of the Loan, does not include and would not customarily be expected to include (as determined by the Collateral Manager) a financial covenant based on “debt to EBITDA”, “debt to EBIT” or a similar multiple of debt to operating cash flow and (iv) is not subordinate to a working capital loan.

“Recurring Revenue Multiple” means either (a) the meaning of “Recurring Revenue Multiple” or comparable definition set forth in the Underlying Instrument for such Recurring Revenue Loan, or (b) in the case of any Recurring Revenue Loan with respect to which the related Underlying Instrument does not include a definition of “Recurring Revenue Multiple” or comparable definition, an amount equal to the difference of “total indebtedness” (as defined in the Underlying Instruments or comparable definition thereof, including such Eligible Collateral Obligation) less unencumbered cash and cash equivalents divided by Recurring Revenue.

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Agent in its reasonable discretion.~~

“Reinvestment” has the meaning given in Section 8.3(b).

“Reinvestment Date” has the meaning given in Section 8.3(b).

“Reinvestment Request” has the meaning given in Section 8.3(b).

“Related Collateral Obligation” means any Collateral Obligation where the Equityholder or any Subsidiary of the Equityholder owns a Variable Funding Asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by the Equityholder or any such Subsidiary to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to each Collateral Obligation:

(a) any Related Property securing a Collateral Obligation, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Loan Date and all liquidation proceeds thereof;

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Collateral Obligation and any of the foregoing;

(d) any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Obligation, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e) all Records with respect to such Collateral Obligation and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

~~“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.~~

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Test Period” means with respect to any Collateral Obligation, the relevant test period for the calculation of Senior Net Leverage Ratio, Total Net Leverage Ratio, Interest Coverage Ratio or EBITDA as applicable, for such Collateral Obligation in accordance with the related Underlying Instruments or, if no such period is provided for therein, each period of the last four (4) consecutive fiscal quarters of the principal Obligor on such Collateral Obligation for which financial statements were required to have been delivered under the related Underlying Instruments; provided that with respect to any Collateral Obligation for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the fourth (4th) fiscal quarter from the date of formation, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such Obligor.

“Replacement Hedging Agreement” means one or more Hedging Agreements, which in combination with all other Hedging Agreements then in effect, after giving effect to any planned cancellations of any presently outstanding Hedging Agreements satisfy the Borrower’s covenant contained in Section 10.6, of this Agreement to maintain Hedging Agreements.

“Replacement Reference Rate” means a reference rate which is:

(a) formally designated, nominated or recommended as the replacement for SONIA by:

(i) the administrator of SONIA (provided that the market or economic reality that such reference rate measures is the same as that measured by SONIA); or

(ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (i) above;

(b) in the opinion of the Required Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a SONIA; or

(c) in the opinion of the Required Lenders and the Borrower, an appropriate successor to a SONIA.

“Reporting Date” means the 20th calendar day of each calendar month, or if such date is not a Business Day, the next succeeding Business Day.

“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 7.11 as of any time of determination, the sum of (i) an amount equal to the cumulative purchase price paid by the Borrower for such Collateral Obligation (excluding purchased accrued interest and original issue discount) less all payments of principal received in connection with such Collateral Obligation since the date it was added to the Collateral, (ii) any accrued and unpaid interest thereon since the last Distribution Date, and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.

“Repurchased Collateral Obligation” means, with respect to any Collection Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower, on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.

“Requested Conversion Portion” has the meaning assigned to such term in Section 2.4(c).

“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Collateral Manager.

“Required Lenders” means the Lender or Lenders (other than the Defaulting Lenders) holding, collectively, more than 50% of the aggregate Undrawn Commitments and aggregate principal amount of all of the Loans outstanding at such time; provided that (i) at any time when two or more such Lenders are party to this Agreement, at least two Lenders with combined Undrawn Commitments and aggregate principal amount of all of the Loans outstanding at such time greater than 50%, shall be required to constitute “Required Lenders” and (ii) for purposes of any voting or consent provisions hereunder, if such provisions only impact the Revolving Lenders or the Term Lenders, as applicable, subject to clause (i) above, such threshold shall be greater than 50% and shall only be measured by the Revolving Commitments or the Term Commitments, as applicable, or aggregate principal amount of all Revolving Loans or Term Loans, as applicable, outstanding at such time.

“Resignation Effective Date” has the meaning set forth in Section 14.8.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s or authorized signatory’s knowledge of familiarity with the particular subject and with respect to the Collateral Agent, Collateral Custodian or Securities Intermediary, a director, vice president, assistant vice president, senior trust officer or trust officer within the Corporate Trust Office and any officer to whom a corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Retention Holder” means Owl Rock Capital Corporation III, and any successor thereto, as permitted by the Retention Requirements.

“Retention Letter” means a letter relating to the retention of net economic interest in substantially the form of Exhibit J hereto (relating to the Retention Requirements), from the Retention Holder and addressed to the Borrower, the Agent and the Lenders on the Effective Date and for the benefit of any future Lender, which shall include such letter entered into as of the Effective Date and each letter amending, restating, replacing, supplementing, updating or otherwise modifying such letter.

“Retention Requirements” means the EU Retention Requirements and the UK Retention Requirements.

“Revenue Recognition Implementation” means the implementation by an Obligor of IFRS 15/ASC 606.

“Revised Advance Rate” means, as of any date of determination, the product of (1) the Advance Rate applicable to such Collateral Obligation as of the related Cut-Off Date and (2) the Advance Rate Adjustment Factor; provided that, if the Total Net Leverage Ratio for such Collateral Obligation as of the Relevant Test Period most recently ended prior to such date of determination is greater than or equal to 7.5x, the Revised Advance Rate shall be determined by the Agent, in its sole discretion; provided, further, at the election of the Borrower, the Revised Advance Rate shall be determined by the Valuation Dispute Resolution Process.

“Revolving Collateral Obligation” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation; provided that any such asset will cease to be a Revolving Collateral Obligation once all commitments by the Equityholder or any such Subsidiary to make advances or fund such Revolving Collateral Obligation to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Revolving Commitment” means, for each Revolving Lender, (a) prior to the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, the commitment of such Revolving Lender to make Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Revolving Lender’s name on Annex B or pursuant to the assignment executed by such Revolving Lender and its assignee(s) and delivered pursuant to Article XV (as such Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Revolving Lender’s pro rata share of all Loans outstanding.

“Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto in respect of the Revolving Loans and, in each case, their respective successors.

“Revolving Loans” has the meaning assigned to such term in Section 2.1.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) ~~July 29, 2022~~March 15, 2024 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Lender Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default.

“RFR Banking Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

“S&P” means S&P Global Ratings (or its successors in interest).

“S&P Industry Classification” means industry classifications set forth in Schedule IV hereto, as such industry classifications shall be updated with the consent of the Borrower, the Agent and the Required Lenders if S&P publishes revised industry classifications.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctions” means any economic or financial sanctions or trade embargoes (or similar measures) imposed, administered or enforced from time to time by (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any member state thereof, or (d) Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Person” means any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) owned or controlled directly or indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized or operating under the laws of, or a citizen or resident of, any country or territory that is subject to any comprehensive territory-wide Sanctions.

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

“Second Lien Loan” means a commercial loan that (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a First Lien Loan of such Obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Borrower, as certified to the Agent in writing) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Intermediary, each Lender, the Agent, each Lender Agent, each other Affected Person, Indemnitee and Hedge Counterparty and their respective permitted successors and assigns.

“Securities Intermediary” means State Street Bank and Trust Company, or any subsequent institution acceptable to the Agent at which the Accounts are kept.

“Securitisation Regulation” means the EU Securitisation Regulation and the UK Securitisation Regulation.

“Selling Institution” means Owl Rock Capital Corporation III.

“Senior Net Leverage Ratio” means respect to any Collateral Obligation for any Relevant Test Period, either (a) the meaning of “Senior Net Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Senior Net Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Collateral Obligation) of the applicable

Obligor as of the date of determination minus the unrestricted cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Similar Law” means any federal, state or local law, regulation or other legal constraint that is materially similar to the fiduciary and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

“SOFR” means~~, with respect to any Business Day , a rate per annum equal to~~ the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.~~.

“SOFR Administrator” means the ~~Federal Reserve Bank of New York~~NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the ~~Federal Reserve Bank of New York~~SOFR Administrator, currently at ~~http://www.newyorkfed.org~~http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA” means SONIA (GBP overnight index average) reference rate displayed on the relevant screen of any authorized distributor of that reference rate.

“SONIA Rate” means, in relation to any RFR Banking Day during the Accrual Period of a GBP Loan, the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day. If the calculation of a SONIA Rate results in a rate of less than zero (0), such SONIA Rate shall be deemed to be zero (0) for all purposes of the Transaction Documents.

“Specified Borrowing Base Breach” means an event that shall occur if each of the following conditions are satisfied: (a) the aggregate principal amount of all Loans outstanding hereunder exceeds the Borrowing Base by an amount (calculated as a percentage) equal to or less than the Specified Borrowing Base Breach Percentage, (b) the aggregate principal amount of all Loans outstanding hereunder would not exceed the Borrowing Base if changes to the Borrowing Base resulting from the following are disregarded: (i) any amendment to the Discount Factor and/or Advance Rate of one or more Collateral Obligations by the Agent pursuant to Section 2.7 (other than an amendment to the Discount Factor as a result of a Collateral Obligation becoming a Defaulted Collateral Obligation) or (ii) any increase in the Excess Concentration Amount not caused by the purchase or sale of a Collateral Obligation and (c) a default as to the payment of principal and/or interest is not continuing with respect to more than two Eligible Collateral Obligations included in the Collateral on such date of determination.

“Specified Borrowing Base Breach Percentage” means 7.5%; provided, that if a Specified Borrowing Base Breach has occurred and is continuing for ninety (90) consecutive days, the Specified Borrowing Base Breach Percentage shall be 3.75% from the end of such 90-day period until the earlier to occur of (x) an additional 90 consecutive days and (y) the second consecutive Distribution Date after the occurrence of such Specified Borrowing Base Breach; provided, further, that, after the Effective Date, if the Collateral Obligation Amount of the Eligible Collateral Obligations that have been subject to an Evaluation Event for which the Agent has modified the Advance Rate and/or Discount Factor in accordance with Section 2.7 is greater than 25% of the Excess Concentration Measure at such time, the Specified Borrowing Base Breach Percentage shall be 0%.

“Specified Loan” means, either (a) a commercial loan (other than a Recurring Revenue Loan or Second Lien Loan) that is senior and secured by a pledge of collateral of the obligor and has a Total Net Leverage Ratio greater than 6.0x or Effective LTV greater than 60% as of the Relevant Test Period most recently ended prior to the related Cut-Off Date, or (b) a FILO Loan.

“Standard & Poor’s” means S&P Global Ratings and any successor thereto.

“Structured Finance Obligation” means any obligation owing or issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable; provided that a Person whose Equity Securities were acquired by the Borrower or the Equityholder, as the case may be, in a workout or restructuring of a Collateral Obligation shall not be deemed to be a “Subsidiary” for purposes of this Agreement.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Supported QFC” has the meaning set forth in Section 17.23.

“Swap Contracts” means, as to any Person, all payment and collateralization obligations of such Person in respect of (a) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”), any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.1, and all such swingline loans collectively as the context requires. For the avoidance of doubt, unless otherwise specified a Swingline Loan shall constitute a Loan hereunder.

“Swingline Commitment” means the commitment of the Swingline Lender to fund Swingline Loans, subject to the terms and conditions herein, in an amount equal to $100,000,000 (without regard to any future reimbursement of Swingline Loans by the Lenders), as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender, in its capacity as a Lender Agent hereunder, and is not in addition thereto. The total Commitment, including the Swingline Commitment, of the Swingline Lender shall never be greater than $200,000,000.

“Swingline Lender” has the meaning set forth in the Preamble.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swingline Refund Date” has the meaning specified in Section 2.12.

“Target Portfolio Amount” means $1,045,000,000.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans to the Borrower on the Effective Date, pursuant to an Assignment Agreement or on any Conversion Date in the amount of the total Term Loans as set forth on Annex B, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement; provided that any reduction of a Term Loan shall result in a dollar for dollar reduction of the applicable Term Commitment.

“Term Lender” means each Person that is listed as a “Term Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto pursuant to this Agreement in respect of a Term Loan, any Person that shall have converted all or a portion of its Revolving Loans into Term Loans pursuant to Section 2.4(c) of this Agreement and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto.

“Term Loan” has the meaning assigned to such term in Section 2.1(b).

“Term SOFR” means, with respect to any Term SOFR Loan and for any tenor comparable to the applicable Accrual Period, the greater of (a) 0.0% and (b) the Term SOFR Reference Rate at approximately 5:00 a.m. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such Accrual Period (such day, a “Term SOFR Determination Day”), as such rate is published by the CME Term SOFR Administrator. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and the Term SOFR Reference Rate does not otherwise cease to exist, then the Term SOFR for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means, for any ~~applicable Corresponding Tenor as of~~day and any time, with respect to any Term SOFR Loan and for any tenor comparable to the applicable ~~Reference Time,~~Accrual Period, the rate per annum determined by the Agent as the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Third Amendment” means the Amendment No. 3 to this Agreement, dated as of March 16, 2022.

“Total Net Leverage Ratio” means respect to any Collateral Obligation for any Relevant Test Period either (a) the meaning of “Total Net Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Collateral Obligation, or (b) in the case of any Collateral Obligation with respect to which the related Underlying Instruments do not include a definition of “Total Net Leverage Ratio” or comparable definition, the ratio of (i) Indebtedness (including, without limitation, such Collateral Obligation) of the applicable Obligor as of the date of determination minus the unrestricted cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the Underlying Instruments.

“Total Term Commitment” means, as of any date of determination, the aggregate amount of the Term Commitments on such date, which as of the Effective Date is $0.

“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent Fee Letter, the Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, the Retention Letter and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered by the Borrower or the Collateral Manager in connection with this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“UK Financial Institution” means any BRRD Undertakings (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Retention Requirements” means Article 6 of the UK Securitisation Regulation (together with any technical standards and any guidance relating thereto as may be published by the UK Financial Conduct Authority and/or the UK Prudential Regulation Authority, in each case as of the Effective Date).

“UK Securitisation Regulation” means the EU Securitisation Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as in force as of the Effective Date.

“UK Resolutions Authority” means the Bank of England or any other public administrative authority having responsibilities for the resolution of any UK Financial Institution.

~~“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.~~

“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.

“Undrawn Commitment” means, with respect to any Revolving Lender at any time, an amount (which may not be less than zero) equal to (i) such Lender’s Revolving Commitment at such time minus (ii) the aggregate outstanding principal amount of Revolving Loans held by such Revolving Lender at such time.

“Unfunded Exposure Account” means the account designated as the Unfunded Exposure Account in, and which is established and maintained pursuant to, Section 8.1(a).

“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).

“Unfunded Swingline Refund Amount” has the meaning set forth in Section 2.12(b).

“Unitranche Loan” means any commercial loan that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar loans, and liens accorded priority by law in favor of any Official Body), and (iii) the Collateral Manager determines in good faith that the value of the collateral for such loan or the enterprise value securing the loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral.

“Unmatured Collateral Manager Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Collateral Manager Event of Default.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” has the meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Collateral Obligation, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

“U.S. Borrower” means a Borrower that is a “United States person” as defined in Section 7701(a)(30) of the Code.

~~“USD LIBOR” means the London interbank offered rate for U.S. dollars as determined in accordance with the definition of “LIBOR Rate”.~~

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 17.23.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.3(f).

“Valuation Dispute Adjustment Factor” means, with respect to any Collateral Obligation subject to the Valuation Dispute Resolution Process, the amount that equals (i) the valuation of such Collateral Obligation set forth in the relevant valuation report for such Collateral Obligation delivered by the applicable Approved Valuation Agent, determined as of such date, divided by (ii) the Purchase Price as of the Cut-Off Date; provided that such amount shall not be greater than 1.0 at any time.

“Valuation Dispute Resolution Process” means, with respect to any Collateral Obligation, the following process for determining a revised Advance Rate for such Collateral Obligation after the occurrence of an Evaluation Event with respect to such Collateral Obligation: initially, the Agent shall multiply (1) the most recent Advance Rate (or Revised Advance Rate) applicable to such Collateral Obligation by (2) the Valuation Dispute Adjustment Factor (it being understood that the calculation of the Valuation Dispute Adjustment Factor shall use the most recent value for such Collateral Obligation on the books and records of the Equityholder provided by Duff and Phelps or another Approved Valuation Agent); and the product thereof shall thereafter be the Advance Rate for such Collateral Obligation; provided that (x) in the event the Agent does not agree with the value of such Collateral Obligation provided by such Approved Valuation Agent, then the Agent may order within five (5) Business Days and obtain and deliver to Borrower, within twenty one (21) calendar days of the related Evaluation Event, a valuation of the related Collateral Obligation from a different Approved Valuation Agent, and shall multiply (1) the most recent Advance Rate (or Revised Advance Rate) applicable to such Collateral Obligation by (2) the Valuation Dispute Adjustment Factor, and the product thereof shall thereafter be the Advance Rate for such Collateral Obligation and (y) if the Agent disputes the value of the Collateral Obligation as set forth in the foregoing clause (x), then until such time as the Valuation Dispute Adjustment Factor is revised as set forth in the foregoing clause (x), the Advance Rate for such

Collateral Obligation shall be the average of (i) the Advance Rate (or Revised Advance Rate) in effect for such Collateral Obligation immediately prior to the occurrence of the Evaluation Event which gave rise to such Valuation Dispute Resolution Process and (ii) the Revised Advance Rate proposed by the new Approved Valuation Agent; provided, further, that any revised Advance Rate determined from the Valuation Dispute Resolution Process shall reflect the applicable occurrence specified in the definition of “Evaluation Event” which preceded such Evaluation Event. In no event shall the Borrower be permitted to use the Valuation Dispute Resolution Process for more than four (4) Collateral Obligations per fiscal quarter.

“Variable Funding Asset” means any Revolving Collateral Obligation or other asset that by its terms may require one or more future advances to be made to the related Obligor by any lender thereon or owner thereof; provided that any such asset will cease to be a Variable Funding Asset once all commitments by the Equityholder or any such Subsidiary to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.

“Warranty Collateral Obligation” has the meaning set forth in Section 7.11.

“Withholding Agent” means the Borrower, the Agent, and the Collateral Manager.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary of any those powers.

“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of email or a .pdf or similar format.

Section 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.

(b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c) The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(d) The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds-Transfer system, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Securities Intermediary, Security Certificates, Security Entitlements, Security Interest and Uncertificated Securities.

(e) For the avoidance of doubt, on each Measurement Date, the Borrower shall cause the Collateral Manager to re-determine the status of each Eligible Collateral Obligation as of such calculation date and to provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, (A) Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date and (B) Collateral Obligations that were previously excluded from the Aggregate Eligible Collateral Obligation Amount on a prior Measurement Date may, upon receipt of a related Approval Notice, be included in the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.

(f) Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.

(g) Unless otherwise specified herein, all calculations required to be made hereunder with respect to the Collateral Obligations, the Facility Amount and the Borrowing Base shall be made on a settlement date basis and after giving effect to (x) all purchases or sales to be entered into on such settlement date and (y) all Loans requested to be made on such settlement date plus the balance of all unfunded Loans to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations or any funding with respect to a Variable Funding Asset included in the Collateral.

(h) Any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material to the ability of the Borrower or the Collateral Manager to perform its obligations under the Transaction Documents or to the rights and remedies of the Secured Parties under the Transaction Documents, in each case as determined by the Agent in its commercially reasonable discretion.

(i) For purposes of this Agreement, an Event of Default or Collateral Manager Event of Default shall be deemed to be continuing until it is waived in accordance with

Section 17.2. In the event that the Borrower or the Collateral Manager notifies the Agent that the occurrence which caused any Event of Default or Collateral Manager Event of Default has been cured, the Agent shall notify the Lenders, and the Agent and the Lenders will consider, investigate and determine the sufficiency of such cure and notify the Borrower and the Collateral Manager within a reasonably prompt period of time as to whether such Event of Default or Collateral Manager Event of Default will be waived by the Agent and the Required Lenders in accordance with Section 17.2.

(j) Unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, Borrower and Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to the Agent a written reconciliation in form and substance reasonably satisfactory to the Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.

(k) Unless otherwise expressly stated in this Agreement, if any date stated herein falls on a date that is not a Business Day, then such date shall refer to the immediately following Business Day.

(l) With respect to any GBP Loan: (a) if any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Accrual Period begins on the last Business Day of a calendar month, that Accrual Period shall end on the last Business Day in the calendar month in which that Accrual Period is to end; and (b) if an Accrual Period would otherwise end on a day which is not a Business Day, that Accrual Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

ARTICLE II

THE FACILITY, LENDING PROCEDURES AND NOTES

Section 2.1 Loans. (a) On the terms and subject to the conditions set forth in this Agreement, (i) each Revolving Lender hereby agrees to make advances to or on behalf of the Borrower (individually, a “Revolving Loan” and collectively the “Revolving Loans”) and (ii) the Swingline Lender hereby agrees to make Swingline Loans to or on behalf of the Borrower (individually, a “Swingline Loan” and collectively the “Swingline Loans”) from time to time on any date (each such date on which a Loan is made, an “Loan Date”) during the period from the Effective Date to the end of the Revolving Period; provided that there shall be no more than two (2) Loan Dates during any calendar week (for the avoidance of doubt, a Swingline Refund Date is not in and of itself a Loan Date). The Multicurrency Loans shall be made solely by the Multicurrency Lenders and the Dollar Loans shall be made solely by the Dollar Lenders, in each case in accordance with Section 2.2(d). Swingline Loans will only be funded in Dollars.

(b) Each Term Lender hereby agrees to make advances to or on behalf of the Borrower (individually, a “Term Loan” and collectively the “Term Loans”) on the related Funding Date, pursuant to an Assignment Agreement or on any Conversion Date in each case in an aggregate principal amount at any one time outstanding up to but not exceeding (i) such Term Lender’s Term Commitment and (ii) as to all Term Lenders, the Total Term Commitment at such time. The Multicurrency Loans shall be made solely by the Multicurrency Lenders and the Dollar Loans shall be made solely by the Dollar Lenders, in each case in accordance with Section 2.2(d).

(c) Under no circumstances shall any Lender make a Revolving Loan or a Swingline Loan if, after giving effect to such Loan and any purchase of Eligible Collateral Obligations in connection therewith, (i) an Unmatured Event of Default or an Event of Default would exist, (ii) if immediately after giving effect thereto, a Borrowing Base Deficiency would exist or (iii) the Loans outstanding (using the Applicable Conversion Rate) would exceed the Facility Amount, (iv) the Foreign Currency Loan Amount would exceed the Foreign Currency Sublimit on such day, or (v) a violation of Applicable Law would occur. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Revolving Loans.

Section 2.2 Funding of Loans. (a) Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Revolving Loans or Swingline Loans hereunder by giving notice to the Agent, each Lender Agent, the Swingline Lender (in the case of any Swingline Loan) and the Collateral Agent of the proposed Revolving Loan or Swingline Loan (1) in the case of any Revolving Loan denominated in Dollars, at or prior to 11:00 a.m., in the Applicable Time Zone, at least five (5) Business Days prior to the proposed Loan Date, (2) in the case of any Revolving Loan denominated in an Eligible Currency other than Dollars, at or prior to 11:00 a.m., in the Applicable Time Zone, at least three (3) Business Days (which, for GBP Loans, for the avoidance of doubt, shall be a RFR Banking Day) prior to the proposed Loan Date, and (3) in the case of any Swingline Loan, at or prior to 11:00 a.m., New York City time, at least two (2) Business Day prior to the proposed Loan Date. Such notice (herein called the “Loan Request”) shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Loan Date and amount of such proposed Revolving Loan or Swingline Loan, and shall, if applicable, be accompanied by an Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Loan Date (if applicable). Following receipt of a Loan Request, the Agent shall promptly distribute to the other parties hereto the allocation of such Revolving Loan or Swingline Loan among the Lenders in accordance with the Lenders’ respective Commitments. In the event of any change to the wiring instructions of the Collateral Agent set forth on Schedule 1 to the Loan Request, the Agent shall provide written notice of such change to each Lender Agent at least two (2) Business Days prior to any proposed Loan Date. The amount of any Revolving Loan or Swingline Loan (other than the Term Loan which shall be the Total Term Commitment) shall at least be equal to the least of (w) 1,000,000 CADs, $1,000,000, 1,000,000 Euros or 1,000,000 GBPs, (x) the (1) Borrowing Base on such day minus (2) the Revolving Loans and Swingline Loans outstanding on such day,

(y) with respect to Multicurrency Loans, the Foreign Currency Sublimit on such day minus the Foreign Currency Loan Amount on such day and (z) the (1) Facility Amount on such day minus (2) the Loans outstanding on such day before giving effect to the requested Loan as of such date. Any Loan Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower; provided that in the event that the Borrower has submitted a Loan Request but fails to borrow, the Borrower shall pay any breakage costs actually incurred by the Lender in connection with such Loan Request. Neither the Agent nor the Collateral Agent shall have any obligation to lend funds hereunder in its capacity as Agent or Collateral Agent, as applicable. Subject to receipt by the Collateral Agent of an Officer’s Certificate of the Borrower confirming the satisfaction of the conditions precedent set forth in Section 6.2, and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Revolving Loans or Swingline Loan available to the Borrower by deposit to such account as may be designated by the Borrower which may, for the avoidance of doubt, be the Principal Collection Account (in a written notice received by the Agent, each Lender Agent and the Collateral Agent at least one (1) Business Day prior to such Loan Date) in same day funds no later than 2:00 p.m., in the Applicable Time Zone, on such Loan Date.

(b) Committed Lender’s Commitment. Notwithstanding anything contained in this Agreement to the contrary, (i) no Committed Lender shall be obligated to provide its Lender Agent or the Borrower with funds in connection with a Revolving Loan in an amount that would result in the portion of the Revolving Loans then funded by it exceeding its Commitment then in effect and (ii) the Swingline Lender shall not be obligated to provide the Borrower with funds in connection with a Swingline Loan in an amount that would result in the Swingline Loans outstanding on the corresponding Loan Date (on a pro forma basis after taking into account any refund to be occurred on such date pursuant to Section 2.12) to exceed its Swingline Commitment then in effect. The obligation of the Committed Lender in each Lender Group or Swingline Lender to remit any Revolving Loan or Swingline Loan shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Lender Agent or the failure of any Swingline Lender to make such amount available to the Borrower shall not relieve any other Committed Lender of its obligation hereunder.

(c) Unfunded Commitment Provisions. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Loans pursuant to Section 13.2 or (ii) the end of the Revolving Period, the Borrower shall request a Revolving Loan in the amount of the Aggregate Unfunded Amount minus the amount then on deposit in the Unfunded Exposure Account. Following receipt of such Loan Request, the Lenders shall fund such requested amount by depositing such amount directly to the Collateral Agent to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 6.2).

(d) Currency Commitment Provisions.

(i) Each Lender hereby agrees that (A) each Multicurrency Loan shall be funded in its entirety by the Multicurrency Lenders or (B) each Loan funded in Dollars shall be funded in its entirety by the Dollar Lenders or the Multicurrency Lenders, as applicable.

(ii) On each FX Evaluation Date, (A) the Collateral Manager shall calculate the Borrowing Base and deliver such calculation to the Agent and (B) the Agent shall deliver in accordance with Section 17.3 to the Collateral Agent and the Collateral Manager such calculation of the Borrowing Base. If on any date any Lender has provided written notice to the Agent that such Lender requests a reallocation under this Section 2.2(d)(ii) and the Agent shall agree in its sole discretion to such reallocation, the Agent shall deliver, as directed by the Collateral Manager or Lender, as applicable, in accordance with Section 17.3 to each Agent (with a copy to the Collateral Agent) a notice in the form of Exhibit C-4 (each, an “FX Reallocation Notice”). Each Lender agrees to comply with the direction provided in the FX Reallocation Notice. Each such purchase and sale of Loans outstanding shall occur on the second Business Day following delivery of the related FX Reallocation Notice (or, if the related FX Reallocation Notice is delivered to any Lender after 4:00 p.m. in the Applicable Time Zone, on the third Business Day following delivery of such FX Reallocation Notice).

(iii) Notwithstanding anything to the contrary herein, at no time shall (x) any Multicurrency Lender have any obligation to fund any Multicurrency Loan in any currency other than Euros, GBPs, CADs or Dollars or any Multicurrency Loan in any currency other than the Eligible Currency or (y) any Dollar Lender have any obligation to fund any Loan in an Eligible Currency other than Dollars.

Section 2.3 Notes. The Borrower shall, upon request of any Lender Group or Swingline Lender, on or after such Lender Group or Swingline Lender becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Loans of such Lender Group or Swingline Lender. Each such Note shall be payable to the order of the Lender Agent for such Lender Group or to the order of the Swingline Lender, as applicable, in a face amount equal to the applicable Lender Group’s Commitment or the Swingline Lender’s Swingline Commitment as of the Effective Date or the effective date on which such Lender Group or Swingline Lender becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Lender Agent and the Swingline Lender to make (or cause to be made) appropriate notations on the grid attached to the Notes (or on any continuation of such grid, or at the option of such Lender Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Loans evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.

Section 2.4 Repayment, Prepayments and Conversion. (a) The Borrower shall repay the Revolving Loans and the Swingline Loans outstanding (i) on each Distribution Date to the extent required to be repaid hereunder and funds are available therefor pursuant to Section 8.3, (ii) in full on the Facility Termination Date and (iii) to cure any Borrowing Base Deficiency (including a Specified Borrowing Base Breach).

(b) Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Revolving Loan or Swingline Loan using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that

(i) all such voluntary prepayments shall require prior written notice to the Agent (or the Swingline Lender, in the case of a Swingline Loan) (with a copy to the Collateral Agent and each Lender Agent) by 11:00 a.m. in the Applicable Time Zone one (1) Business Day prior to such voluntary prepayment;

(ii) all such voluntary partial prepayments shall be in a minimum amount of 1,000,000 CADs, $1,000,000, 1,000,000 Euros or 1,000,000 GBPs; and

(iii) each prepayment shall be applied on the Business Day received by the Collateral Agent if received by 3:00 p.m., in the Applicable Time Zone, on such day by the Collateral Agent as Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Collection Period to which such Distribution Date relates.

Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) as well as any actually-incurred breakage costs (if any) resulting from a prepayment or payment.

(c) Conversion of Revolving Loans to Term Loans.

(i) At any time during the Revolving Period, the Agent may request (with notice to the Borrower and the Collateral Manager) that any portion (such portion, the “Requested Conversion Portion”) of the outstanding Revolving Loans be converted to a Term Loan equal to such Requested Conversion Portion.

(ii) If, on a proposed Conversion Date, the Borrower has, in its sole discretion, given its prior written consent to conversion of the Requested Conversion Portion into a Term Loan as of such Conversion Date, then, on such Conversion Date, (A) the outstanding principal amount of the applicable Revolving Lender’s Revolving Loans shall be reduced by the Requested Conversion Portion and the amount of such reduction shall be converted into a Term Loan equal to such Requested Conversion Portion and (B) the Revolving Commitments of such Lender shall be permanently reduced by such Requested Conversion Portion.

(iii) For all purposes hereunder, the Revolving Loans converted on each Conversion Date shall, as of such date, constitute and be referred to and treated for all purposes as a Term Loan hereunder. Any converting Lender and the Borrower shall cooperate to evidence the repayment and cancellation of any related Note evidencing such Lender’s Revolving Loans (or portion thereof) being converted into a Term Loan.

(d) Conversion of Term Loans to Revolving Loans. At any time during the Revolving Period, any Term Lender affiliated with the Agent may convert (with the prior written consent of the Borrower, such consent not to be unreasonably withheld, and notice to the Borrower and the Collateral Manager) any portion of a Term Loan to a Revolving Loan.

Section 2.5 Permanent Reduction of Facility Amount. (a) The Borrower may at any time upon five Business Days’ prior written notice to the Agent, each Lender Agent and the Collateral Agent, permanently reduce the Facility Amount, subject to Section 2.5(d), in whole or in part by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Loans (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Revolving Commitment of each Revolving Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Revolving Lenders such that the sum of all Revolving Commitments, taken together with the Term Loans, will equal the newly reduced Facility Amount.

(b) Reserved.

(c) The Borrower may upon at least two Business Days’ notice (which notice shall contain a certificate of an authorized officer of the Borrower certifying as to the satisfaction of the requirements set forth in this Section 2.5(c) with respect to such proposed prepayment) to the Agent, prepay and permanently reduce all or any portion of the Loans then outstanding, by paying to the Collateral Agent for the account of the Lenders the principal amount to be prepaid (from amounts on deposit in the Collection Account constituting Principal Collections) together with accrued interest (including any accrued and unpaid interest amounts) and Daily Commitment Fees, if applicable, thereon to the date of prepayment (from amounts on deposit in the Collection Account constituting Interest Proceeds); provided that any prepayments of Loans made pursuant to this clause shall (y) be allocated between the Revolving Loans and the Term Loans based on, with respect to principal, the Principal Allocation Formula, and with respect to interest and any other payments on a pro rata basis and (x) result in the reduction and termination, of the Revolving Commitments and Term Commitments on a dollar-for-dollar basis.

(d) In connection with any prepayment or cancellation of Commitments pursuant to this Section 2.5, any Lender affiliated with the Agent shall have the option to purchase a Term Loan pro rata at par in order to maintain their current percentage of the aggregate amount of the existing Commitments after giving effect to such prepayment or cancellation (such purchases and sales of Term Loans being a “Rebalancing”).

Section 2.6 Extension of Revolving Period. The Borrower may, at any time commencing with the date that is nine (9) months prior to the last date of the Revolving Period and ending on the date that is immediately prior to the date that is 45 days prior to the last date of the Revolving Period, deliver a written notice to each Lender Agent (with a copy to the Agent and the Collateral Agent) requesting an extension of the Revolving Period and Facility Termination Date for an additional twelve months (each qualifying request, an “Extension Request”). Each Lender may approve or decline an Extension Request in its sole discretion; provided, that the Lenders shall respond to an Extension Request in writing not later than 30 days following receipt of such Extension Request, and if any Lender does not respond in writing by the end of such 30-day period it shall be deemed to have denied such Extension Request. No request by the Borrower to extend the Revolving Period shall be considered an “Extension Request” if such request is conditioned on an amendment to any other provision of the Transaction Documents.

Section 2.7 Calculation of Discount Factor. The initial Discount Factor for each Eligible Collateral Obligation (which percentage may not be greater than 100%) will be determined by the Agent in its sole discretion in connection with the acquisition of such loan by the Borrower. With respect to any Eligible Collateral Obligation that is subject to an Evaluation Event and to which the Agent has not assigned a new Advance Rate pursuant to Section 2.8, the

Discount Factor applicable to such Eligible Collateral Obligation shall only then be revised to be the lower of (A) the available price or valuation (expressed as percentage of par) of such Eligible Collateral Obligation (provided by an Approved Valuation Agent selected by the Borrower) and (B) the Discount Factor applicable to such Eligible Collateral Obligation immediately prior to such Evaluation Event; provided that, if an Evaluation Event set forth in clause (f) or (g) of the definition thereof occurs with respect to such Collateral Obligation, then the Discount Factor may not be less than the Revised Advance Rate. In the event that (x) an Eligible Collateral Obligation has experienced a downward Discount Factor revision due to a prior Evaluation Event and (y) the conditions that gave rise to such prior Evaluation Event no longer apply, upon written notice from the Borrower to the Agent (which notice shall include an updated Information Package for such Eligible Collateral Obligation and, to the extent available, any of the information referenced in clause (b), (c) (without any Effective LTV update) and (d) of the definition of Asset Approval Request), the Agent shall in its reasonable discretion revise such Discount Factor upward. Notwithstanding the above, in no case shall any Discount Factor be a percentage greater than 100%; provided that following the occurrence of an Evaluation Event set forth in clause (a) of the definition thereof with respect to any Collateral Obligation, the Agent may, in its sole discretion, re-determine the Discount Factor with respect thereto.

Section 2.8 Change in Advance Rate. The Advance Rate previously assigned by the Agent to any Eligible Collateral Obligation shall not change, except for the following events:

(A) during the Revolving Period, if the Diversity Score equals to or is lower than 7 at funding of an Eligible Collateral Obligation and subsequently exceeds 7, as long as (i) the Borrower notifies the Agent of such increase of Diversity Score and (ii) the Borrower notifies the Agent that no Evaluation Event has occurred relating to such Eligible Collateral Obligation, the Advance Rate applicable to such Eligible Collateral Obligation shall be revised upward pursuant to the guidelines set forth in the definition of Advance Rate;

(B) if the Diversity Score is higher than 7 at funding of an Eligible Collateral Obligation and subsequently during the Revolving Period decreases to be equal to or lower than 7, upon notice from the Agent to the Borrower, the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation lower pursuant to the guidelines set forth in the definition of Advance Rate;

(C) except as set forth in the foregoing clauses (A) and (B), if no Evaluation Event occurs with respect to an Eligible Collateral Obligation, the Advance Rate for such Eligible Collateral Obligation shall be the Advance Rate assigned to such Eligible Collateral Obligation as of the related Cut-Off Date; or

(D) if an Evaluation Event occurs with respect to an Eligible Collateral Obligation, the Agent (solely for purposes of calculating the Revised Advance Rate, in consultation with the Borrower) shall have the right to adjust the Advance Rate for such Eligible Collateral Obligation in accordance with the following; provided that, after giving effect to any such adjustment, the Advance Rate shall not exceed the Advance Rate applicable to such Eligible Collateral Obligation immediately prior to such Evaluation Event:

(x) if an Evaluation Event set forth in clause (f) or (g) of the definition thereof occurs with respect to such Collateral Obligation, then the Agent may revise the Advance Rate applicable to such Eligible Collateral Obligation to equal the Revised Advance Rate;

(y) if an Evaluation Event set forth in clause (a), (b), (c), (d), (e) or (h) of the definition thereof occurs with respect to such Collateral Obligation, then the Agent may adjust the Advance Rate of such Collateral Obligation in its reasonable discretion; provided that any such adjustment shall be subject to the Valuation Dispute Resolution Process; provided further that, in the case of an Evaluation Event set forth in clause (b), Agent shall consult in good faith with the Borrower prior to effecting any such adjustment of the Advance Rate and such Advance Rate shall be subject to the Valuation Dispute Resolution Process only upon the Borrower’s election to initiate the Valuation Dispute Resolution Process;

(z) in the event that (i) an Eligible Collateral Obligation has experienced a downward Advance Rate revision pursuant to a prior Evaluation Event and (ii) the conditions that gave rise to such Evaluation Event no longer apply, upon written notice by the Borrower to the Agent (which notice shall include an updated Information Package for such Eligible Collateral Obligation and, to the extent available, any of the information referenced in clause (b), (c) (without any Effective LTV update) and (d) of the definition of Asset Approval Request), the Agent may at its reasonable discretion revise such Advance Rate upward.

(E) No revised Discount Factor or Advance Rate determined pursuant to Section 2.7 or this Section 2.8 shall be effective until the Agent has provided written notice of such revised Discount Factor to the Borrower, Collateral Manager, and Collateral Agent.

Section 2.9 Increase in Facility Amount. The Borrower may, with the prior written consent of the Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lender Groups (pro rata) with the consent of each such Lender Group, (ii) add additional Lender Groups and/or (iii) increase the Commitment of any Lender Group with the consent of such Lender Group, in each case which shall increase the Facility Amount by the amount of the increased or new Commitment of each such existing or additional Lender Group.

Section 2.10 Facility Termination Date. Each Term Loan shall be paid in full by the Borrower on the Facility Termination Date.

Section 2.11 Defaulting Lender. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) any payment of principal, interest, fees or other amounts received by the Collateral Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Agent and with written instruction to the Collateral Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent or the Swingline Lender, as applicable, hereunder; second, as the Borrower may request (so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Agent in its sole discretion)), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined (x) by the Agent or the Borrower or (y) by the Swingline Lender and the Borrower in accordance with Section 2.12, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Loans under this Agreement or for the refunding of any Swingline Loan, as applicable; fourth, to the payment of any amounts owing to the other Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Unmatured Event of Default exists (except to the extent caused by such Defaulting Lender, as determined by the Agent in its sole discretion), to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders or Swingline Lender, as applicable, on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.10 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(ii) during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans pursuant to Section 2.12, the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that, each such reallocation shall be given effect only if the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Loans of that Lender;

(iii) promptly on demand by the Swingline Lender or the Agent from time to time, the Borrower shall prepay Swingline Loans in an amount of all Fronting Exposure with respect to the Swingline Lender (after giving effect to clause (ii) above); and

(iv) for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Daily Commitment Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Agent, the Swingline Lender and the Borrower determine in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of Loans outstanding of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.12 Refunding of Swingline Loans.

(a) Each Swingline Loan shall be refunded by the Revolving Lenders on the fifth Business Day after the corresponding Loan Date of such Swingline Loan (each such date, a “Swingline Refund Date”). Such refundings shall be made by the Revolving Lenders in accordance with their respective Pro Rata Shares and shall thereafter be reflected as Revolving Loans by the Revolving Lenders on the books and records of the Agent. Each Revolving Lender shall fund its respective Pro Rata Share of Revolving Loans as required to repay Swingline Loans outstanding to the Swingline Lender no later than 11:00 a.m. on the applicable Swingline Refund Date.

(b) If any Revolving Lender did not fund its Pro Rata Share of a Swingline Loan on the applicable Swingline Refund Date (such amount which was not funded, the “Unfunded Swingline Refund Amount”), the Borrower shall be deemed (without any additional action required) to request a Revolving Loan in an amount equal to the Unfunded Swingline Refund Amount. The Agent shall give notice of any such deemed Revolving Loan request to the Revolving Lenders. When received, the proceeds of such Revolving Loan shall be applied to refund each Swingline Lender which was not refunded on the Swingline Refund Date.

(c) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.2. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.12, an Insolvency Event relating to the Borrower shall have occurred, each Lender will, on the date the applicable Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

(d) Notwithstanding anything to the contrary contained in this Section 2.12, the Swingline Lender shall not be obligated to make any portion of a Swingline Loan attributable to any Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 2.11(a)(ii)) with respect to any such Defaulting Lender.

ARTICLE III

INTEREST, ETC.

Section 3.1 Interest and Daily Commitment Fee. (a) The Borrower hereby promises to pay, on the dates specified in Section 3.2, Interest on the unpaid principal amount of each Loan (or each portion thereof) for the period commencing on the applicable Loan Date until such Loan is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(b) The Borrower shall pay the aggregate Daily Commitment Fee on the dates specified in Section 3.2.

Section 3.2 Interest Distribution Dates. Interest accrued on each Loan (including any previously accrued and unpaid Interest) and the aggregate Daily Commitment Fee on such date as described below shall be payable, without duplication:

(a) on the Facility Termination Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan; and

(c) on each Distribution Date.

Section 3.3 Interest Calculation. Each Note shall bear interest on each day during each Accrual Period at a rate per annum equal to the product of (a) the Interest Rate for such Accrual Period multiplied by (b) the outstanding Loans attributable to such Note on such day. All Interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Interest is payable over a year comprised of (x) with respect to Dollar Loans and Euro Loans, 360 days (other than Interest accruing by the reference rate set forth in clause (a) of the definition of Alternate Base Rate, which shall be computed over a year comprised of 365/366 days), (y) with respect to GBP Loans and CAD Loans, 365 days and (z) each GBP Loan shall be calculated as determined by the Agent in accordance with the methodology set out in Schedule 5 hereto.

Section 3.4 Computation of Interest, Fees, Etc. Each Lender Agent (on behalf of its respective Lender Group and the Agent shall determine the applicable Interest and all fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent thereof in writing no later than the Determination Date immediately prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1 as well as any actually-incurred breakage costs that have not already been reimbursed to the applicable Lender.

Section  3.5 Temporary Disruption of the Benchmark. Subject to Section 17.2(b), if:

(a) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the then-current Benchmark and such inability to ascertain is not expected to be permanent; or

(b) the Agent has been advised by the Required Lenders that the then-current Benchmark will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan);

then the Agent shall give notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any outstanding Loan that bears interest at a rate based on the then-current Benchmark shall on and from such day be converted by the Agent to, and shall constitute, a Loan that bears interest at a rate based on (1) Daily Simple SOFR, (2) the Agreed-Upon Replacement or (3) the Alternate Base Rate (in order of the foregoing priority pursuant to clauses (1) through (3) as to the first of which (x) clauses (a) and (b) above are not applicable and (y) Section 17.2(b) is not applicable); provided that, in the case of clause (1) and (2) above, the Agent will notify the Lenders of the replacement rate on the date of determination thereof and, until the Lenders object to such replacement rate (which right of objection shall expire at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after such written notice thereof is provided to the Lenders), the replacement rate shall be effective. For avoidance of doubt, until such time as the replacement rate is effective, the Loans will continue to bear interest based on the then-current Benchmark as of the last date of determination.

Section  3.6 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or if any governmental authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund any Loan that bears interest at a rate based on the then-current Benchmark, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender to make, maintain or fund Loans that bear interest at a rate based on the then-current Benchmark or to convert ABR Loans to Loans that bear interest at a rate based on the then-current Benchmark will be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Loans of such Lender that bear interest at a rate based on the then-current Benchmark will be immediately converted into Loans that bear interest at a rate based on (1) Daily Simple SOFR, (2) the Agreed-Upon Replacement or (3) the Alternate Base Rate (in order of the foregoing priority pursuant to clauses (1) through (3) as to the first of which (x) Section 3.5(a) and (b) are not applicable and (y) Section 17.2(b) is not applicable); provided that, in the case of clause (1) and (2) above, the Agent will notify the Lenders of the replacement rate on the date of determination thereof and, until the Lenders object to such replacement rate (which right of objection shall expire at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after such written notice thereof is provided to the Lenders), the replacement rate shall be effective. For avoidance of doubt, until such time as the replacement rate is effective, the Loans will continue to bear interest based on the then-current Benchmark as of the last date of determination unless maintaining such rate would be unlawful, in which case the first replacement rate set forth above that is not unlawful will be used during such period.

Section  3.7 [Reserved].

Section  3.8 Fair Market Value. The parties hereto acknowledge and agree that the Third Amendment is being entered into between them pursuant to arms’-length negotiations, and each party further acknowledges and agrees that it has no reason to believe that the fair market value of the Loans immediately prior to the Third Amendment having been entered into would not be substantially equivalent to the fair market value of the Loans immediately after the Third Amendment has been entered into.

ARTICLE IV

PAYMENTS; TAXES

Section 4.1 Making of Payments. Subject to, and in accordance with, the provisions hereof, all payments of principal of or Interest on the Loans and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) by no later than 3:00 p.m., in the Applicable Time Zone, on the day when due in the applicable Eligible Currency in immediately available funds. Payments received by any Lender or Lender Agent after 3:00 p.m., in the Applicable Time Zone, on any day will be deemed to have been received by such Lender or Lender Agent on its next following Business Day. Each Lender Agent shall allocate to the Lenders in its Lender Group each payment in respect of the Loans received by such Lender Agent as provided by Section 8.3 or Section 2.4. Payments in reduction of the principal amount of the Loans shall be allocated and applied to Lenders pro rata based on their respective portions of such Loans, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Lender Agent and the Borrower. Payments of Interest shall be allocated and applied to Lenders pro rata based upon the respective amounts of interest and fees due and payable to them.

Section 4.2 Due Date Extension. If any payment of principal or Interest with respect to any Loan falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Interest shall accrue and be payable for the period of such extension at the rate applicable to such Loan.

Section 4.3 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Recipient within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent and each Lender Agent), or by the Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.5 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 4.3(d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 4.3, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.3(f)(ii)(A), Section 4.3(f)(ii)(B) and Section 4.3(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Borrower:

(A) any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent) whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower, as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent) executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to (x) comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or (y) determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 4.3(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.3(g) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

ARTICLE V

INCREASED COSTS, ETC.

Section 5.1 Increased Costs, Capital Adequacy. (a) If, due to either (i) the introduction of or any change following the date hereof (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application arising following the date hereof of any Applicable Law, in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Official Body (whether or not having the force of law), (A) there shall be any increase in the cost to the Agent, any Lender Agent, any Lender, successor or assign thereof (each of which shall be an “Affected Person”) of agreeing to make or making, funding or maintaining any Loan (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Person hereunder), as the case may be, (B) there shall be any reduction in the amount of any sum received or receivable by an Affected Person under this Agreement or under any other Transaction Document, or (C) any Recipient is subject to any Taxes (other than (1) Indemnified Taxes and (2) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then, in each case, the Borrower shall, from time to time, after written demand by the Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Person, pay to the Agent, on behalf of such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs or reduced payments within thirty (30) days after such demand; provided, that the amounts payable under this Section 5.1 shall be without duplication of amounts payable under Section 4.3.

(b) If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application arising following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Person with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Official Body or agency, including, without limitation, compliance by an Affected Person with any request or directive regarding capital adequacy or liquidity coverage, has or would have the effect of reducing the rate of return on the capital of any Affected Person, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Person could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Person with respect to capital adequacy and liquidity coverage), by an amount deemed by such Affected Person to be material, then, from time to time, after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Agent on behalf of such Affected Person such additional amounts as will compensate such Affected Person for such reduction.

(c) If an Affected Person shall at any time (without regard to whether any Basel III Regulations or Dodd-Frank Regulations are then in effect) suffer or incur (i) any explicit or implicit charge, assessment, cost or expense by reason of the amount or type of assets, capital or supply of funding such Affected Person or any of its Affiliates is required or expected to maintain in connection with the transactions contemplated herein, without regard to (A) whether such charge, assessment, cost or expense is imposed or recognized internally, externally or inter-company or (B) whether it is determined in reference to a reduction in the rate of return on such Affected Person’s or Affiliate’s assets or capital, an inherent cost of the establishment or maintenance of a reserve of stable funding, a reduction in the amount of any sum received or receivable by such Affected Person or its Affiliates or otherwise or (ii) any other imputed cost or expense arising by reason of the actual or anticipated compliance by such Affected Person or any of its Affiliates with the Basel III Regulations or Dodd-Frank Regulations, then, upon demand by or on behalf of such Affected Person through the Agent, the Borrower shall pay to the Agent, for the benefit of such Affected Person, such amount as will, in the determination of such Affected Person, compensate such Affected Person therefor. A certificate of the applicable Affected Person setting forth the amount or amounts necessary to compensate the Affected Person under this Section 5.1(c) shall be delivered to the Borrower and shall be conclusive absent manifest error.

Notwithstanding anything to the contrary contained herein, all requests, rules, guidelines, requirements and directives promulgated in connection with the Retention Requirements shall, in each case, be deemed to be a change or adoption of any law, rule or regulation for purposes of this Section 5.1(c), regardless of the date enacted, adopted, issued or implemented; provided, however, that the Borrower shall not be responsible for any increased costs relating to the Retention Requirements so long as the Retention Holder is in compliance with the requirements set forth in the Retention Letter.

(d) In determining any amount provided for in this Section 5.1, the Affected Person may use any reasonable averaging and attribution methods. The Agent, on behalf of any Affected Person making a claim under this Section 5.1, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(e) With respect to any claim for compensation under this Section 5.1 the Borrower shall not be required to compensate such Affected Person for any amount incurred more than 180 days prior to the date that such Affected Person notifies the Borrower of the event that gives rise to such claim.

(f) An Affected Person shall not be entitled to any compensation pursuant to this Section 5.1 to the extent such Affected Person is not imposing such charges or compensation on other borrowers similarly situated to the Borrower hereunder under comparable credit facilities (it being understood that the amount of such additional or increased cost between similarly situated borrowers may be different after consideration of facility pricing, structure, usage patterns, capital treatment and banking relationship).

ARTICLE VI

CONDITIONS TO LOANS

Section 6.1 Effectiveness. This Agreement shall become effective on the first day (the “Effective Date”) on which the Agent, on behalf of the Lenders, shall have received the following documents and each of the other conditions listed below is satisfied, each in form and substance reasonably satisfactory to the Agent:

(a) Transaction Documents. This Agreement and each other Transaction Document, in each case duly executed by each party thereto;

(b) Notes. For each Lender Group that has requested the same, a Note duly completed and executed by the Borrower and payable to the Lender Agent for such Lender Group;

(c) Establishment of Accounts. Evidence that each Account has been established;

(d) Resolutions. Certified copies of the resolutions of the board of managers (or similar items) of the Borrower, the Equityholder and the Collateral Manager approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary;

(e) Organizational Documents. The certificate of formation (or similar organizational document) of each of the Borrower, the Equityholder and the Collateral Manager certified by the Secretary of State of its jurisdiction of organization; and a certified, executed copy of the Borrower’s, the Equityholder’s and the Collateral Manager’s organizational documents;

(f) Good Standing Certificates. Good standing certificates for each of the Borrower, the Equityholder and the Collateral Manager issued by the applicable Official Body of its jurisdiction of organization;

(g) Incumbency. A certificate of the secretary or assistant secretary of each of the Borrower and the Equityholder (or the sole member of such general partner) certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;

(h) Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder, shall have been submitted for filing;

(i) Opinions. Legal opinions of Dechert LLP, counsel for the Borrower, the Equityholder and the Collateral Manager, Nixon Peabody LLP, counsel for the Collateral Agent and Holland & Knight, counsel for the Collateral Custodian, each in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request;

(j) No Event of Default, etc. Each of the Transaction Documents is in full force and effect and no Event of Default or Unmatured Event of Default has occurred and is continuing or will result from the issuance of the Notes and the borrowing hereunder;

(k) Liens. The Agent shall have received (i) the results of a recent search by a Person satisfactory to the Agent, of the UCC, judgment, security interest and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Agent and (ii) filed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in any Collateral previously granted by the Borrower and any executed pay-off letters reasonably requested by the Agent;

(l) [Reserved];

(m) No Material Adverse Effect. As of the Effective Date, no Material Adverse Effect shall have occurred and no litigation shall have commenced which, if successful, would reasonably be expected to have a Material Adverse Effect;

(n) Beneficial Ownership Certification. At least five (5) days prior to the Effective Date, if the Borrower or Collateral Manager qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such party shall be delivered;

(o) Financial Statements. The Agent has received the most recently available copies of the financial statements and reports described in Section 7.5(i) certified by a Responsible Officer of the Collateral Manager to be true and correct and such financial statements fairly present in all material respects the financial condition of such Person as of the applicable date of issuance;

(p) Foreign Currency Funding. (i) With respect to Eligible Collateral Obligations purchased with Loans, such Loan shall be denominated in the same Eligible Currency as such Collateral Obligation and (ii) with respect to Eligible Collateral Obligations purchased with available Principal Collections, such Principal Collections shall be denominated in the same Eligible Currency as the Collateral Obligation acquired in connection with such reinvestment;

(q) KYC Information. The Borrower shall have provided to each Lender, Agent, the Collateral Custodian and the Collateral Agent any documentation and other information requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations including the PATRIOT Act; and

(r) Other. Such other approvals, documents, opinions, certificates and reports as the Agent may reasonably request.

Section 6.2 Loans and Reinvestments. The making of any Loan (including the initial Loan hereunder) and any Reinvestment are all subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:

(a) No Event of Default, Etc. Each of the Transaction Documents shall be in full force and effect (unless terminated in accordance with their terms) and (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or will result from the making of such Loan or Reinvestment (other than any Reinvestment being effected in connection with the cure of any Borrowing Base Deficiency pursuant to Section 8.1(e)); (ii) no Collateral Manager Event of Default or Unmatured Collateral Manager Event of Default shall have occurred and be continuing or will result from the making of such Loan or Reinvestment; (iii) the representations and warranties of the Borrower and Collateral Manager contained herein and of the Borrower and the Collateral Manager in the other Transaction Documents shall be true and correct in all material respects as of the related Funding Date (or if such representations and warranties specifically refer to an earlier date, such earlier date), with the same effect as though made on the date of (and after giving effect to) such Loan or Reinvestment (or, if applicable, such earlier specified date); (iv) no Specified Borrowing Base Breach shall have occurred and be continuing; and (v) after giving effect to such Loan or Reinvestment (and any purchase of Eligible Collateral Obligations in connection therewith), no Borrowing Base Deficiency shall have occurred and the Foreign Currency Loan Amount will not exceed the Foreign Currency Sublimit;

(b) Requests. (i) In connection with the funding of any Revolving Loan pursuant to Section 2.2(a), the Collateral Agent, each Lender Agent and the Agent shall have received the Loan Request for such Revolving Loan in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith, (ii) in connection with the funding of any Swingline Loan pursuant to Section 2.2(a), the Collateral Agent, the Swingline Lender and the Agent shall have received the Loan Request for such Swingline Loan in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (iii) in connection with any Reinvestment, the Collateral Agent, each Lender Agent and the Agent shall have received the Reinvestment Request for such reinvestment in accordance with Section 8.3(b), together with all items required to be delivered in connection therewith;

(c) Revolving Period. The Revolving Period shall not have ended;

(d) Document Checklist. The Agent, the Collateral Custodian and each Lender Agent shall have received a Document Checklist for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;

(e) Borrowing Base Confirmation. The Collateral Agent, each Lender Agent and the Agent shall have received an Officer’s Certificate of the Borrower or the Collateral Manager (which may be included as part of the Loan Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that the aggregate principal amount of all outstanding Loans shall not exceed the Borrowing Base and there is no Borrowing Base Deficiency and the Foreign Currency Loan Amount will not exceed the Foreign Currency Sublimit, calculated as of the Funding Date as if the Collateral Obligations purchased by the Borrower on such Funding Date were owned by the Borrower;

(f) Financial Statements. The Agent has received the most recently available copies of the financial statements and reports described in Section 7.5(i) (other than Section 7.5(i)(i) which shall be delivered beginning in 2021) certified by a Responsible Officer of the Collateral Manager to be true and correct; such financial statements fairly present in all material respects the financial condition of such Person as of the applicable date of issuance;

(g) Hedging Agreements. The Agent shall have received evidence, in form and substance satisfactory to the Required Lenders, that the Borrower has entered into Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;

(h) Agent Approval. In connection with the acquisition of any Collateral Obligation by the Borrower, the Borrower shall have received a copy of an Approval Notice with respect to such Collateral Obligation;

(i) Permitted Use. The proceeds of any Loan will be used solely by the Borrower for general corporate purposes consistent with the terms hereof, which, for the avoidance of doubt, include dividends and distributions to the Equityholder permitted pursuant to Section 10.16, or to acquire Collateral Obligations as identified on the applicable Asset Approval Request or to satisfy any unfunded commitments in connection with any Variable Funding Asset; provided, that in the event that the proceeds of any Loan are not used to settled the pending acquisition of Eligible Collateral Obligations within ten (10) Business Days of the related Funding Date, such proceeds shall be returned to the Agent no later than the next Business Day and such repayment shall be deemed a voluntary repayment of Loans outstanding and not, for the avoidance of doubt, a permanent reduction of the amount;

(j) Payment of Fees. Within one (1) Business Day of the Effective Date, the Agent shall have received evidence, to its sole satisfaction, that all Fees due to the Lenders on the Effective Date have been paid in full;

(k) Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent, each Lender Agent, the Swingline Lender (in the case of any Swingline Loan) and the Agent an Officer’s Certificate (which may be included as part of the Loan Request or Reinvestment Request) dated the date of such requested Revolving Loan, Swingline Loan or Reinvestment certifying that the conditions described in Sections 6.2(a) through (k) have been satisfied;

(l) Foreign Currency Funding. (i) With respect to Eligible Collateral Obligations purchased with Loans, such Loan shall be denominated in the same Eligible Currency as such Collateral Obligation and (ii) with respect to Eligible Collateral Obligations purchased with available Principal Collections, such Principal Collections shall be denominated in the same Eligible Currency as the Collateral Obligation acquired in connection with such reinvestment; and

(m) Other. With respect to any Revolving Loan, the Agent shall have received such other approvals, documents, opinions, certificates and reports as they may request, which request is reasonable as to scope, content and timing.

Section 6.3 Reserved.

Section 6.4 Transfer of Collateral Obligations and Permitted Investments. (a) The Collateral Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments delivered to it in physical form at its office located at 225 W. Washington Street, 9th Floor, Chicago, Illinois 60606.

(b) On the Effective Date (with respect to each Collateral Obligation and Permitted Investment owned by the Borrower on such date) and each time that the Borrower shall (or shall cause the Collateral Manager to) direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the Borrower shall (or shall cause the Collateral Manager to), if such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in the definition of “Collateral Obligation File”, cause the delivery of such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation in accordance with the requirements set forth in the definition of “Collateral Obligation File” to the Collateral Custodian to be maintained by the Collateral Custodian (on behalf of the Collateral Agent for the benefit of the Secured Parties) in its continuous possession at its address set forth in Section 6.4(a) above.

(c) The Borrower shall (or shall cause the Collateral Manager to) cause all Collateral Obligations or Permitted Investments acquired by the Borrower to be transferred to the Collateral Custodian for credit by it to the Principal Collection Account, and shall cause all Collateral Obligations and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Collateral Obligation and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired):

(i) in the case of an Instrument or a Certificated Security in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Collateral Custodian and by (A) delivering such Instrument or Security Certificate to the Collateral Custodian at its address set forth in Section 6.4(a) above, and (B) causing the Collateral Custodian to maintain (on behalf of the Collateral Agent for the benefit of the Secured Parties) continuous possession of such Instrument or Certificated Security at its address set forth in Section 6.4(a) above;

(ii) in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such Uncertificated Security and causing such registration to remain effective; or (B) by causing such Uncertificated Security to be credited to a Securities Account for which the Collateral Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;

(iii) in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to the Account in the name of the Borrower; and

(iv) in the case of General Intangibles (including any Collateral Obligation or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Collateral Obligation or Permitted Investment (or a description of “all assets” of the Borrower) as the collateral at the filing office of the Secretary of State of the State of Delaware.

ARTICLE VII

ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS

Section 7.1 Retention and Termination of the Collateral Manager. The servicing, administering and collection of the Collateral Obligations shall be conducted by the Person designated as Collateral Manager from time to time in accordance with this Section 7.1. Subject to early termination due to the occurrence of a Collateral Manager Event of Default or as otherwise provided below in this Article VII, the Borrower hereby designates Owl Rock Diversified Advisors LLC, and Owl Rock Diversified Advisors LLC hereby agrees to serve, as Collateral Manager until the termination of this Agreement. For the avoidance of doubt, the Collateral Manager is not a Lender Agent of the Agent, any Lender Agent, the Collateral Agent, the Collateral Custodian or any Lender.

Section 7.2 Resignation and Removal of the Collateral Manager; Appointment of Successor Collateral Manager. (a) If a Collateral Manager Event of Default shall occur and be continuing, the Agent by written notice given to the Collateral Manager, may terminate all of the rights and obligations of the Collateral Manager and appoint a successor pursuant to the terms hereof. In addition, if the Collateral Manager is terminated upon the occurrence of a Collateral Manager Event of Default, the Collateral Manager shall, if so requested by the Agent, acting at the direction of the Required Lenders, deliver to any successor Collateral Manager copies of its Records within five (5) Business Days after demand therefor and a computer tape (or any other means of electronic transmission acceptable to such successor collateral manager) containing as of the close of business on the date of demand all of the data maintained by the Collateral Manager in computer format in connection with managing the Collateral Obligations.

(b) The Collateral Manager shall not resign from the obligations and duties imposed on it by this Agreement as Collateral Manager.

(c) Any Person (i) into which the Collateral Manager may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Collateral Manager shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Collateral Manager, or (iv) succeeding to the business of the Collateral Manager in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Collateral Manager under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Collateral Manager under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. In addition to the foregoing and notwithstanding anything else to the contrary contained in this Agreement, the Collateral Manager may (in its sole discretion) upon prior written notice to the Agent, at any time and without the consent of any Person, assign all or a portion of its rights and obligations under this Agreement or delegate its rights or responsibilities under this Agreement to the Equityholder or any Affiliate of Owl Rock Diversified Advisors LLC; provided that (i) such Affiliate has the ability to professionally and competently perform duties similar to those imposed upon the Collateral Manager hereunder and otherwise qualifies as an Eligible Successor, (ii) such Affiliate is legally qualified to and has the capacity to act as Collateral Manager hereunder and (iii) immediately after the assignment or delegation, such Affiliate employs or otherwise retains the services of principal personnel performing the duties required under this Agreement who are the same individuals who would have performed such duties had the assignment or delegation not occurred.

(d) Subject to the last sentence of this Section 7.2(d), until a successor Collateral Manager has commenced collateral management activities in the place of Owl Rock Diversified Advisors LLC, Owl Rock Diversified Advisors LLC shall continue to perform the obligations of the Collateral Manager hereunder. On and after the termination of the Collateral Manager pursuant to this Section 7.2, the successor Collateral Manager appointed by the Agent shall be the successor in all respects to the Collateral Manager in its capacity as Collateral Manager under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Collateral Manager by the terms and provisions of this Agreement. The Collateral Manager agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of managing of the Collateral Obligations, including the transfer to any successor Collateral Manager for the administration by it of all cash amounts that shall at the time be held by the Collateral Manager for deposit, or have been deposited by the Collateral Manager, or thereafter received with respect to the Collateral Obligations and the delivery to any successor Collateral Manager in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor Collateral Manager to service the Collateral Obligations. Notwithstanding anything contained herein to the contrary (except Section 7.2(c)) and to the extent permitted by Applicable Law without causing the Collateral Manager to have liability, the termination of the Collateral Manager shall not become effective until an entity acceptable to the Agent in its sole discretion shall have assumed the responsibilities and obligations of the Collateral Manager.

(e) At any time, the Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Collateral Manager and the Agent.

Section 7.3 Duties of the Collateral Manager. The Collateral Manager shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required to be taken by the Collateral Manager in accordance with the terms and provisions of this Agreement and the Collateral Manager Standard.

(a) The Collateral Manager shall take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Collateral Manager Standard. The Borrower hereby appoints the Collateral Manager, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations.

(b) The Collateral Manager shall administer the Collections in accordance with the procedures described herein. The Collateral Manager shall (i) instruct all Obligors (and related agents) to deposit Collections directly into the Collection Account; (ii) deposit all Collections received directly by it into the Collection Account within two (2) Business Days of receipt thereof; and (iii) cause the Equityholder and each administrative agent that is Affiliated with it to deposit all Collections received directly by the Equityholder or Affiliate into the Collection Account within two (2) Business Days of receipt thereof. The Collateral Manager shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Collateral Manager shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer.

(c) The Collateral Manager shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Agent, make available, or, upon the Agent’s demand following the occurrence and during the continuation of a Collateral Manager Event of Default, deliver to the Agent copies of all Records in its possession which evidence or relate to the Collections.

(d) The Collateral Manager shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that do not constitute Collections or were paid in connection with a Retained Interest.

(e) On each Measurement Date, the Collateral Manager (on behalf of the Borrower) shall re-determine the status of each Eligible Collateral Obligation as of such date and provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.

(f) The Collateral Manager may, with the prior written consent of the Agent, execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself.

Section 7.4 Representations and Warranties of the Collateral Manager. The Collateral Manager represents, warrants and covenants as of the Effective Date and each Funding Date as to itself:

(a) Organization and Good Standing. It (i) has been duly organized, and is validly existing as a limited liability company under the laws of the State of Delaware and (ii) has all requisite limited partnership power and authority to own or lease its properties and conduct its business as such business is presently conducted.

(b) Due Qualification. It (i) is in good standing as a limited liability company under the laws of the State of Delaware, (ii) duly qualified to do business in the State of Delaware and (iii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority. It (i) has all necessary limited liability company power and authority to (a) execute and deliver each Transaction Document to which it is a party, and (b) perform its obligations under the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager.

(d) Binding Obligations. Each Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Insolvency Events and general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) violate any governing documents of the Collateral Manager, (ii) violate any Applicable Law or (iii) violate any Contractual Obligation of the Collateral Manager except where such violation of a Contractual Obligation or Applicable Law would not reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There is no litigation, proceeding or investigation filed or pending against the Collateral Manager before any Official Body (i) asserting the invalidity of any Transaction Documents to which the Collateral Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Collateral Manager is a party or (iii) that would reasonably be expected to have a Material Adverse Effect.

(g) No Consents. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Official Body (if any) required for the due execution, delivery and performance by the Collateral Manager of each Transaction Document to which the Collateral Manager is a party have been obtained or made except where such failure would not reasonably be expected to have a Material Adverse Effect.

(h) Compliance with Law. The Collateral Manager has complied with all Applicable Law to which it may be subject except such non-compliance as would not reasonably be expected to have a Material Adverse Effect.

(i) Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished to the Agent or any Lender in connection with this Agreement (other than projections, forward looking information, general economic data or industry information and, with respect to information prepared by the Collateral Manager or an Affiliate or agent thereof for internal use or consideration, statements as to, or the failure to make a statement as to, the value of, collectibility of, prospects of or potential risks or benefits associated with such loan or the related Obligor) provided or prepared by the Borrower, the Collateral Manager or the Equityholder, are, as of their respective delivery dates, (or in the case of reports, financial statements or similar information or records, the stated date thereof), true, complete and correct in all material respects; provided that, to the extent any such information was furnished by an Obligor or any other third party, such information is true, correct and complete in all material respects to the actual knowledge of a Responsible Officer of the Collateral Manager after due inquiry as of the date provided.

(j) Financial Statements. The Equityholder has delivered to each Lender complete and correct copies of (A) the audited consolidated financial statements of the Equityholder for the fiscal year most recently ended, and (B) the unaudited consolidated financial statements of the Equityholder for the fiscal quarter most recently ended, in each case when required to be delivered under Section 7.5(i). Such financial statements (including the related notes) fairly present the financial condition of the Equityholder as of the respective dates thereof and the results of operations for the periods covered thereby, each in accordance with Appropriate Accounting Principles. There has been no material adverse change in the business, operations, financial condition, properties or assets of the Equityholder since the most recent Determination Date with respect to the most recently delivered financial statements under this clause (j).

(k) Eligibility of Collateral Obligations. All Collateral Obligations included as Eligible Collateral Obligations in the most recent calculation of any Borrowing Base required to be determined hereunder were Eligible Collateral Obligations as of the date of such calculation.

(l) Collections. The Collateral Manager acknowledges that all Collections received by it or its Affiliates (other than any Excluded Amount) are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account.

(m) Solvency. The transactions under the Transaction Documents to which the Collateral Manager is a party do not and will not render the Collateral Manager and its Subsidiaries, taken as a whole, not Solvent.

(n) Reserved.

(o) No Injunctions. No injunction, writ, restraining order or other order of any nature materially adversely affects the Collateral Manager’s performance of its obligations under this Agreement or any Transaction Document to which the Collateral Manager is a party.

(p) Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of any Lender Agent or Lender.

(q) Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws. The Collateral Manager represents and warrants that (a) neither it nor any of its Affiliates, directors or officers, nor any of its or its Affiliates’ employees or agents, have engaged in any activity or conduct that would breach Anti-Corruption Laws or Anti-Money Laundering Laws and (b) it has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

(r) Compliance with Sanctions. The Collateral Manager represents and warrants that (a) neither it nor any of its Affiliates, directors, officers or employees, nor any of its agents (including any such agents or Affiliates that will act in any capacity in connection with, or benefit from, this Agreement), is (i) a Sanctioned Person, or (ii) in violation of any Sanctions, and (b) no Loan, use of proceeds or other transaction contemplated by this Agreement will result in the violation of any applicable Sanctions.

Section 7.5 Covenants Relating to the Collateral Manager. Until the date on or after the Facility Termination Date on which the Loans shall have been repaid in full, all Interest shall have been paid, and no other amount shall be owing to the Secured Parties under this Agreement:

(a) Compliance with Agreements and Applicable Law. The Collateral Manager will comply with all material Applicable Law, including those with respect to the performance of its obligations under this Agreement and the other Transaction Documents except where such failure would not reasonably be expected to have a Material Adverse Effect.

(b) Preservation of Company Existence. The Collateral Manager will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.

(c) Books and Records. The Borrower shall cause the Collateral Manager to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Collateral Manager in accordance with Appropriate Accounting Principles, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations.

(d) Other. The Collateral Manager will promptly furnish to the Borrower and the Agent such other information, documents, records or reports respecting the Collateral as the Agent may from time to time reasonably request in order to protect the interests of the Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement, in each case, to the extent such information, documents, records or reports have been prepared or received by the Collateral Manager.

(e) ERISA. The Borrower shall cause the Collateral Manager to give the Agent and each Lender Agent prompt written notice of any event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA. The Borrower shall not permit the Collateral Manager or any Affiliates of the Collateral Manager to, cause or permit to occur an event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA.

(f) Performance and Compliance with Collateral. The Collateral Manager will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral in all material respects and will take all necessary action to preserve the first priority security interest (subject to Permitted Liens) of the Collateral Agent for the benefit of the Secured Parties in the Collateral and shall comply with the Collateral Manager Standard in all material respects with respect to all Collateral Obligations.

(g) Liens. The Collateral Manager shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents, whether with respect to the Collateral Obligations or any other Collateral other than Permitted Liens; provided, that the Collateral Manager shall be permitted to pledge its rights to any fees, expenses or other amounts to which it is entitled hereunder and any rights related thereto, including claims, rights, and interests therein and all substitutions for, additions and accessions to and proceeds thereof, any related accounts and any rights of collection.

(h) Collateral Manager Obligations. The Collateral Manager shall not (i) agree to any amendment, waiver or other modification of any Transaction Document to which it is a party and to which the Agent is not a party in a manner materially adverse to the Agent or any Lender without the prior written consent of the Agent, (ii) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents or (iii) change its fiscal year so that the reports described in Section 7.5(i) would be delivered to the Agent and each Lender Agent less frequently than every 12 months.

(i) Reporting. The Collateral Manager will furnish to the Agent or cause to be furnished to the Agent:

(i) as soon as available, but in any event within 180 days after the end of each fiscal year of the Equityholder, a copy of the audited consolidated and unaudited consolidating balance sheet of the Equityholder and its consolidated Subsidiaries as at the end of such year, the related consolidated and consolidating statements of income for such year, and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and for any unaudited balance sheet, report or statement, a certification stating that information contained in such unaudited balance sheet, report, or statement fairly presents the financial condition of the Equityholder and its consolidated subsidiaries as of and for the periods then ended, subject to year-end adjustment;

(ii) upon the related Collateral Obligation becoming subject to an Evaluation Event, updated Information Package and, to the extent available, any of the information referenced in clauses (b), (c) and (d) of the definition of Asset Approval Request for such Obligor;

(iii) as soon as possible after the Borrower obtains actual knowledge of the occurrence of (i) any Unmatured Event of Default or Event of Default, (ii) the commencement of, or any material development in, any material litigation or proceeding affecting the Borrower, the Collateral Manager or any Eligible Collateral Obligation or (iii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect (in each case including (A) breach or non-performance of, or any default under, a Contractual Obligation or Swap Contract of the Borrower; (B) any dispute, litigation, investigation, proceeding or suspension between the Borrower, the Collateral Manager and any Official Body; and (C) any material change in accounting policies or financial reporting practices by the Borrower), a statement of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower has taken and proposes to take with respect thereto;

(iv) notice of any material change in accounting policies or financial reporting practices by the Borrower except as required or permitted by Appropriate Accounting Principles;

(v) promptly after any request by the Agent, copies of any detailed audit reports, management letters or recommendations submitted to the Borrower by independent accountants in connection with the accounts or books of the Borrower;

(vi) promptly after written request therefor, such other business and financial information available to the Borrower regarding the Borrower, any Collateral Obligation owned by the Borrower or any related Obligor as the Agent may from time to time reasonably request; provided that such information is in the possession of the Borrower or the Collateral Manager, as applicable, or reasonably obtainable thereby without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Agent or any Lender;

(vii) documents required to be delivered pursuant to this section may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (A) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the internet; or (B) on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which the Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent);

(viii) promptly, in reasonable detail, (i) of any Adverse Claim known to it that is made or asserted against any of the Collateral and (ii) any Material Modification;

(ix) within 15 Business Days of Borrower’s receipt, copies of any financial reports, loan performance reports (including periodic reports tracking compliance with relevant loan covenants) and materials prepared and delivered by the related Obligor in connection with debt refinancing, loan amendments, issuance of additional indebtedness, mergers and acquisitions, corporate restructuring, business sale, spin-offs, leveraged buyouts, initial public offerings with respect to, as applicable, each Collateral Obligation or the related Obligor; and

(x) in addition to the reports and information provided to the Lenders as contemplated in the Transaction Documents, the Borrower, the Collateral Manager or the Agent (as applicable) shall make available such other reports or information in relation to the Commitment of each Danish Lender reasonably requested by such Danish Lender, from time to time and as required to comply with regulatory, tax, or reporting requirement to which such Danish Lender is subject, in a format mutually acceptable to such Danish Lender, the Borrower, the Collateral Manager and the Agent, so long as compliance with any such request is not materially burdensome to the Borrower, the Collateral Manager or the Agent and not otherwise prohibited by law or any confidentiality or other contractual restrictions to which the Borrower or Collateral Manager is subject.

(j) Commingling. The Borrower shall not permit the Collateral Manager to, and shall not permit any Affiliate of the Collateral Manager to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account. Notwithstanding the foregoing or anything to the contrary herein, the proceeds of any Loan may be deposited into the Collection Account for the acquisition of any Collateral Obligation that is not expected to settle until after such Loan is funded and such proceeds may be later withdrawn to acquire any such Collateral Obligation upon the settlement of such Collateral Obligation.

(k) Proceedings. Promptly (and in any event within two (2) Business Days), the Collateral Manager will furnish to the Agent after the Collateral Manager receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign affecting the Collateral, the Transaction Documents, or the Collateral Agent’s interest in the Collateral, in each case, that would reasonably be expected to have a Material Adverse Effect.

Section 7.6 Collateral Management Compensation.

(a) Fees. As consideration for its services rendered hereunder, the Collateral Manager shall be entitled to receive the Primary Collateral Manager Fee in accordance with the priority of payments set forth in Section 8.3. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Document, Owl Rock Diversified Advisors LLC hereby agrees that it will irrevocably waive the Primary Collateral Manager Fee on each Distribution Date so long as it acts as Collateral Manager hereunder; provided that, for the avoidance of doubt, any successor collateral manager shall be entitled to all or any portion of the Primary Collateral Manager Fee pursuant to the terms hereof and payable in accordance with Section 8.3.

(b) Expenses. The Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement; provided that, to the extent the Collateral Manager has waived the Primary Collateral Manager Fee pursuant to Section 7.6(a), the Collateral Manager shall be reimbursed for any reasonable and documented out-of-pocket expenses incurred hereunder (including out-of-pocket expenses paid by the Collateral Manager on behalf of the Borrower) (“Collateral Manager Expenses”), subject to the availability of funds pursuant to Section 8.3.

Section 7.7 Collateral Reporting. The Borrower shall cause the Collateral Manager to cooperate with the Collateral Agent in the performance of the Collateral Agent’s duties under Section 11.3. Without limiting the generality of the foregoing, the Borrower shall cause the Collateral Manager to supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time request with respect to the Collateral Obligations and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

Section 7.8 Reserved.

Section 7.9 Procedural Review of Collateral Obligations; Access to Collateral Manager and Collateral Manager’s Records. (a) The Borrower shall, and shall cause the Collateral Manager to, at the Borrower’s expense, permit representatives of the Agent at any time and from time to time as the Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Collateral Obligations, and (B) to visit its properties in connection with the collection, processing or managing of the Collateral Obligations for the purpose of examining such records, and to discuss matters relating to the Collateral Obligations or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. The Borrower agrees, and will cause the Collateral Manager, to render to the Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Collateral Manager’s business and operations. So long as no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Event of Default or Collateral Manager Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon five Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. During the existence of an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Event of Default or a Collateral Manager Event of Default, there shall be no limit on the timing or number of such inspections and no prior notice will be required before any inspection.

(b) The Borrower shall, and shall cause the Collateral Manager to, at the Borrower’s expense and as applicable, provide to the Agent access to the documentation evidencing the Collateral Obligations and all other documents regarding the Collateral Obligations included as part of the Collateral and the Related Security in each case, in its possession, in such cases where the Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Event of Default, Event of Default or Collateral Manager Event of Default has occurred and is continuing), (ii) during normal business hours and (iii) up to twice per calendar year (so long as no Unmatured Event of Default, Event of Default or Collateral Manager Event of Default has occurred and is continuing). From and after the Effective Date and periodically thereafter at the reasonable discretion of the Agent, the Agent may review the Borrower’s and the Collateral Manager’s collection and administration of the Collateral Obligations in order to assess compliance by the Collateral Manager with the Collateral Manager’s written policies and procedures, as well as this Agreement and may, no more than twice in any calendar year, conduct an audit of the Collateral Obligations and Records in conjunction with such review.

(c) Nothing in this Section 7.9 shall derogate from the obligation of the Borrower and the Collateral Manager to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Collateral Manager to provide access as a result of such obligation shall not constitute a breach of this Section 7.9.

Section 7.10 Optional Sales. (a) The Borrower shall have the right to sell all or a portion of the Collateral Obligations (each, an “Optional Sale”), subject to the following terms and conditions:

(i) immediately after giving effect to such Optional Sale (together with such other Optional Sales and other actions to be effected in connection with any cure of a Borrowing Base Deficiency in accordance with Section 8.1(e)):

(A) reserved;

(B) reserved;

(C) the Borrowing Base is greater than or equal to the Loans outstanding and the Foreign Currency Loan Amount will not exceed the Foreign Currency Sublimit; and

(D) no Event of Default, Unmatured Event of Default, Unmatured Collateral Manager Event of Default or Collateral Manager Event of Default shall have occurred and be continuing; provided that, no more than three (3) times in any twelve-month period, if an Unmatured Event of Default or Unmatured Collateral Manager Event of Default is continuing, the Borrower may make an Optional Sale if, after giving effect to such Optional Sale, such event is cured (although, for the avoidance of doubt, such event shall be continuing for all purposes hereunder until the settlement date of such Optional Sale);

provided, notwithstanding the above, that the Borrower may make (i) any Optional Sale of any Collateral Obligation that, in the Collateral Manager’s reasonable judgment, has a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Collateral Obligation, if after giving effect to such Optional Sale, (a) no Event of Default is continuing and (b) the aggregate Principal Balance of all such Collateral Obligations sold pursuant to this proviso in any twelve-month period does not exceed 20% of the Aggregate Eligible Collateral Obligation Amount plus Principal Collections on deposit in the Principal Collection Account in effect on the date of such sale or (ii) any Optional Sale of any Collateral Obligation if (x) the sale price is equal to or greater than the acquisition price of such Collateral Obligation and (y) the proceeds from such Optional Sale are applied to reduce the Loans; (ii) any Optional Sale made to reduce the Loans outstanding to be less than the Borrowing Base or the Facility Amount (so long as, immediately following such Optional Sale and any repayment of the Loans, the Loans outstanding do not exceed either the Borrowing Base or the Facility Amount); (iii) any Optional Sale of a Collateral Obligation that has a Collateral Obligation Amount of zero; (iv) any Optional Sale of any portion of a Collateral Obligation constituting an Excess Concentration Amount; (v) any Optional Sale in connection with a Permitted Securitization; or (vi) any Optional Sale for which the Agent has provided consent;

(ii) at least one (1) Business Day prior to the date of any Optional Sale, the Borrower shall cause the Collateral Manager to give the Agent, each Lender Agent and the Collateral Agent written notice of such Optional Sale, which notice shall identify the related Collateral subject to such optional sale and the expected proceeds from such Optional Sale and include (x) an Officer’s Certificate computed as of the date of such request and after giving effect to such Optional Sale, demonstrating compliance with clauses (a)(i)(A), (B) and (C) above and all other conditions set forth herein are satisfied and (y) a certificate of the Collateral Manager substantially in the form of Exhibit F-3 requesting the release of the related Collateral Obligation File in connection with such Optional Sale;

(iii) such Optional Sale shall be made by the Collateral Manager, on behalf of the Borrower (A) in accordance with the Collateral Manager Standard, (B) reflecting arm’s length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);

(iv) if such Optional Sale is to an Affiliate of the Borrower or the Collateral Manager, the Agent has given its prior written consent (which shall not be unreasonably withheld, conditioned or delayed); provided that such consent shall not be required so long as the aggregate Principal Balance of all Eligible Collateral Obligations sold without such consent pursuant to this clause (iv) in any twelve-month period does not exceed 15% of the Aggregate Eligible Collateral Obligation Amount plus Principal Collections on deposit in the Principal Collection Account in effect on the date of such sale and such Optional Sale is made at a price at least equal to (x) during the Revolving Period, the Collateral Obligation Amount of the Collateral Obligation being sold or (y) after the end of the Revolving Period, the outstanding principal amount of such Collateral Obligation (or at a price that is less than the outstanding principal amount of such Collateral Obligation but not less than the fair market value of such Collateral Obligation and the Borrower receives a contribution to capital from the Equityholder at least equal to the difference between such outstanding principal amount and such price and such amount shall be deposited into the Principal Collection Account no later than five (5) Business Days before the related settlement date); and

(v) on the date of such Optional Sale, all proceeds from such Optional Sale will be sent directly into the Collection Account.

(b) In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower (or the purchaser thereof from the Borrower) without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement.

(c) The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Agent, the Collateral Agent, the Collateral Custodian, each Lender Agent and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale).

(d) In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release prepared by the Collateral Manager with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower, or the Collateral Manager on its behalf, may reasonably request.

Section 7.11 Repurchase or Substitution of Warranty Collateral Obligations. (a) In the event of a breach of Section 9.5, Section 9.13 or Section 9.26 or of a material breach of any other representation, warranty, undertaking or covenant set forth in ARTICLE IX, ARTICLE X, with respect to a Collateral Obligation (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation), in each case as of the related Cut-Off Date(each such Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Borrower or the Collateral Manager and (y) receipt by the Borrower or the Collateral Manager of written notice thereof given by the Agent (with a copy to each Lender Agent), the Borrower shall either (a) repay Loans outstanding in the applicable Eligible Currency in an amount equal to the aggregate Repurchase Amount of such Warranty Collateral Obligation(s) to which such breach relates on the terms and conditions set forth below or (b) substitute for such Warranty Collateral Obligation one or more Eligible Collateral Obligations with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30-day period, either (i) the representations and warranties in ARTICLE IX with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had become part of the Collateral on such day, as applicable or (ii) no Borrowing Base Deficiency exists. It is understood and agreed that the obligations of the Borrower to substitute any such Warranty Collateral Obligation is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Collateral Obligation which is not collected, not paid, or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor.

ARTICLE VIII

ACCOUNTS; PAYMENTS

Section 8.1 Accounts. (a) On or prior to the Effective Date, the Borrower shall establish each Account in the name of the Borrower and each Account shall be a segregated, non-interest bearing trust account established with the Securities Intermediary. Funds held in the Collection Account shall be applied by the Collateral Agent pursuant to Section 8.3 and the applicable Monthly Report. If at any time a Responsible Officer of the Collateral Agent obtains actual knowledge that any Account ceases to be an Eligible Account (with notice to the Collateral Manager, the Agent and each Lender Agent), then the Borrower shall cause the Collateral Manager to transfer such account to another institution such that such account shall meet the requirements of an Eligible Account.

Except as set forth below, amounts on deposit in the Unfunded Exposure Account may be withdrawn at the direction of the Borrower or at the direction of the Collateral Manager (i) to fund any draw requests of the relevant Obligors under any Variable Funding Asset, or (ii) to make a deposit into the Collections Account as Principal Collections if, after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account is equal to or greater than the Aggregate Unfunded Amount.

Following the Facility Termination Date, the Borrower shall cause the Collateral Manager to forward any draw request made by an Obligor under a Variable Funding Asset, along with wiring instructions for the applicable Obligor, to the Collateral Agent (with a copy to the Agent and each Lender Agent) along with a written instruction to the Collateral Agent to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Agent shall fund such draw request in accordance with such instructions from the Collateral Manager.

Following the end of the Revolving Period, if the Borrower shall receive any Principal Collections from an Obligor with respect to a Variable Funding Asset and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Amount (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Borrower shall cause the Collateral Manager to direct the Collateral Agent to and the Collateral Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall.

(b) All amounts held in any Account shall, to the extent permitted by Applicable Laws, be invested by the Collateral Agent, as directed by the Collateral Manager in writing (or, if the Collateral Manager fails to provide such direction, such amounts shall remain uninvested), in Permitted Investments that mature (i) with respect to the Collection Account, not later than one Business Day prior to the Distribution Date for the Collection Period to which such amounts relate and (ii) with respect to the Unfunded Exposure Account, on the immediately following Business Day. Any such written direction shall certify that any such investment is authorized by this Section 8.1. The Borrower, the Collateral Manager on behalf of the Borrower and the Agent each agrees that it shall not give any instruction to invest such funds other than in accordance with, or subject to an exemption from, the Retention Requirements. Investments in Permitted Investments shall be made in the name of the Collateral Agent, and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity. If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Collateral Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the written direction of the Collateral Manager or, if the Collateral Manager shall fail to give such direction, the Agent. The Collateral Agent shall, upon written request, provide the Agent with all information in its possession regarding transfer into and out of the Collection Account (including, but not limited to, the identity of the counterparty making or receiving such transfer). In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Collateral Manager or the Agent, as applicable, to timely provide investment instruction to the Collateral Agent. The Collateral Agent and its Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.

(c) Neither the Borrower nor the Collateral Manager shall have any rights of direction or withdrawal, with respect to amounts held in the Collection Account, except to the extent explicitly set forth in Section 7.5(j), Section 8.1(a), Section 8.1(b), Section 8.2, Section 8.3(b) or Section 10.16.

Subject to the other provisions hereof, the Collateral Agent shall have sole Control (within the meaning of the UCC) over each Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Accounts shall be deposited or transferred to the Collection Account and distributed pursuant to Section 8.3(a).

(d) The Equityholder may, from time to time in its sole discretion (x) transfer to the Collateral Agent for deposit amounts into the Principal Collection Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower for deposit in the Custodial Account. All such amounts will be included in each applicable compliance calculation under this Agreement as Principal Collections, including, without limitation, calculation of the Borrowing Base.

(e) Notwithstanding any provision of the Transaction Documents to the contrary, if any Borrowing Base Deficiency exists, then the Borrower may eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions: (A) deposit into or credit to the Collection Account cash and Permitted Investments, (B) repay Loans, (C) sell Collateral Obligations in accordance with Section 7.10, or (D) pledge additional Collateral Obligations as Collateral; provided that, for the avoidance of doubt, any such additional Collateral Obligation that has the same CUSIP or security identifier of an Eligible Collateral Obligation shall be deemed an Eligible Collateral Obligation and unless such Eligible Collateral Obligation is subject to an Evaluation Event, an Approval Notice in connection with such additional Collateral Obligation shall be deemed received by the Borrower for all purposes hereunder.

Section 8.2 Excluded Amounts. The Borrower may cause the Collateral Manager to direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice. Upon confirmation that the Agent has approved the report, the Collateral Manager shall send such report to the Collateral Custodian and the Collateral Agent.

Section 8.3 Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account, solely in accordance with the applicable Monthly Report approved by the Agent pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:

(i) From the Interest Collection Account, the Amount Available constituting Interest Collections for such Distribution Date in the following order of priority:

(A) FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $25,000 on any Distribution Date;

(B) SECOND, pro rata, to the Collateral Agent and to the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Collection Period, which expenses shall not exceed the amount of the Collateral Agent Capped Fees/Expenses and the Collateral Custodian Capped Fees/Expenses, respectively;

(C) THIRD, (A) if no Specified Borrowing Base Breach has occurred, to the Collateral Manager (unless waived or deferred in whole or in part by the Collateral Manager), any accrued and unpaid Primary Collateral Manager Fee for the related Collection Period, otherwise (B) to the Collateral Manager, (x) one half of any accrued and unpaid Primary Collateral Manager Fee for the related Collection Period and (y) one half of any accrued and unpaid Primary Collateral Manager Fee for the related Collection Period to the Agents on behalf of their respective Lenders pro rata to repay the Loans outstanding;

(D) FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(i)(D), (A) to the Lenders, an amount equal to the Interest on the Loans accrued during the Accrual Period with respect to such Distribution Date (and any Interest with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), (B) to the Agent and the Lender Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Lender Agents and the Agent and (C) to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;

(E) FIFTH, during the Revolving Period, to the Lender Agents on behalf of their respective Revolving Lenders pro rata in accordance with the amount of the outstanding Revolving Loans in the amount necessary to reduce the Revolving Loans outstanding to an amount not to exceed the Borrowing Base and the Foreign Currency Loan Amount will not exceed the Foreign Currency Sublimit;

(F) SIXTH, to the Equityholder as a Permitted RIC Distribution;

(G) SEVENTH, after the end of the Revolving Period, if the Diversity Score is less than or equal to 7, to the Lender Agents on behalf of their respective Lenders pro rata to repay the Loans outstanding, in the amount necessary to reduce the Loans outstanding to zero;

(H) EIGHTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(i)(H), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;

(I) NINTH, to any Affected Persons, any Increased Costs then due and owing;

(J) TENTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(A) above, to the payment of Taxes and governmental fees owing by the Borrower or to the distribution to Equityholder to provide for the payment of such Taxes on Borrower’s income attributable to the Collateral, if any;

(K) ELEVENTH, to the extent not previously paid by or on behalf of the Borrower, to each Indemnitee, any Indemnified Amounts then due and owing to each such Indemnitee;

(L) TWELFTH, (1) at the election of the Collateral Manager to pay to the Collateral Manager any deferred and unpaid Primary Collateral Manager Fee or other amounts owed to the Collateral Manager and (2) to the Collateral Manager, for payment of Collateral Manager Expenses due and owing under Section 7.6(b) (if any) which have not been previously reimbursed;

(M) THIRTEENTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) above, pro rata, to the Collateral Agent and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent and the Collateral Custodian under the Transaction Documents;

(N) FOURTEENTH, to pay any other amounts due under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a); and

(O) FIFTEENTH, (A) during the Revolving Period, (x) during an Unmatured Event of Default, a Specified Borrowing Base Breach or Event of Default, to remain in the Interest Collection Account as Interest Collections or to repay Loans at the election of the Borrower; or (y) otherwise, the remaining Amount Available constituting Interest Collections to the Borrower for payment as directed by the Borrower, including as to make a distribution to the Equityholder and (B) after the end of the Revolving Period, the remaining Amount Available constituting Interest Collections to the Borrower for payment as directed by the Borrower, including as to make a distribution to the Equityholder.

(ii) From the Principal Collection Account, the Amount Available constituting Principal Collections for such Distribution Date in the following order of priority:

(A) FIRST, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clauses (A) through (F), in that order, but, in each case, only to the extent not paid in full thereunder;

(B) SECOND, after the end of the Revolving Period and to the extent not repaid in full pursuant to Section 8.3(a)(i)(G), to the Lenders pro rata to repay the Loans outstanding, until repaid in full;

(C) THIRD, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (H) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder;

(D) FOURTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (I) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder;

(E) FIFTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (J) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(F) SIXTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) or Section 8.3(a)(i)(K), to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any costs and expenses due to the Collateral Agent, the Securities Intermediary and the Collateral Custodian under the Transaction Documents (other than Increased Costs and Indemnified Amounts);

(G) SEVENTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (L) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder; provided that after such payment under this clause (G) (on a pro forma basis), proviso (i)(a) in the definition of Borrowing Base Condition is satisfied;

(H) EIGHTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (M) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;

(I) NINTH, during the Revolving Period, to the Principal Collection Account as Principal Collections which may be distributed to the Equityholder in accordance with Section 10.16 or withdrawn for Reinvestment; and

(J) TENTH, after the end of the Revolving Period, the remaining Amount Available to the Borrower, including to make a distribution to the Equityholder.

(b) Only during the Revolving Period, the Borrower may withdraw from the Collection Account on any Business Day (x) any Principal Collections, or (y) if after giving effect to such withdrawal, the Borrower is able to make all required payments pursuant to Section 8.3 on the next Distribution Date on a pro forma basis, Interest Collections, and apply such Collections to (A) prepay the Loans outstanding in accordance with Section 2.4, (B) make distributions in accordance with Section 10.16, or (C) acquire additional Collateral Obligations (each such reinvestment of Collections, a “Reinvestment”), subject, in the case of clause (C), to the following conditions:

(i) the Borrower shall have given written notice to the Collateral Agent, each Lender Agent and the Agent of the proposed Reinvestment, at or prior to 2:00 p.m., in the Applicable Time Zone, (1) two (2) Business Days prior to the proposed date of such Reinvestment (the “Reinvestment Date”) for Reinvestments in Dollar denominated Collateral Obligations and (2) five (5) Business Days prior to the proposed Reinvestment Date for Reinvestments in non-Dollar denominated Collateral Obligations. Such notice (the “Reinvestment Request”) shall be in the form of Exhibit C-2 and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and a Schedule of Collateral Obligations setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date (if applicable);

(ii) each condition precedent set forth in Section 6.2, other than those set forth in clauses (i) and (m) thereof, shall be satisfied; and

(iii) upon the written request of the Borrower (or the Collateral Manager on the Borrower’s behalf) delivered to the Collateral Agent no later than 11:00 a.m. New York City time on the Reinvestment Date, the Collateral Agent shall have provided to the Agent and each Lender Agent by facsimile or e-mail (to be received no later than 2:00 p.m. in the Applicable Time Zone on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account.

Subject to the Collateral Agent’s receipt of an Officer’s Certificate of the Collateral Manager as to the satisfaction of the conditions precedent set forth in Section 6.2 (other than clauses (i) and (m) thereof) and this Section 8.3, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.

(c) At any time, the Borrower may withdraw from the Principal Collection Account the proceeds of any Loan on deposit therein solely for the purpose of settling any pending acquisition of an Eligible Collateral Obligation within ten (10) Business Days of the Funding Date with respect to such Loan.

Section 8.4 Fees. The Borrower shall pay, pursuant hereto, the Daily Commitment Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated on or after the date hereof, signed by the Borrower, the Agent and/or any applicable Lender Group (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).

Section 8.5 Monthly Report. The Collateral Agent shall prepare (based on information provided to it by the Collateral Manager, the Agent, the Lender Agents and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Agent, each Lender Agent, the Borrower and the Collateral Manager on each Reporting Date starting with the Reporting Date in October 2021. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Agent) a copy of such notice and information to the Agent, each Lender Agent and the Collateral Manager. If the Collateral Agent agrees with any such correction and unless the Collateral Agent is otherwise timely directed by the Agent, the Collateral Agent shall distribute a revised Monthly Report on the

Business Day after it receives such information. If the Collateral Agent does not agree with any such correction or it is directed by the Agent that the Collateral Agent should not make such correction, then the Collateral Agent shall take such action as instructed by the Agent and shall have no responsibilities with respect to the applicable Monthly Report. The Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final.

Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, the Agent and the Lender Agents shall be responsible for providing to the Collateral Agent the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The Agent shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Agent, such reports, instructions, statements and certificates shall be executed by the Borrower and the Collateral Manager and, in the case of the Monthly Report, the Collateral Agent shall make the distributions required by Section 8.3 pursuant to such Monthly Report.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Loans hereunder, the Borrower hereby represents and warrants to the Agent, the Lender Agents and the Lenders as to itself, as of the Effective Date and each Funding Date, as follows:

Section 9.1 Organization and Good Standing. It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and its interest in the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 9.2 Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 9.3 Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral and has duly authorized such grant by all necessary action.

Section 9.4 Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

Section 9.5 Security Interest. This Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected under such article), and is enforceable as such against creditors of and purchasers from the Borrower; the Collateral is comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, deposit accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations as set forth herein; with respect to Collateral that constitute Security Entitlements (a) all of such Security Entitlements have been credited to the Accounts and the Securities Intermediary has agreed to treat all assets (other than cash) credited to the Accounts as Financial Assets, (b) the Borrower has taken all steps necessary to enable the Collateral Agent to obtain Control with respect to the Accounts and (c) the Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Borrower has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Borrower may, or may cause the Collateral Manager to, cause cash in the Accounts to be invested or distributed in accordance with this Agreement, and all cash that is not invested shall be held in the appropriate deposit account; all Accounts constitute Securities Accounts or deposit accounts; the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens); the Borrower has received all consents and approvals required by the terms of any Collateral Obligation to the granting of a security interest in the Collateral Obligations hereunder to the Collateral Agent, on behalf of the Secured Parties; the Borrower has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Collateral Obligation have been or, will be delivered to the Collateral Custodian; the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties; with respect to Collateral that constitutes a Certificated Security, such Certificated Security has been delivered to the Collateral Custodian and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Borrower of such Certificated Security, in each case to be held by the Collateral Custodian on behalf of the Collateral Agent for the benefit of the Secured Parties; and in the case of an Uncertificated Security, by (A) causing the Collateral Custodian to become the registered owner of such Uncertificated Security and causing such registration to remain effective, or (B) by causing such Uncertificated Security to be credited to a Securities Account for which the Collateral Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account.

Section 9.6 No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound or any of its properties or revenues are subject; or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument; or violate or exceed in any material respect any limits or restrictions contained in, or constitute speculation, leverage or concentration of exposure prohibited by any applicable constitutions, charters, laws, rules, regulations, government codes, constituent or governing instruments, trust documents, resolutions, guidelines, policies, investment management agreements, ordinances, orders, writs, judgments, decrees, charges, rulings or similar documents or determinations (including, any Similar Law) to which the Borrower, or the Borrower’s properties or revenues are subject; or in any way materially adversely affect the Borrower’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 9.7 No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against the Borrower, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Collateral.

Section 9.8 No Consents. It is not required to obtain the material consent of any other Person or any material approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body having jurisdiction over it or its properties in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, in each case other than consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof.

Section 9.9 Solvency. It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business in the foreseeable future.

Section 9.10 Compliance with Laws. It has complied and will comply in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and all Collateral.

Section 9.11 Taxes. For U.S. federal income tax purpose, it is, and always has been, an entity disregarded as separate from the Equityholder and the Equityholder is treated as a United States person for U.S. federal income tax purposes. It has filed on a timely basis all federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and has paid all federal and other material Taxes due and payable by it and any assessments made against it or any of its property and all other material Taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Appropriate Accounting Principles have been provided on the books of the Borrower). Other than Permitted Liens, no lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Collateral Obligation and the Related Security to the Borrower have been paid or shall have been paid if and when due.

Section 9.12 Monthly Report. Each Monthly Report is accurate in all material respects as of the date thereof, subject, in the case of information contained therein (which shall include any statements and calculations to the extent such statements or calculations are inaccurate solely as a result of such information) received from any un-Affiliated third party, to the standard set forth in Section 9.14 with respect to information received from an un-Affiliated third party.

Section 9.13 No Liens, Etc. The Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim (other than Permitted Liens) and the Borrower has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Loan, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Collateral, free and clear of any Adverse Claim (other than Permitted Liens), to the extent (as to perfection and priority) that a security interest in said Collateral may be perfected under the applicable UCC. The Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed by way of collateral security any of the Collateral and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or as necessary or advisable in connection with the Sale Agreement. There are no judgments or Liens for Taxes with respect to the Borrower and no claim is being asserted with respect to the Taxes of the Borrower, other than Permitted Liens.

Section 9.14 Information True and Correct. All information (other than any information provided to the Borrower by an un-Affiliated third party) heretofore or hereafter furnished by or on behalf of the Borrower in writing to any Lender, the Collateral Agent, any Lender Agent or the Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole), as of the date such information is furnished, true and correct in all material respects (or if not prepared by or under the direction of the Borrower, is true and correct in all material respects to the Borrower’s knowledge (after reasonable inquiry)) and does not omit to state any material fact necessary to make the statements contained therein not misleading (or, if not prepared by or under the direction of the Borrower, does not omit to state such a fact to the Borrower’s knowledge (after reasonable inquiry)), in each case, after giving effect to all written updates provided by the Borrower, the Collateral Manager or the Equityholder or on its behalf to the Agent or any Lender. With respect to any information received from any un-Affiliated third party, the Borrower (i) will not furnish (and has not furnished) any such information to any Lender, the Collateral Agent, any Lender Agent or the Agent in connection with this Agreement or any transaction contemplated hereby that it knows (or knew) to be incorrect at the time such information is (or was) furnished in any material respect and (ii) has informed (or will inform) the applicable Lender, the Collateral Agent, the applicable Lender Agent or the Agent, as applicable, of any such information which it found to be incorrect in any material respect after such information was furnished.

Section 9.15 No Sovereignty. Neither the Borrower nor or any of its assets, properties or revenues has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Applicable Law of any jurisdiction.

Section 9.16 Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.

Section 9.17 Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of any Lender Agent or Lender.

Section 9.18 Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 9.19 No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.

Section 9.20 No Subsidiaries. The Borrower has no Subsidiaries.

Section 9.21 ERISA Compliance. It does not sponsor, maintain, or have any liability to any Benefit Plans, except as would not reasonably be expected to have a Material Adverse Effect. Its underlying assets (including the Collateral) do not constitute and during the term of this Agreement will not constitute “plan assets,” within the meaning of the U.S. Department of Labor regulations promulgated at 29 C.F.R. § 2510.3-101, as modified in application by Section 3(42) of ERISA (“Plan Assets”). Either (x) the Borrower is not subject to any Similar Law, or (y) the consummation of the transactions contemplated by this Agreement and the other Transaction Documents do not and will not violate any such Similar Law applicable to the Borrower.

Section 9.22 Investment Company Status. It is not an “investment company” as such term is defined in the 1940 Act.

Section 9.23 Set-Off, Etc. No Collateral Obligation has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, pursuant to the Transaction Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby.

Section 9.24 Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 10.10.

Section 9.25 Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Equityholder (including, for this purpose, equity of the Borrower) or the applicable third party seller in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

Section 9.26 Regulatory Compliance. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U (12 C.F.R. Part 221) of the FRS Board) and none of the proceeds of the Loans will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time.

Section 9.27 Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Collateral Manager, and the Borrower hereby acknowledges that the Agent, each of the Lender Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity. Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.

There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and the Collateral Manager (other than as expressly set forth herein and the other Transaction Documents) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

Section 9.28 Transaction Documents. The Transaction Documents delivered to the Agent, together with the constituent documents of the Borrower, represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Adverse Claim. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder.

Section 9.29 Compliance with Anti-Corruption Laws and Anti-Money Laundering Laws. The Borrower represents and warrants that neither it nor any of its Affiliates, directors or officers, nor any of its or its Affiliates’ employees or agents, have engaged in any activity or conduct that would breach Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 9.30 Compliance with Sanctions. The Borrower represents and warrants that (a) neither it nor any of its Affiliates, directors, officers or employees, nor any of its agents (including any such agents or Affiliates that will act in any capacity in connection with, or benefit from, this Agreement), is (i) a Sanctioned Person, or (ii) in violation of any Sanctions, and (b) no Loan, use of proceeds or other transaction contemplated by this Agreement will result in the violation of any applicable Sanctions.

Section 9.31 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if any, is true and correct in all material respects.

ARTICLE X

COVENANTS

From the date hereof until the first day following the Facility Termination Date on which all Obligations shall have been finally and fully paid and performed (other than as expressly survive the termination of this Agreement), the Borrower hereby covenants and agrees with the Lenders, the Lender Agents and the Agent that:

Section 10.1 Protection of Security Interest of the Secured Parties. (a) At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Collateral, with the office of the Secretary of State of Delaware. From time to time thereafter, the Borrower shall file (and the Borrower hereby authorizes the Collateral Agent to so file) such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Collateral Agent in favor of the Secured Parties under this Agreement in the Collateral and in the proceeds thereof. The Borrower shall deliver (or cause to be delivered) to the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent or the Agent may (but shall have no obligation to) do so, in each case at the expense of the Borrower, however neither the Collateral Agent nor the Agent shall have any liability in connection therewith. The rights granted to the Collateral Agent in this Section 10.1 shall not constitute a duty of the Collateral Agent to file any financing statements or continuations thereof.

(b) The Borrower shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Borrower (or by the Collateral Agent on behalf of the Borrower) in accordance with subsection (a) above seriously misleading or change its jurisdiction of organization, unless the Borrower shall have given the Agent, each Lender Agent and the Collateral Agent at least 30 days prior written notice thereof (or such shorter period as the Agent may agree in its sole discretion), and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent, each Lender Agent and Agent together with an Officer’s Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).

(c) The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Loan under this Agreement, the Borrower’s master computer records (including archives) that shall refer to the Collateral indicate clearly that such Collateral is subject to the first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties. Indication of the Collateral Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, upon such Collateral Obligation becoming a Repurchased Collateral Obligation, Substituted Collateral Obligation or otherwise as expressly permitted by this Agreement.

(d) Without limiting any of the other provisions hereof, if at any time the Borrower shall propose to sell, grant a security interest in, or otherwise transfer any interest in loan receivables to any prospective lender or other transferee, the Borrower shall give to such prospective lender or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Collateral shall indicate clearly that such Collateral is subject to a first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties.

Section 10.2 Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Sections 7.10, 7.11 and 10.16, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).

Section 10.3 Costs and Expenses. The Borrower shall pay (or cause to be paid) all of its reasonable costs, charges and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.

Section 10.4 Initial Eligible Collateral Obligation. The first five Eligible Collateral Obligations acquired by the Borrower shall be any of First Lien Loans, Unitranche Loans and/or FILO Loans.

Section 10.5 Separate Existence. (a) The Borrower shall at all times: (i) maintain at least one Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) [reserved]; (v) file its own Tax returns, except to the extent that the Borrower is treated as a “disregarded entity” for Tax purposes and is not required to file Taxes under Applicable Law, and pay any Taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Borrower has established proper reserves on its books in accordance with Appropriate Accounting Principles; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliate if (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the Borrower’s own separate balance sheet (if the Borrower prepares its own separate balance sheet); (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s length relationship with the Equityholder and each of its other Affiliates; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) cause its member(s) or managing member to act pursuant to written consent and keep minutes of meetings and actions and observe in all respects all other Delaware limited liability company formalities; (xviii) not acquire the obligations or any securities of its Affiliates; (xix) cause the managers, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; (xx) maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Borrower, shall immediately become the member of the Borrower in accordance with its organizational documents; and (xxi) it shall not divide or permit any division of the Borrower.

(b) The Borrower shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a); (ii) fail to be solvent; (iii) release, sell, transfer, convey or assign any Collateral Obligation unless in accordance with the Transaction Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Borrower, enter into any transaction with an Affiliate of the Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets.

(c) The Borrower shall not (and shall not permit the Equityholder to) take any action that is materially contrary to the “Facts and Assumptions” section in the opinion of Dechert LLP, dated the date hereof, relating to certain nonconsolidation matters.

Section 10.6 Hedging Agreements. (a) With respect to any Fixed Rate Collateral Obligation (other than Fixed Rate Collateral Obligations not counted as “excess” pursuant to clause (d) of the definition of “Excess Concentration Amount”), the Borrower hereby covenants and agrees that, upon the direction of the Agent in its sole discretion as notified to the Borrower and the Collateral Manager on or prior to the related Funding Date for such Collateral Obligation, the Borrower shall obtain and deliver to the Collateral Agent (with a copy to the Agent and each Lender Agent) one or more Hedging Agreements from qualified Hedge Counterparties having, singly or in the aggregate, an Aggregate Notional Amount not less than the amount determined by the Agent in its reasonable discretion, which (1) each shall have a notional principal amount equal to or greater than $1,000,000, (2) may provide for reductions of the Aggregate Notional Amount on each Distribution Date on an amortization schedule for such Aggregate Notional Amount assuming a 0.0 ABS prepayment speed (or such other ABS prepayment speed as may be approved in writing by the Agent) and zero losses, and (3) shall have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Agent in its sole discretion.

(b) In the event that any Hedge Counterparty defaults in its obligation to make a payment to the Borrower under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, the Borrower shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York City time, on such date. The Borrower shall give notice to each Lender Agent upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business Days following a demand made by the Borrower on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed by the Agent.

(c) In the event that any Hedge Counterparty no longer maintains the ratings specified in the definition of “Hedge Counterparty,” then within 30 days after receiving notice of such decline in the creditworthiness of such Hedge Counterparty as determined by any Rating Agency, either (x) such Hedge Counterparty, upon the receipt of the consent of the Agent, will enter into an arrangement the purpose of which shall be to assure performance by the Hedge Counterparty of its obligations under the applicable Hedging Agreement; or (y) the Borrower shall, at its option and with the written consent (in its sole discretion) of the Agent, either (i) cause such Hedge Counterparty to pledge securities in the manner provided by applicable law which shall be held by the Collateral Agent, for the benefit of the Secured Parties, free and clear of the Lien of any third party, in a manner conferring on the Collateral Agent a perfected first Lien in such securities securing such Hedge Counterparty’s performance of its obligations under the applicable Hedging Agreement, (ii) provided that a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of Section 10.6(d) has been obtained, (A) provide written notice to such Hedge Counterparty (with a copy to the Collateral Agent, each Lender Agent and the Agent) of its intention to terminate the applicable Hedging Agreement within such 30-day period and (B) terminate the applicable Hedging Agreement within such 30-day period, request the payment to it of all amounts due to the Borrower under the applicable Hedging Agreement through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or (iii) establish any other arrangement (including an arrangement or arrangements in addition to or in substitution for any prior arrangement made in accordance with the provisions of this Section 10.6(c)) with the written consent (in its sole discretion) of the Agent (a “Qualified Substitute Arrangement”); provided, that in the event at any time any alternative arrangement established pursuant to the above shall cease to be satisfactory to the Agent, then the provisions of this Section 10.6(c), shall again be applied and in connection therewith the 30-day period referred to above shall commence on the date the Borrower receives notice of such cessation or termination, as the case may be.

(d) Unless an alternative arrangement pursuant to clause (x) or (y)(i) or (y)(iii) of Section 10.6(c) is being established, the Borrower shall use its best efforts to obtain a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of this Section 10.6 during the 30-day period referred to in Section 10.6(c). The Borrower shall not terminate the Hedging Agreement unless, prior to the expiration of the 30-day period referred to in said Section 10.6(c), the Borrower delivers to the Collateral Agent (with a copy to the Agent and each Lender Agent) (i) a Replacement Hedging Agreement or Qualified Substitute Arrangement, (ii) to the extent applicable, an Opinion of Counsel reasonably satisfactory to the Agent as to the due authorization, execution and delivery and validity and enforceability of such Replacement Hedging Agreement or Qualified Substitute Arrangement, as the case may be, and (iii) evidence that the Agent has consented in writing to the termination of the applicable Hedging Agreement and its replacement with such Replacement Hedging Agreement or Qualified Substitute Arrangement.

(e) The Borrower shall notify the Agent, each Lender Agent and the Collateral Agent within five Business Days after a Responsible Officer of such Person shall obtain knowledge that the senior unsecured debt rating of a Hedge Counterparty has been withdrawn or reduced by any Rating Agency.

(f) The Borrower may at any time obtain a Replacement Hedging Agreement with the consent (in its sole discretion) of the Agent.

(g) The Borrower shall not agree to any amendment to any Hedging Agreement without the consent (in its sole discretion) of the Agent.

(h) The Borrower shall notify the Agent, each Lender Agent and the Collateral Agent after a Responsible Officer of the Borrower shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.

(i) The Borrower, with the consent of the Agent in its sole discretion, may sell all or a portion of the Hedging Agreements; provided, that no consent of the Agent shall be required for the sale of all or a portion of any Hedging Agreement relating to Fixed Rate Collateral Obligations not counted as “excess” pursuant to clause (d) of the definition of “Excess Concentration Amount.” The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Agent, each Lender Agent, the Collateral Custodian and the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower and, at the Borrower’s request, the Collateral Agent, upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Agent, execute all documentation necessary to release the Lien of the Collateral Agent on such Hedging Agreement and proceeds thereof.

Notwithstanding the foregoing, with respect to any Collateral Obligation, the Borrower may include in an Asset Approval Request provisions of Hedging Agreements applicable to such Collateral Obligation, and, if nothing to the contrary is included in the related Approval Notice delivered to the Borrower by the Agent, the provisions relating to Hedging Agreements in the Asset Approval Request shall control to the extent such provisions conflict with this Section 10.6. Notwithstanding anything to the contrary in this Section 10.6, the parties hereto agree that should the Borrower fail to observe or perform any of its obligations under this Section 10.6 with respect to any Hedging Agreement, the sole result will be that the Collateral Obligation or Collateral Obligations that are the subject of such Hedging Agreement shall immediately cease to be Eligible Collateral Obligations for all purposes under this Agreement.

Section 10.7 Know Your Customer. Promptly upon the request of any Lender or the Agent, the Borrower shall supply, or procure the supply of, such documentation and other evidence as is requested by such Lender or the Agent (for itself or on behalf of any Lender or any prospective Lender) in order for such Lender or Agent (or any prospective Lender) to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to the Borrower under all applicable laws and regulations pursuant to the transactions contemplated under the Transaction Documents.

Section 10.8 Taxes. For U.S. federal income tax purpose, the Borrower will be an entity disregarded as separate from the Equityholder and the Equityholder will be treated as a United States person for U.S. federal income tax purposes. The Borrower will file on a timely basis all federal and other material Tax returns required to be filed, if any, and will pay all federal and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with Appropriate Accounting Principles are provided on the books of the Borrower).

Section 10.9 Merger, Consolidation, Etc. The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Agent in its sole discretion.

Section 10.10 Deposit of Collections. The Borrower shall transfer, or cause to be transferred, all Collections to the Collection Account by the close of business on the second Business Day following the date such Collections are received by the Borrower, the Equityholder, the Collateral Manager or any of their respective Affiliates.

Section 10.11 Indebtedness; Guarantees. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Collateral other than the Obligations. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.

Section 10.12 Limitation on Purchases from Affiliates. Other than pursuant to the Sale Agreement, the Borrower shall not purchase any asset from the Equityholder or the Collateral Manager or any Affiliate of the Borrower, the Equityholder or the Collateral Manager.

Section 10.13 Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, in each case in a manner materially adverse to the Agent or any Lender, unless (in each case) the Agent shall have consented thereto in its sole discretion.

Section 10.14 Preservation of Existence. It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect.

Section 10.15 Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents.

Section 10.16 Distributions. (a) The Borrower shall not declare or make (i) payment of any distribution on or in respect of any equity interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests; provided that the Borrower may make a distribution of (A) on any Business Day during the Revolving Period in accordance with Section 8.3(b) (1) Interest Collections, (2) any Principal Collections or proceeds of any Loan, and (3) with the prior written consent of the Agent (which consent shall not be unreasonably withheld, conditioned or delayed), any Collateral Obligations or other assets of the Borrower, in each case, as set forth in clauses (A)(1) through (A)(3), if after giving effect to such distribution, (v) as certified in writing by the Borrower and Collateral Manager to the Agent (with a copy to each Lender Agent), sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a) (other than clause (N) thereof) on the next Distribution Date, (w) no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Event of Default or Collateral Manager Event of Default shall have occurred and be continuing, and (x) the Borrowing Base Condition is satisfied, (B) amounts paid (or released or distributed) to it pursuant to Section 8.3(a) on the applicable Distribution Date, (C) the proceeds of any Loan on the applicable Loan Date, if after giving effect to such distribution under this clause (C), (x) no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Event of Default or Collateral Manager Event of Default shall have occurred and be continuing or (y) the Borrowing Base Condition is satisfied, but only if such Loan is made in respect of an Eligible Collateral Obligation acquired by the Borrower prior to such Loan Date if such Eligible Collateral Obligation was identified on the related Asset Approval Request as an asset with respect to which the Borrower intends to make a future distribution pursuant to this Section 10.16(a)(C) on such Loan Date and (D) in connection with a Permitted Securitization if after giving effect to such distribution, (v) as certified in writing by the Borrower and Collateral Manager to the Agent (with a copy to each Lender Agent), sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a) (other than clause (N) thereof) on the next Distribution Date, (w) no Unmatured Event of Default, Event of Default, Unmatured Collateral Manager Event of Default or Collateral Manager Event of Default shall have occurred and be continuing, and (x) the Borrowing Base Condition is satisfied.

(b) Prior to foreclosure by the Agent upon any Collateral pursuant to Section 13.3(c), nothing in this Section 10.16 or otherwise in this Agreement shall restrict (i) the Collateral Manager from exercising any Warrant Assets issued to it by Obligors from time to time or (ii) the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.

Section 10.17 Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 10.18 Further Assurances; Financing Statements. (a) The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Agent or the Collateral Agent (acting solely at the request of the Agent), it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Agent’s request) may reasonably request to protect and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.

(b) The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral.

(c) It shall furnish to the Collateral Agent and the Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Agent’s request) or the Agent may reasonably request, all in reasonable detail; provided that such information is in the possession of the Borrower or the Collateral Manager, as applicable, or reasonably obtainable thereby without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Agent or any Lender.

Section 10.19 Payment Instructions. The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (at the Agent’s written direction after the occurrence and during continuance of an Event of Default) underlying administrative agents or paying agents notification forms to give notice to the underlying administrative agents or paying agents of the Collateral Agent’s interest in the Collateral and the obligation to make payments to an Account as directed by the Collateral Agent (at the written direction of the Agent).

Section 10.20 Delivery of Collateral Obligation Files. The Borrower (or the Collateral Manager on behalf of the Borrower) shall deliver to the Collateral Custodian in .pdf format at 225 W. Washington, 9th Floor, Chicago, IL 60606 Attention: Legal Department and Doc Custody legal@alterdomus.com and DocCustody@alterdomus.com (with a copy to the Agent at the following e-mail addresses (for electronic copies in PDF): US-operfinsmo-distribution@sgcib.com, Venky.jayaraman@sgcib.com and Edward.deserio@sgcib.com, and a copy to each Lender Agent) the Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days of the related Funding Date; provided that any file stamped document included in any Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related Funding Date).

Section 10.21 Sanctions. The Borrower (a) shall not request any Loan, and shall not (and shall procure that its Affiliates and its or their respective directors, officers, employees and agents shall not) use the proceeds of any Loan, in each case, directly or indirectly, for (1) the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any country that is the subject of any Sanctions, or (2) in any manner that would result in the violation of any applicable Sanctions and (b) shall take reasonable steps or enact policies and procedures designed to ensure that (1) no Person that is a Sanctioned Person will have any legal or beneficial interest in any funds repaid or remitted by the Borrower to the Lenders in connection with the Agreement, and (2) it shall not knowingly use any revenue or benefit derived from any activity or dealing with a Sanctioned Person for the purpose of discharging amounts owing to the Lenders in respect of the Agreement.

Section 10.22 Anti-Corruption and Anti-Money Laundering Laws. No portion of the proceeds of any Loan will be used, directly or indirectly, (i) in violation of Anti-Corruption Laws or Anti-Money Laundering Laws, or (ii) for any payment, promise to pay, or authorization of any payment (or giving of anything of value) to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business, or obtain any improper advantage, in violation of Anti-Corruption Laws. The Borrower (or the Collateral Manager on its behalf) shall take reasonable steps or enact policies and procedures designed to ensure that any funds paid or remitted by the Borrower to the Lenders in connection with the Agreement will not be derived from any activity in violation of Anti-Corruption Laws or Anti-Money Laundering Laws. The Borrower will maintain complete and accurate books and records relating to this Agreement.

Section 10.23 Beneficial Ownership Certification. Promptly following any request therefor, the Borrower shall deliver to the Agent information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, including any Beneficial Ownership Certification in relation to the Borrower. Any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification shall be furnished to the Agent promptly.

Section 10.24 Retention Letter. The Borrower shall (i) procure the Retention Holder not to amend, supplement, modify, repudiate or waive any provision, of any Retention Letter without the prior written consent of the Agent and each Lender and (ii) procure that the Retention Holder has not changed and will not change the manner in which it retains the Retained Interest (as defined in the Retention Letter), except to the extent permitted by the Retention Requirements (as in force from time to time) and with the prior written consent of the Agent and each Lender.

Section 10.25 Retention Requirements. The Borrower shall provide:

(i) promptly following a request by any Lender which is (x) received in connection with a material amendment of any Transaction Document, a refreshed Retention Letter from the Retention Holder substantially in the form of Exhibit J or (y) for additional information which is either in the possession of the Retention Holder or can be obtained at no material cost to the Retention Holder, such additional information as such Lender may reasonably request in order for such Lender to comply with the Securitisation Regulation;

(i) promptly on becoming aware of the occurrence thereof, written notice of (x) any failure by the Retention Holder to hold the Retained Interest in accordance with paragraph (a) of the Retention Letter; or (y) any failure by the Retention Holder to comply with any of its undertakings under paragraphs (b), (c) or (e) of Section 3 of the Retention Letter;

(ii) (x) on a monthly basis prior to each Reporting Date and (y) upon any written request therefor by or on behalf of the Borrower or any Lender delivered as a result of a material change in (x) the performance of the Loans, (y) the risk characteristics of the transaction or (z) the Collateral Obligations and/or the Permitted Investments from time to time, a certificate from a Responsible Officer of the Retention Holder to the Collateral Agent confirming continued compliance with the requirements set forth in the Retention Letter.

ARTICLE XI

THE COLLATERAL AGENT

Section 11.1 Appointment of Collateral Agent. State Street Bank and Trust Company is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

Section 11.2 Monthly Reports. The Collateral Agent shall prepare the Monthly Report in accordance with Section 8.5 and shall distribute funds in accordance with such Monthly Report in accordance with Section 8.3.

Section 11.3 Collateral Administration. The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Collateral Manager, the Agent and the Lender Agents certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Borrower and/or the Collateral Manager pursuant to Section 7.7 or from the Lender Agents and/or the Agent.

(a) In connection therewith, the Collateral Agent shall:

(i) within 15 days after the Effective Date, create a Collateral database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations credited to the Accounts from time to time and Permitted Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);

(ii) update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral granted to the Collateral Agent from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower, the Collateral Manager or the Agent as may be reasonably required by the Collateral Agent from time to time or based upon notices received by the Collateral Agent from the issuer, or trustee or agent bank under an underlying instrument, or similar source);

(iii) track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager and Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Agent shall provide any such report to the Agent or the Collateral Manager upon its request therefor;

(iv) distribute funds in accordance with such Monthly Report in accordance with Section 8.3(a);

(v) prepare and deliver to the Agent, each Lender Agent, the Borrower and the Collateral Manager on each Reporting Date, the Monthly Report and any update pursuant to Section 8.5 when requested by the Collateral Manager, the Borrower or the Agent, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by each Lender Agent and the Agent pursuant to Section 3.4 and such other information as may be provided to the Collateral Agent by the Borrower, the Collateral Manager, the Agent, any Lender Agent or any Lender;

(vi) provide other such information with respect to the Collateral granted to the Collateral Agent and not released as may be routinely maintained by the Collateral Agent in performing its ordinary Collateral Agent function pursuant hereunder, as the Borrower, the Collateral Manager, the Agent, any Lender Agent or any Lender may reasonably request from time to time;

(vii) upon the written request of the Collateral Manager on any Business Day and within three hours after the Collateral Agent’s receipt of such request (provided such request is received by 12:00 Noon (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day), the Collateral Agent shall perform the following functions: as of the date the Collateral Manager commits on behalf of the Borrower to purchase Collateral Obligations to be included in the Collateral, perform a pro forma calculation of the tests and other requirements set forth in Section 6.2(e), in each case, based upon information contained in the Collateral Database and report the results thereof to the Collateral Manager in a mutually agreed format;

(viii) upon the Collateral Agent’s receipt on any Business Day of written notification from the Collateral Manager of its intent to sell (in accordance with Section 7.10) Collateral Obligations, the Collateral Agent shall perform, within three hours after the Collateral Agent’s receipt of such request (provided such request is received by no later than 12:00 Noon (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day) a pro forma calculation of the tests and other requirements set forth in Sections 7.10(a)(i)(A), (B) and (C) based upon information contained in the Collateral Database and information furnished by the Collateral Manager, compare the results thereof and report the results to the Collateral Manager in a mutually agreed format; and

(ix) track the Principal Balance of each Collateral Obligation and report such balances to the Agent and the Collateral Manager upon request.

(b) The Collateral Agent shall provide to the Collateral Manager a copy of all written notices and communications identified as being sent to it in connection with the Collateral Obligations and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Collateral Manager in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Collateral Manager, prior to the occurrence of an Event of Default or a Collateral Manager Event of Default or the Agent, after the occurrence of an Event of Default or a Collateral Manager Event of Default, in which event the Collateral Agent shall only vote, consent or take such other action in accordance with such instructions.

(c) In addition to the above:

(i) The Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Agent) as its agent to execute and deliver all further instruments and documents, and take all further action (at the written direction of the Agent) that the Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution or filing by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral Obligations now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 11.3(c)(i) shall be deemed to relieve the Borrower or the Collateral Manager of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 10.1. It is understood and agreed that any and all actions performed by the Collateral Agent in connection with this Section 11.3(c)(i) shall be at the written direction of the Agent, and the Collateral Agent shall have no responsibility or liability in connection with determining any actions necessary or desirable to perfect, protect or more fully secure the security interest granted by the Borrower hereunder or to enable any Person to exercise or enforce any of their respective rights hereunder.

(ii) The Agent may direct the Collateral Agent in writing to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Agent, any Secured Parties or otherwise if the taking of such action, in the determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Agent within 10 Business Days of its receipt of such request, then the Agent shall be deemed to have declined to consent to the relevant action.

(iii) Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it (x) unless and until (and to the extent) expressly so directed by the Agent or (y) prior to the Facility Termination Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.

(d) If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(e) Concurrently herewith, the Agent directs the Collateral Agent and the Collateral Agent is hereby authorized to enter into the Account Control Agreement and any other related agreements in the form delivered to the Collateral Agent. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement and any other related agreements in such capacity.

Section 11.4 Removal or Resignation of Collateral Agent.

The Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 60 days’ prior written notice to the Collateral Manager, the Borrower, the Agent and each Lender Agent; provided, that no resignation or removal of the Collateral Agent will be permitted unless a successor Collateral Agent has been appointed which successor Collateral Agent, so long as no Unmatured Collateral Manager Event of Default, Collateral Manager Event of Default, Unmatured Event of Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Collateral Manager. Promptly after receipt of notice of the Collateral Agent’s resignation, the Agent shall promptly appoint a successor Collateral Agent (which successor Collateral Agent shall be reasonably acceptable to the Majority Lenders and the Borrower) by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Collateral Manager, each Lender Agent, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent. The Agent upon at least 60 days’ prior written notice to the Collateral Agent, the Borrower and each Lender Agent, may with cause remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of the Collateral Agent, the Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Agent (which successor Collateral Agent shall be reasonably acceptable to the Majority Lenders and the Borrower). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Agent and the successor Collateral Agent, with a copy delivered to the Borrower, each Lender Agent and the Collateral Manager.

Section 11.5 Representations and Warranties. The Collateral Agent represents and warrants to the Borrower, the Agent, the Lenders and Collateral Manager that:

(a) the Collateral Agent has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Official Body and no consent of any other Person (including any stockholder or creditor of the Collateral Agent) is required in connection with the execution, delivery performance, validity or enforceability of this Agreement; and

(c) this Agreement has been duly executed and delivered on behalf of the Collateral Agent and constitutes a legal, valid and binding obligation of the Collateral Agent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).

Section 11.6 No Adverse Interest of Collateral Agent. By execution of this Agreement, the Collateral Agent represents and warrants that it currently holds and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Collateral Obligation or any document in the Collateral Obligation Files. Neither the Collateral Obligations nor any documents in the Collateral Obligation Files shall be subject to any security interest, lien or right of set-off by the Collateral Agent or any third party claiming through the Collateral Agent, and the Collateral Agent shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Collateral Obligations or documents in the Collateral Obligation Files, except that the preceding clause shall not apply (i) to the Collateral Agent with respect to the Collateral Agent Fees and Expenses, (ii) to the Collateral Custodian with respect to the Collateral Custodian Fees and Expenses, and (iii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.

Section 11.7 Reliance of Collateral Agent. In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Collateral Agent, reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform on their face to the form required by such provision. For avoidance of doubt, Collateral Agent may rely conclusively on the Officer’s Certificate of the Collateral Manager. The Collateral Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

Section 11.8 Limitation of Liability and Collateral Agent Rights. (a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Agent or (b) the verbal instructions of the Agent.

(b) The Collateral Agent may consult counsel satisfactory to it with a national reputation in the applicable matter and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or negligent performance or omission of its duties.

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) In case any reasonable question arises as to its duties hereunder or under any other Transaction Document, the Collateral Agent may, prior to the occurrence of an Event of Default, request instructions from the Collateral Manager and may, after the occurrence of an Event of Default, request instructions from the Agent, and shall be entitled at all times to refrain from taking any action unless it has received written instructions from the Collateral Manager or the Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) In the event that the Collateral Custodian is not the same entity as the Collateral Agent, the Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian.

(j) Without limiting the generality of any terms of this section, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Collateral Manager, the Agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(k) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Agent. It is expressly acknowledged by the Borrower, the Collateral Manager, the Agent and each Lender Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Agent, any Lender Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Obligation, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(l) The Collateral Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Collateral Manager, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting bad faith, willful misfeasance, negligence or reckless disregard of its respective duties hereunder. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Collateral Manager, the Agent or any other Person, nor any liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Collateral Manager, the Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own bad faith, willful misfeasance, negligence or reckless disregard of its duties hereunder. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Collateral Manager, the Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.

(m) The Collateral Agent shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Agreement or other Transaction Document at the request or direction of the Agent (or any other Person authorized or permitted to direct the Collateral Agent hereunder) pursuant to this Agreement or other Transaction Document, unless the Agent (or such other Person) shall have offered the Collateral Agent security or indemnity reasonably acceptable to the Collateral Agent against costs, expenses and liabilities (including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.

Section 11.9 Tax Reports. The Collateral Agent shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Collateral Agent’s compensation or for reimbursement of expenses, except as required by Applicable Law.

Section 11.10 Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 11.11 Collateral Agent Compensation. As compensation for its activities hereunder, the Collateral Agent (in each of its capacities hereunder and as Securities Intermediary under the Account Control Agreement) shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent Fee Letter and any other accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Collateral Manager, or both but without duplication, to the Collateral Agent and the Securities Intermediary under the Transaction Documents (including, without limitation, Indemnified Amounts payable under Article XVI) (collectively, the “Collateral Agent Fees and Expenses”). The Borrower agrees to reimburse the Collateral Agent in accordance with the provisions of Section 8.3 for all reasonable, out-of-pocket, documented expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Agent’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of (i) its removal as Collateral Agent pursuant to Section 11.4 or (ii) the termination of this Agreement.

Section 11.12 Anti-Terrorism Laws. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent and Collateral Custodian are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent and the Collateral Custodian. Accordingly, each of the parties agrees to provide to the Collateral Agent and the Collateral Custodian, upon their reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent and the Collateral Custodian to comply with Applicable Laws as set forth above.

Section 11.13 Erroneous Payments.

(a) Each Lender hereby agrees that (i) if the Agent or the Collateral Agent notifies such Lender that the Agent or the Collateral Agent, as applicable, has determined in its sole discretion that any funds received by such Lender from a Secured Party or any of its respective Affiliates (a “Payment Recipient”) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Agent or the Collateral Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date that is two Business Days after the Agent or the Collateral Agent, as applicable, has demanded the return of such Erroneous Payment (or portion thereof) to the date such amount is repaid to the Agent or the Collateral Agent, as applicable, in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent or the Collateral Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent or the Collateral Agent, as applicable, for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Agent or the Collateral Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Agent or the Collateral Agent, as applicable (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent or the Collateral Agent, as applicable (or any of their respective Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, or the Agent or the Collateral Agent shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent or the Collateral Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent or the Collateral Agent pursuant to this Section 11.13(b).

(c) Each Lender hereby authorizes the Agent or the Collateral Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Transaction Document, or otherwise payable or distributable by the Agent or the Collateral Agent to such Lender from any source under or in connection with the Transaction Documents, against any amount due to the Agent or the Collateral Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent or the Collateral Agent for any reason, after demand therefor by the Agent or the Collateral Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s or the Collateral Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent or the Collateral Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent or the Collateral Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Agent, (ii) the Agent or the Collateral Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent or the Collateral Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Agent or the Collateral Agent may reflect in the applicable register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. Subject to Article XV, the Agent or the Collateral Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent or the Collateral Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent or the Collateral Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent or the Collateral Agent may be equitably subrogated, the Agent or the Collateral Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent or Collateral

Agent from the Borrower or any other Loan Party for the purpose of making a payment in respect of the Obligations, in which case such payment shall discharge and otherwise satisfy the applicable obligation of the Borrower being so paid, prepaid or repaid in accordance with the terms of this Agreement. Notwithstanding anything to the contrary herein, in connection with any Erroneous Payment (including in connection with any subrogation related thereto), under no circumstances shall the Collateral Agent be deemed a lender-of-record.

(f) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent or the Collateral Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations under this Section 11.13 shall survive the resignation or replacement of the Agent or the Collateral Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XII

GRANT OF SECURITY INTEREST

Section 12.1 Borrower’s Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Loans, Interest, all Fees and other amounts at any time owing hereunder), the Borrower hereby assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and lien upon the following (other than Retained Interests), in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”):

(a) all Collateral Obligations;

(b) all Related Security;

(c) this Agreement, the Sale Agreement and all documents now or hereafter in effect to which the Borrower is a party (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Borrower Assigned Agreements; notwithstanding anything contained herein to the contrary, the Collateral shall not include the right of the Borrower to terminate the Collateral Manager or replace the Collateral Manager;

(d) all of the following (the “Account Collateral”):

(i) each Account, all funds held in any Account (other than Excluded Amounts), and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds,

(ii) all investments from time to time of amounts in the Accounts and all certificates and instruments, if any, from time to time representing or evidencing such investments,

(iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and

(iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;

(e) all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement;

(f) all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all Security Certificates, all Security Entitlements and all Uncertificated Securities of the Borrower;

(g) each Hedging Agreement, including all rights of the Borrower to receive moneys due and to become due thereunder;

(h) all of the Borrower’s other personal property; and

(i) all proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a) through (h) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or a Secured Party or any assignee or agent on behalf of the Collateral Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Section 12.2 Borrower Remains Liable. Notwithstanding anything in this Agreement, (a) except to the extent of the Collateral Manager’s duties under the Transaction Documents, the Borrower shall remain liable under the Collateral Obligations, Borrower Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Collateral Agent of any of its rights under this Agreement shall not release the Borrower or the Collateral Manager from any of their respective duties or obligations under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral, (c) the Secured Parties and the Collateral Agent shall not have any obligation or liability under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Collateral Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower or the Collateral Manager under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 12.3 Release of Collateral. Until the Obligations have been paid in full (other than contingent Obligations for which no claim has been asserted), the Collateral Agent may not release any Lien covering any Collateral except for (i) Collateral Obligations sold pursuant to Section 7.10, (ii) any Related Security identified by the Borrower (or the Collateral Manager on behalf of the Borrower) to the Collateral Agent so long as the Facility Termination Date has not occurred or (iii) Repurchased Collateral Obligations or Substituted Collateral Obligation pursuant to Section 7.11.

In connection with the release of a Lien on any Collateral permitted pursuant to this Section 12.3 and conducted in the ordinary course of business consistent with industry standards and practices (including the use of escrows), the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Borrower, execute and deliver to the Borrower any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release and transfer of such Collateral; provided, that the Collateral Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment.

ARTICLE XIII

EVENT OF DEFAULTS

Section 13.1 Event of Defaults. Each of the following shall constitute an Event of Default under this Agreement:

(a) any default in the payment when due of (i) any principal of any Loan or (ii) any other amount payable by the Borrower hereunder, including any Interest on any Loan, any fee, in each case, which default shall continue for five (5) Business Days;

(b) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or any other Transaction Document on its part to be performed or observed and, except in the case of the covenants and agreements contained in Section 10.7, Section 10.9, Section 10.11, Section 10.16, Section 10.21 and Section 10.22 as to each of which no grace period shall apply, any such failure (if such failure can be remedied) shall remain unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Collateral Manager, and (ii) the date on which a Responsible Officer of the Borrower or the Collateral Manager acquires knowledge thereof;

(c) any representation or warranty of the Borrower made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower to the Agent, any Lender Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Monthly Report) shall prove to have been false or incorrect in any material respect when made or deemed to have been made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Collateral Manager, and (ii) the date on which a Responsible Officer of the Borrower or the Collateral Manager acquires knowledge thereof; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation either (i) the Borrower complies with its obligations in Section 7.11 with respect to such Collateral Obligation or (ii) after giving effect to the resulting change in the Collateral Obligation Amount with respect to such Collateral Obligation, a Borrowing Base Deficiency does not exist;

(d) an Insolvency Event shall have occurred and be continuing with respect to either the Borrower or the Equityholder;

(e) other than solely as a result of a Specified Borrowing Base Breach, a Borrowing Base Deficiency has occurred, and continues unremedied for (x) three (3) consecutive Business Days or (y) if an Equity Cure Notice was delivered with respect to such event, thirteen (13) consecutive Business Days; provided that if the Borrower has made an Optional Sale to cure such Borrowing Base Deficiency, an Event of Default shall not occur so long as settlement of all assets involved in such Optional Sale required to cure such Borrowing Base Deficiency is complete within thirty (30) days of the applicable trade date and no distributions are made to the Borrower or the Equityholder under Section 8.3 or under Section 10.16 while settlement of the Optional Sale is pending;

(f) (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower (other than a Permitted Lien), or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, or (ii) the Borrower’s underlying assets or the Collateral constitute Plan Assets;

(g) (i) any Transaction Document or any lien or security interest granted thereunder by the Borrower shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower or the Collateral Manager or any Affiliate thereof shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens) against the Borrower;

(h) a Collateral Manager Event of Default shall have occurred and be continuing past any applicable notice or cure period provided in the definition thereof;

(i) the Borrower shall fail to pay any principal of or premium or interest on any Indebtedness having an aggregate principal amount of $250,000 or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Borrower or any other event, shall occur and such default or event shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or any early amortization event, pay out event or other similar event (other than as a result of a voluntary prepayment) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such Indebtedness if the effect of such event is to cause the principal of such Indebtedness to be amortized on an accelerated basis;

(j) a Change of Control shall have occurred;

(k) the Borrower or the Collateral Manager shall become required to register as an “investment company” within the meaning of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act;

(l) failure on the part of the Borrower to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Person or Indemnitee) required by the terms of any Transaction Document in accordance with Section 7.3(b) and Section 10.10 or (ii) not inclusive of any other clauses in this Section 13.1, otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral and such failure in this clause (ii) shall continue for three (3) Business Days if the failure is solely from an administrative error or omission;

(m) (i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager without Cause or prior written notice to the Agent and each Lender Agent (in each case as required by the organizational documents of the Borrower); provided that, in the case of each of clauses (i) and (ii), the Borrower shall have five (5) Business Days to replace any Independent Manager upon the resignation, removal for Cause, death or incapacitation of the current Independent Manager;

(n) the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of the Majority Lenders, which consent may be withheld in the exercise of their sole and absolute discretion;

(o) any court shall render a final, non-appealable judgment against the Borrower (i) in an amount in excess of $250,000 which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower or the Collateral Manager, as applicable, has agreed to satisfy such judgment in full subject to any deductibles not exceeding $250,000; or the attachment of any material portion of the property of the Borrower which has not been released or provided for to the reasonable satisfaction of the Agent within 30 days after the making thereof;

(p) the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that neither Dechert LLP or any other reputable counsel could render a substantive nonconsolidation opinion with respect to the Borrower being substantively consolidated into the Equityholder upon an Insolvency Event with respect to the Equityholder; or

(q) failure to pay, on the Facility Termination Date, all outstanding Obligations.

Section 13.2 Effect of Event of Default.

(a) Optional Termination. Upon notice by the Collateral Agent, acting solely at the direction of the Agent or the Majority Lenders, that an Event of Default (other than an Event of Default described in Section 13.1(d)) has occurred, the Revolving Period will automatically terminate and no Revolving Loans or Swingline Loans will thereafter be made, and the Collateral Agent, acting solely at the direction of the Agent or the Majority Lenders, may declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.

(b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Loans under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

Section 13.3 Rights upon Event of Default. If an Event of Default shall have occurred and be continuing, the Agent may, in its sole discretion, or shall at the direction of the Majority Lenders, direct the Collateral Agent to exercise any of the remedies specified herein in respect of the Collateral and the Collateral Agent shall promptly, solely at the written direction of the Agent or the Majority Lenders, also do one or more of the following (subject to Section 13.9):

(a) institute proceedings in its own name and on behalf of the Secured Parties as Collateral Agent for the collection of all Obligations, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor with respect thereto moneys adjudged due, for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by Applicable Law or any Transaction Document;

(b) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Collateral Agent and the Secured Parties which rights and remedies shall be cumulative; and

(c) require the Borrower and the Collateral Manager, at the Collateral Manager’s expense, to (1) assemble all or any part of the Collateral as directed by the Collateral Agent (solely at the direction of the Agent) and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent (solely at the direction of the Agent) that is reasonably convenient to such parties and (2) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at a public or private sale, at any of the Collateral Agent’s or the Agent’s offices or elsewhere in accordance with Applicable Law. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent (solely at the direction of the Agent) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied against all or any part of the outstanding Loans pursuant to Section 4.1 or otherwise in such order as the Collateral Agent shall be directed by the Agent (in its sole discretion). The Agent shall give the Collateral Manager notice of any sale of Collateral following an acceleration of the outstanding Loans. The Collateral Manager and any Affiliates shall be permitted to participate in any such sale. Notwithstanding anything herein to the contrary, at any time before the Collateral Agent has disposed of any of the Collateral or entered into a contract for its disposition under Section 9-610 of the UCC as in effect in New York, in each case as set forth in Section 9-623(c)(2) of the UCC as in effect in New York, the Borrower shall have the right to terminate this Agreement and obtain a release of all Collateral by delivering the full unpaid amount of all its Obligations to the Collateral Agent. Any such party may exercise such right by delivering written notice to the Agent (an “Exercise Notice”) which shall include a proposed purchase price, which Exercise Notice shall set forth evidence reasonably satisfactory to the Agent that the Equityholder has access to sufficient capital to consummate such purchase in accordance with this clause (c). Once an Exercise Notice is delivered to the Agent, the delivering party (or its designated Affiliate or managed fund) shall be obligated, irrevocably and unconditionally, to purchase the Collateral, at the price referenced above, for settlement within the normal settlement period for such Collateral; provided that the cash purchase price thereof must be received no later than ten (10) Business Days following delivery of the Exercise Notice. Neither the Collateral Agent, the Agent nor any Lender shall assert any right or remedy in respect of the Collateral, including any right described in Section 13.3(a) or Section 13.10, or cause the removal of the Collateral Manager pursuant to Section 7.02, or cause the liquidation or disposition of the Collateral Obligations to occur, in each case during the time that the Equityholder and its Affiliates are entitled to provide an Exercise Notice and purchase the Collateral pursuant to this Section 13.3(c).

Section 13.4 Collateral Agent May Enforce Claims Without Possession of Notes. All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Collateral Agent without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Collateral Agent shall be brought in its own name as Collateral Agent and any recovery of judgment, subject to the payment of the reasonable, out-of-pocket and documented expenses, disbursements and compensation of the Collateral Agent each predecessor Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.

Section 13.5 Collective Proceedings. In any proceedings brought by the Collateral Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Collateral Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.

Section 13.6 Insolvency Proceedings. In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Collateral Agent irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered but without any obligation, subject to Section 13.9(a), by intervention in such proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the Notes, all other amounts owing to the Lenders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;

(b) unless prohibited by Applicable Law and regulations, to vote (with the consent of the Agent) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(c) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and

(d) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;

and any trustee, receiver, liquidator, collateral agent or trustee or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of payments directly to such Secured Parties, to pay to the Collateral Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own negligence or willful misconduct.

Section 13.7 Delay or Omission Not Waiver. No delay or omission of the Collateral Agent or of any other Secured Party to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Section 13.7 or by law to the Collateral Agent or to the other Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the other Secured Parties, as the case may be.

Section 13.8 Waiver of Stay or Extension Laws. The Borrower waives and covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 13.9 Limitation on Duty of Collateral Agent in Respect of Collateral. (a) Beyond the safekeeping of the documents delivered to it pursuant to Article XVIII hereof, neither the Collateral Agent nor the Collateral Custodian shall have any duty as to any Collateral in its possession or control or in the possession or control of any Lender Agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Collateral Agent nor the Collateral Custodian shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Neither the Collateral Agent nor the Collateral Custodian shall be liable or responsible for any misconduct, negligence or loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent, attorney or bailee selected by the Collateral Agent or the Collateral Custodian in good faith and with due care hereunder.

(b) Neither the Collateral Agent nor the Collateral Custodian shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, or for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) Neither the Collateral Agent nor the Collateral Custodian shall have any duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.

Section 13.10 Power of Attorney. (a) The Borrower hereby irrevocably appoints the Collateral Agent as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent (at the direction of the Agent), the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

(b) No person to whom this power of attorney is presented as authority for the Collateral Agent to take any action or actions contemplated by clause (a) shall inquire into or seek confirmation from the Borrower as to the authority of the Collateral Agent to take any action described below, or as to the existence of or fulfillment of any condition to the power of attorney described in clause (a), which is intended to grant to the Collateral Agent unconditionally the authority to take and perform the actions contemplated herein, and the Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this power of attorney. The power of attorney granted in clause (a) is coupled with an interest and may not be revoked or canceled by the Borrower until all obligations of the Borrower under the Transaction Documents have been paid in full and the Collateral Agent has provided its written consent thereto.

(c) Notwithstanding anything to the contrary herein, the power of attorney granted pursuant to this Section 13.10 shall only be effective after the occurrence of an Event of Default.

Section 13.11 Purchase Right. It is understood that the Equityholder, the Collateral Manager, or any of their respective Affiliates may submit its bid for the Collateral or any portion thereof as a combined bid with the bids of other members of a group of bidders, and shall have the right to find bidders to bid on the Collateral or any portion thereof.

ARTICLE XIV

THE AGENT

Section 14.1 Appointment. Each Lender and each Lender Agent hereby irrevocably designates and appoints Société Générale as Agent hereunder and under the other Transaction Documents, and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Lender in each Lender Group hereby irrevocably designates and appoints the Lender Agent for such Lender Group as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Lender Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Lender Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Agent nor any Lender Agent (the Agent and each Lender Agent being referred to in this Article as a “Note Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Note Agent.

Section 14.2 Delegation of Duties. Each Note Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Note Agent shall be responsible for the negligence or misconduct of any Lender Agents or attorneys-in-fact selected by it with reasonable care.

Section 14.3 Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature. No Note Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 14.2 under or in connection with this Agreement or the other Transaction Documents (except, solely with respect to liability to the Borrower, for its, their or such Person’s own gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction), or (b) responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, no Note Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower or the Collateral Manager.

Section 14.4 Reliance by Note Agents. Each Note Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by such Note Agent. Each Note Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction (i) in the case of the Agent, by the Lenders or (ii) in the case of a Lender Agent, by the Lenders in its Lender Group, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Each Lender Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Lenders in its Lender Group holding greater than 50% of the outstanding Loans held by such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Lender Group.

Section 14.5 Notices. No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Event of Default unless it has received notice from the Collateral Manager, the Borrower or any Lender, referring to this Agreement and describing such event. In the event that any Lender Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Required Lenders, and each Lender Agent shall take such action with respect to such event as shall be reasonably directed by Lenders in its Lender Group holding greater than 50% of the outstanding Loans held by such Lender Group; provided, that unless and until such Note Agent shall have received such directions, such Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.

Section 14.6 Non-Reliance on Note Agents. The Lenders expressly acknowledge that no Note Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Note Agent hereafter taken, including any review of the affairs of the Borrower or the Collateral Manager, shall be deemed to constitute any representation or warranty by such Note Agent to any Lender. Each Lender represents to each Note Agent that it has, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Collateral Manager, and the Collateral Obligations and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Collateral Manager, and the Collateral Obligations. Except as expressly provided herein, no Note Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Collateral Manager or the Lenders which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

In no event shall any Note Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such Note Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall such Note Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 14.7 Indemnification. The Lenders agree to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Collateral Manager under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Loans from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith.

Section 14.8 Successor Note Agent. The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth in this Agreement. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. In addition, prior to any assignment or participation by Société Générale of any interest in its Commitment which, in either case, after giving effect to such assignment or participation would result in Société Générale holding (unparticipated) less than 25% of the Facility Amount, the Required Lenders shall be permitted to appoint a new Agent with the consent of the Collateral Manager (such consent not to be unreasonably withheld, delayed or conditioned). With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender Agent directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than liabilities of such retiring or removed Agent arising from or related to acts or omissions of such Agent prior to such acceptance and other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents. Any Lender Agent may resign as Lender Agent upon ten days’ notice to the Lenders in its Lender Group and the Agent (with a copy to the Borrower) with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Lender Agent pursuant to this Section 14.8. If a Lender Agent shall resign as Lender Agent under this Agreement, then Lenders in its Lender Group holding greater than 50% of the outstanding Loans held by such Lender Group shall appoint a successor agent for such Lender Group. After any Note Agent’s resignation hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Note Agent under this Agreement. No resignation of any Note Agent shall become effective until a successor Note Agent shall have assumed the responsibilities and obligations of such Note Agent hereunder; provided, that in the event a successor Note Agent is not appointed within 60 days after such notice of its resignation is given as permitted by this Section 14.8, the applicable Note Agent may petition a court for its removal.

Section 14.9 Note Agents in their Individual Capacity. Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Collateral Manager as though such Note Agent were not a Lender Agent hereunder. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

Section 14.10 Borrower Procedural Review. The Borrower shall, at the Borrower’s expense, retain Protiviti, Inc. or another nationally recognized audit firm acceptable to the Agent in its sole discretion to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto once every 12-month period at the request of the Agent. The Borrower shall promptly forward the results of such audit to the Collateral Manager.

Section 14.11 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Collateral Manager or their respective Affiliates, that at least one of the following is and will be true:

(i) such Lender is not using Plan Assets with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Collateral Manager or their respective Affiliates, that neither the Agent nor any of its Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).

ARTICLE XV

ASSIGNMENTS

Section 15.1 Restrictions on Assignments. Except as specifically provided herein, the Borrower may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Agent and the Majority Lenders in their respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void.

Section 15.2 Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Loan or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Loan.

Section 15.3 Rights of Assignee. Upon the foreclosure of any assignment of any Loans made for security purposes, or upon any other assignment of any Loan from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Loans and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.

Section 15.4 Assignment by Lenders. So long as no Event of Default or Collateral Manager Event of Default has occurred and is continuing, no Lender may make any assignment, and no such assignment shall be permitted without the prior written consent of the Borrower, provided, that the prior written consent of the Borrower shall not be required for any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder; (iii) by a Conduit Lender to a Liquidity Bank, an Affiliate or its related Lender Agent or to a third party pursuant to the terms of a Liquidity Agreement (but so long as no Event of Default exists, other than a Competitor), or (iv) by any assignee of a Conduit purchaser contemplated by clause (iii) above back to such Conduit Lender or an Affiliate; provided further that, in each case, except with the written consent of the Borrower so long as no Event of Default or Collateral Manager Event of Default has occurred and is continuing, such assignment does not result in the Agent holding less than 51% of the Commitments. Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.

No party to this Agreement shall allow any interest in this Agreement, any Note or any participating interest therein to become (i) traded on an established securities market (as defined in Treasury Regulations Section 1.7704-1(b)) or (ii) readily tradable on a secondary market or the substantial equivalent thereof (as defined in Treasury Regulations Section 1.7704-1(c)), and no Person shall transfer, assign or participate any interest in this Agreement, any Note or any participating interest therein in any such established securities market or any such secondary market or the substantial equivalent thereof.

Section 15.5 Participations; Pledge. (a) At any time and from time to time, each Lender may, in accordance with Applicable Law, at any time grant participations in all or a portion of its Note and/or its interest in the Loans and other payments due to it under this Agreement to any Person (but so long as no Event of Default exists, other than a Competitor) (each, a “Participant”). Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) none of the Borrower, the Collateral Manager, the Agent, any Lender Agent, any Lender, the Collateral Agent nor the Collateral Manager shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.3 and Section 5.1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.16 as if it were an assignee under this Article XV; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation provided, that with respect to any greater payment under Section 5.1, such Participant shall not be entitled to receive any greater payment than its participating Lender would have been entitled to receive unless the Borrower has consented to such participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 17.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender.

(b) Notwithstanding anything in Section 15.5(a) to the contrary, each Lender may pledge its interest in the Loans and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.

(c) Notwithstanding any other provision of this Section 15.5 and subject to Section 15.4, (i) any Conduit Lender may at any time pledge or grant a security interest in all or any portion of its interest in, to and under any Loan, this Agreement or any other Transaction Document to a collateral trustee (or similar security trustee) for its commercial paper program, without notice to or consent of the Borrower or the Agent; provided that, no such pledge or grant of a security interest shall release such Conduit Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Conduit Lender as a party hereto.

(d) Each Lender that sells a participation shall, acting solely for this purpose as a Lender Agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Transaction Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

ARTICLE XVI

INDEMNIFICATION

Section 16.1 Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower shall indemnify and hold harmless on an after-Tax basis the Lender, the Collateral Agent, the Collateral Custodian, the Securities Intermediary and the Agent and their respective Affiliates, and their respective directors, officers, employees, counsel, agents and attorneys-in-fact and successors in interest (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including all reasonable and documented legal fees and expenses of one law firm plus any local counsel deemed appropriate by such law firm) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower of any kind or nature, which may at any time be imposed on, incurred by or asserted against any such Indemnitee in connection with (i) the execution, delivery and performance by the parties thereto of their respective obligations under this Agreement or any other Transaction Document and the transactions contemplated hereby or thereby, and the consummation and administration of the transactions contemplated hereby and thereby (other than with respect to legal fees and disbursements incurred on or prior to the date hereof), including, without limitation any reasonable and documented out-of-pocket costs and expenses of the Agent in connection with any swap transaction with parties other than the Lender, or (ii) any actual or prospective claim, litigation, investigation or proceeding brought or threatened whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether such Indemnitee is designated a party thereto, relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated hereby and thereby, the Lender’s or the Agent’s activities in connection herewith or therewith or any actual or proposed use of proceeds of loans hereunder; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Neither the Borrower nor any Indemnitee shall have any liability for any special, indirect, consequential or punitive damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof).

Section 16.2 Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof.

Section 16.3 Contribution. If for any reason (other than the exclusions set forth in the first paragraph of Section 16.1) the indemnification provided above in Section 16.1 is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnitee, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations.

Section 16.4 Net After-Tax Basis. Indemnification under Section 16.1 and Section 16.2 shall be in an amount necessary to make the Indemnitee whole after taking into account any Tax consequences, on a net after-Tax basis (including, for example, taking into account the deductibility of an applicable underlying damage, cost or expense) to the Indemnitee of the receipt of the indemnity provided hereunder (or of the incurrence of such applicable underlying damage, cost or expense), including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnitee.

ARTICLE XVII

MISCELLANEOUS

Section 17.1 No Waiver; Remedies. No failure on the part of any Lender, the Agent, the Collateral Agent, the Collateral Custodian, any Lender Agent, any Indemnitee or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Agent, the Collateral Agent, any Lender Agent, any Affected Person, any Indemnitee or any Lender or their respective successors and assigns.

Section 17.2 Amendments~~,~~; Waivers. (a) This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2. The Borrower and the Agent may, upon written notice to the Collateral Manager and each Lender Agent, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of, alter the pro rata application of, or extend the maturity of any payment with respect to a Revolving Loan or reduce the rate or extend the time of payment of Interest thereon, or reduce or alter the timing or pro rata application of any other amount payable to any Revolving Lender hereunder, or increase or extend the term of the Commitments, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Revolving Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent or the Collateral Custodian, in each case without the prior written consent of the Collateral Agent or the Collateral Custodian, as applicable, (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Agent, in each case without the prior written consent of the Agent, (v) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian, (vi) constitute a Fundamental Amendment without the prior written consent of each Lender, (vii) waive any Event of Default or Collateral Manager Event of Default without the prior written consent of the Majority Lenders, (viii) materially affect the rights or duties of the Collateral Manager unless the Collateral Manager has consented thereto or (ix) materially affect the obligations of the Swingline Lender under this Agreement or any other Transaction Document unless in writing and signed by the Swingline Lender; provided further that, in the event of any conflict or inconsistency between clause (i) or clause (ii) above on the one hand and clause (vi) above on the other, clause (i) or clause (ii), as the case may be, shall prevail to the extent of such conflict or inconsistency. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

~~(b) Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then:~~

(b) ~~(x) if a~~ If the then-current Benchmark shall cease to exist, then the Agent shall notify the Borrower and the Lenders in writing and the Benchmark Replacement ~~is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will~~shall replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document ~~and~~.

(c) The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance related to Alternate Base Rate, Term SOFR, Benchmark or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark replacement referred to in the definition of Benchmark herein) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service so long as the rate (or component thereof) used by the Agent in connection therewith is consistent with the such rate (or component thereof) provided by any such information source or service.

~~(y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.~~

~~(c) In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.~~

~~(d) The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to Section 17.2 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence~~

~~of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to Section 17.2.~~

~~(e) Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Accrual Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Accrual Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.~~

~~(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any Loan Request for a Dollar Loan , conversion to or continuation of Dollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such Loan Request into a request for a Dollar Loan of or conversion to the Alternate Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.~~

~~(g) Other than with respect to a Benchmark Transition Event or an Early Opt-in Election or under the circumstances described in clause (h) below, if the Agent determines, for any proposed Accrual Period, that: (i) deposits in Dollars are not being offered to banks in the applicable offshore market for the applicable amount and Accrual Period of any Loan; or (ii) the LIBOR Rate does not adequately or fairly reflect the cost to the Lenders of funding or maintaining any Loan, then: (A) the Agent shall forthwith notify the Lenders and the Borrower; and (B) while such circumstances exist, none of the Lenders shall allocate any Loans made during such period, or reallocate any Loans in the applicable Eligible Currency (other than GBP) allocated to any then-existing Accrual Period ending during such period, to an Accrual Period with respect to which interest is calculated by reference to the LIBOR Rate. If, with respect to any outstanding Accrual Period, a Lender notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Loans or that the LIBOR Rate applicable to such Loans will not adequately reflect the cost to the Person of funding or maintaining such Loans for such Accrual Period, then: (x) the Agent shall forthwith so notify the Borrower and the Lenders; and (y) upon such notice and thereafter while such circumstances exist, the applicable Lender shall not make any Loans in the applicable Eligible Currency (other than GBP) during such period or~~

~~reallocate any Loans allocated to any Accrual Period ending during such period, to an Accrual Period with respect to which interest is calculated by reference to the LIBOR Rate; provided that, (I) if the forgoing notice relates to Loans that are outstanding, such Loans shall be converted Loans of the Alternate Base Rate only on the last day of the then-current Accrual Period, and (II) upon receipt of such notice, the Borrower may revoke any outstanding Loan Requests for Loans of the applicable Eligible Currency (other than GBP).~~

~~(h) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined solely with respect to an Eligible Currency other than Dollars and GBP, that:~~

~~a. adequate and reasonable means do not exist for ascertaining the relevant Applicable Interest Rate for any requested Accrual Period, because the applicable screen rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~b. the administrator of the LIBOR screen rate or a governmental authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the relevant Applicable Interest Rate or the applicable screen rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or~~

~~c. syndicated loans denominated in the applicable Eligible Currency (other than GBP) currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the relevant Applicable Interest Rate;~~

~~then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Borrower may amend this Agreement to replace the Applicable Interest Rate with respect to such Eligible Currency (other than GBP) with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar syndicated credit facilities denominated in such Eligible Currency (other than GBP) for such alternative benchmarks (any such proposed rate, a “Eligible Currency LIBOR Successor Rate”), together with any proposed Eligible Currency LIBOR Successor Rate Conforming Changes and notwithstanding anything to the contrary in Section 17.2, any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders do not accept such amendment.~~

~~If no Eligible Currency LIBOR Successor Rate has been determined and the circumstances under clause (g) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Multicurrency Loans in such Eligible Currency (other than GBP) shall be suspended (to the extent of the affected Multicurrency Loans or Accrual Periods); provided that~~

~~this Section 17.2(h) shall not be construed to require the Borrower to repay any outstanding Loan denominated in such Eligible Currency (other than GBP). Upon receipt of such notice, then notwithstanding any provision of this Agreement to the contrary, Borrower may (x) revoke any pending Loan Request for Multicurrency Loans in such Eligible Currency (to the extent of the affected Multicurrency Loans or Accrual Periods) or (y) convert such outstanding Loans to Dollar Loans (which, for the avoidance of doubt, would be subject to the Dollar LIBOR Rate or Dollar LIBOR Successor Rate, as applicable), and failing any election under the foregoing clauses (x) or (y), will be deemed to have converted such request into a Loan Request for Multicurrency Loans based off the Alternate Base Rate in the amount specified therein.~~

~~Notwithstanding anything else herein, any definition of Eligible Currency LIBOR Successor Rate shall provide that in no event shall such Eligible Currency LIBOR Successor Rate be less than zero (0) for purposes of this Agreement.~~

~~Notwithstanding anything to the contrary herein, this Section 17.2 shall not apply to any Loans in GBP. Any replacement of the reference rate with respect to GBP Loans shall be governed by and subject to Section 17.24.~~

Section 17.3 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and shall be personally delivered or sent by certified mail, postage prepaid, or by email, to the intended party at the address or email address of such party set forth under its name on Annex A or at such other address or email address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received.

The Collateral Agent (in each of its capacities) and the Collateral Custodian each agrees to accept and act upon instructions or directions pursuant to this Agreement or any document executed in connection herewith sent by unsecured email or other similar unsecured electronic methods, in each case, of an executed instruction or direction (which may be in the form of a .pdf file); provided, however, that the Collateral Agent and the Collateral Custodian shall have received an incumbency certificate listing such person as a person designated to provide such instructions or directions, which incumbency certificate may be amended whenever a person is added or deleted from the listing. If such person elects to give the Collateral Agent or the Collateral Custodian email (or instructions by a similar electronic method) and the Collateral Agent or the Collateral Custodian in its discretion elects to act upon such instructions, the Collateral Agent or the Collateral Custodian’s, as applicable, reasonable understanding of such instructions shall be deemed controlling. Neither Collateral Agent nor the Collateral Custodian shall be liable for any losses, costs or expenses arising directly or indirectly from their reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent or the Collateral Custodian, including without limitation the risk of the either of them acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Borrower hereunder and under the other Transaction Documents (collectively, “Borrower Materials”) that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of U.S. federal and state securities Applicable Laws (provided, however, that to the extent that such Borrower Materials constitute information, they shall be subject to Section 9.12); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (iv) the Agents shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders.

Section 17.4 Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agent, the Collateral Agent, the Collateral Custodian, the Lender Agents and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, in each case, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Collateral Manager, the Collateral Custodian and the Agent or the Collateral Agent, and Collateral Custodian Fee Letter, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Agent in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and out-of-pocket, documented expenses of counsel for the Agent, the Collateral Agent, the Collateral Custodian, the Lender Agents and the Lenders with respect thereto and with respect to advising the Agent and the Lenders as to its rights and remedies under this Agreement, and to pay all documented and out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, the Collateral Agent, the Collateral Custodian, the Lender Agents and the Lenders, in connection with the enforcement against the Collateral Manager or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided, that the Borrower shall be given prior written notice of any extraordinary expenses in excess of $20,000 and in the case of reimbursement of (A) counsel for the Lenders other than the Agent, such reimbursement shall be limited to one counsel for all the Agent, the Lender Agents and Lenders and (B) counsel for the Collateral Agent and Collateral Custodian shall be limited to one counsel for such Persons. For the avoidance of doubt, the costs and expenses described in this Section 17.4 shall not include Taxes.

Section 17.5 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Agent, the Lender Agents, the Collateral Agent, the Collateral Custodian and their respective successors and assigns, and the provisions of Section 4.3, Article V, and Article XVI shall inure to the benefit of the Affected Persons and the Indemnitees, respectively, and their respective successors and assigns; provided, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until (subject to the immediately following sentence) such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V. Article XVI and the provisions of Section 17.10, Section 17.11 and Section 17.12 shall be continuing and shall survive any termination of this Agreement and any termination of the Collateral Manager.

Section 17.6 Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 17.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 17.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 17.9 Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

Section 17.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF

CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE EQUITYHOLDER, THE COLLATERAL MANAGER, THE AGENT, THE LENDER AGENTS, THE INVESTORS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.

Section 17.11 No Proceedings. (a) Notwithstanding any other provision of this Agreement, each of the Collateral Agent, the Collateral Custodian, each Lender Agent, each Lender and the Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Loans or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Loans or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.

(b) Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper note issued by such applicable Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day or such longer preference period as shall then be in effect since the last day on which any such commercial paper notes shall be outstanding.

(c) The provisions of this Section 17.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 17.11 and the Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws. The provisions of this paragraph shall survive the termination of this Agreement.

Section 17.12 Limited Recourse. Notwithstanding any other provision of this Agreement, the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower (and not any of its Affiliates or any other party) payable solely from the Collateral in accordance with Section 8.3 and, following realization of the Collateral, and application of the proceeds thereof in accordance with Section 8.3 all obligations of and any claims against the Borrower hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, shareholder, member, manager, agent, partner, principal or incorporator of the Borrower or their respective successors or assigns for any amounts payable under this Agreement. It is understood that the foregoing provisions of this Section ~~17.2(a)~~17.12 shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until such Collateral has been realized. It is further understood that the foregoing provisions of this Section  ~~17.2(a)~~17.12 shall not limit the right of any Person to name the Borrower as a party defendant in any proceeding or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Borrower.

No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents, the parties hereto acknowledge that the obligations of any Conduit Lender arising hereunder are limited recourse obligations payable solely from the unsecured assets of such Conduit Lender (the “Available Funds”) and, following the application of such Available Funds or the proceeds thereof, any claims of the parties hereto (and the obligations of such Conduit Lender) shall be extinguished. No recourse shall be had for the payment of any amount owing under this Agreement against any officer, member, director, employee, security holder or incorporator of any Conduit Lender or its successors or assigns, and no action may be brought against any officer, member, director, employee, security holder or incorporator of any Conduit Lender personally; provided that the foregoing shall not relieve any such Persons from any liability they might otherwise have as a result of fraudulent actions taken or omissions made by them. The parties hereto agree that they will not petition a court, or take any action or commence any proceedings, for the liquidation or the winding-up of, or the appointment of an examiner to, any Conduit Lender or any other bankruptcy or insolvency proceedings with respect to such Conduit Lender; provided that nothing in this sentence shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this sentence that was instituted against any Conduit Lender by any Person other than such party. The provisions of this paragraph shall survive the termination of this Agreement.

Each Conduit Lender shall only be required to pay (a) any fees or liabilities that it may incur under this Agreement only to the extent such Conduit Lender has Excess Funds on the date of such determination and (b) any expenses, indemnities or other liabilities that it may incur under this Agreement or any fees, expenses, indemnities or other liabilities under any other Transaction Document only to the extent such Conduit Lender receives funds designated for such purposes or to the extent it has Excess Funds not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of all of its outstanding commercial paper notes and other amounts in accordance with its applicable transaction documents as of the date of such determination. In addition, no amount owing by any Conduit Lender hereunder in excess of the liabilities that such Conduit Lender is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against such Conduit Lender.

Section 17.13 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 17.14 Confidentiality. (a) The Borrower, the Collateral Manager, the Collateral Custodian, and the Collateral Agent shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors, prospective lenders, affiliates, equity investors or representatives, (ii) with the consent of such Lender, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Person, (iv) to the extent the Borrower, the Collateral Manager, the Collateral Custodian, or the Collateral Agent or any Affiliate of any of them should be required by any law or regulation applicable to it (including securities laws) or requested by any Official Body to disclose such information or (v) to the extent described herein; provided, that in the case of clause (iv) above, such party will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Agent of its intention to make any such disclosure prior to making any such disclosure.

(b) The Agent, the Collateral Agent, the Collateral Custodian, each Lender Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower or its Affiliates or the Obligors, the Collateral Obligations, the Related Security or otherwise obtained by the Agent, the Collateral Agent, the Collateral Custodian, such Lender Agent or such Lender pursuant to this Agreement shall be held in confidence (it being understood that documents provided to the Agent hereunder may in all cases be distributed by the Agent to the Lenders and Lender Agents) except that the Agent, the Collateral Agent, the Collateral Custodian, such Lender Agent or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors, prospective lenders (including any assignee and participant, but so long as no Event of Default exists, excluding Competitors) or representatives, who shall be obligated to hold such information confidential, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Agent, the Collateral Agent, the Collateral Custodian, such Lender Agent or such Lender, (iii) to the extent such information was available to the Agent, such Lender Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent, such Lender Agent or such Lender hereunder, (iv) with the consent of the Collateral Manager, (v) to the extent permitted by this Agreement, (vi) on a confidential basis to any Rating Agency, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender or any Person providing financing to, or holding equity interests in, any Conduit Lender, as applicable, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information or (vii) to the extent the Agent, such Lender Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that in the case of clause (vii) above, the Agent, such Lender Agent or such Lender, as applicable, will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Collateral Manager of its intention to make any such disclosure prior to making any such disclosure.

Section 17.15 Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 17.15 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 17.16 Replacement of Lenders. (a) If any Lender requests compensation under Section 5.1, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Official Body for the account of any Lender pursuant to Section 4.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Obligations or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.3 or Section 5.1, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender, except (i) the Agent or (ii) any Lender which is administered by the Agent or an Affiliate of the Agent, that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.16(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2 or (d) becomes a Defaulting Lender; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Loan, (ii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) during the Revolving Period, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.5, (v) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Indemnified Taxes, as the case may be, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Agent or any other Lender shall have against the replaced Lender, and (vii) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter. Notwithstanding anything to the contrary contained herein or in the Fee Letter, in the event that the Agent or an Affiliate of the Agent takes any action described in the foregoing clauses (a), (b) or (d), the Borrower may elect to prepay all outstanding Loans and terminate the remaining Commitments hereunder. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 17.17 Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 17.18 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 17.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Transaction Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and the Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Transaction Documents, irrespective of whether the Agent or any Lender has advised or is advising the Borrower on other matters, (ii) the services regarding this Agreement provided by the Agent and the Lender are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agent or the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Documents; and (b) (i) the Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Agent or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Documents; and (iii) the Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agent and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by applicable Law, the Borrower hereby waives and releases any claims that it may have against any of the Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 17.20 USA Patriot Act. Each Lender Group subject to the USA Patriot Act hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender Group to identify the Borrower in accordance with the USA Patriot Act.

Section 17.21 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Transaction Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 17.22 Option to Acquire Rating. Each party hereto hereby acknowledges and agrees that the Agent (on behalf and at the expense of the requesting Lender) may, at any time and in its sole discretion, obtain a public or private rating for this loan facility; provided that no public disclosure of the existence or terms of the Transaction Documents may be made without the prior written consent of the Borrower and the Collateral Manager. The Borrower and the Collateral Manager hereby agree to use commercially reasonable efforts, at the request of the Agent, to cooperate with the acquisition and maintenance of any such rating it being understood that the foregoing shall not require the Borrower or Collateral Manager to incur any expenses or to consent to any amendment or modification of any of the Transaction Documents.

Section 17.23 Acknowledgement Regarding any Supported QFCs.

To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 17.24 Certain Changes with Respect to GBP Loan Reference Rate.

(i) Changes to SONIA Rate.

(A) If a Published Rate Replacement Event has occurred in relation to SONIA, any amendment or waiver which relates to:

(1) providing for the use of a Replacement Reference Rate in place of SONIA; and

(2) any of the following:

a. aligning any provision of any Transaction Document to the use of that Replacement Reference Rate;

b. enabling that Replacement Reference Rate to be used for the calculation of interest for GBP Loans under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

c. implementing market conventions applicable to that Replacement Reference Rate;

d. providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

e. adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Required Lenders) and the Borrower.

(B) An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a GBP Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

(1) relates to the use of SONIA on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(2) is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Required Lenders).

(C) If any Lender fails to respond to a request for an amendment or waiver described in paragraph (i) or paragraph (B) above within five (5) Business Days (or such longer time period in relation to any request which the Borrower and the Agent may agree) of that request being made, it shall be deemed a Defaulting Lender.

Section 17.25 Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

ARTICLE XVIII

COLLATERAL CUSTODIAN

Section 18.1 Designation of Collateral Custodian. The role of Collateral Custodian with respect to the Collateral Obligation Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 18.1. Alter Domus (US) LLC is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.

Section 18.2 Duties of the Collateral Custodian.

(a) Duties. The Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Custodian, as the duly appointed agent of the Secured Parties, for these purposes, acknowledges that the Collateral Manager shall deliver, on or prior to the applicable Funding Date (but no more than three (3) Business Days after such Funding Date, except as set forth in Section 10.20), the Collateral Obligation Files delivered to it for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. The Collateral Custodian acknowledges that in connection with any Asset Approval Request, additional Collateral

Obligation Files (specified on an accompanying Schedule of Collateral Obligations supplement) may be delivered to the Collateral Custodian from time to time, and that the Collateral Custodian will provide the Collateral Agent with all information necessary for the Collateral Agent to credit each Collateral Obligation File to the Collection Account in accordance with the terms hereof. Promptly upon the receipt of any such delivery of Collateral Obligation Files and without any review, the Collateral Custodian shall send notice of such receipt to the Collateral Manager, the Agent and each Lender Agent.

(ii) With respect to each Collateral Obligation File which has been or will be delivered to the Collateral Custodian, the Collateral Custodian is acting exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Obligation File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Obligation Files, the Collateral Custodian shall be deemed to be acting for the purpose of perfecting the Collateral Agent’s security interest therein under the UCC. Except upon compliance with the provisions of Section 18.5, no Collateral Obligation File or other document constituting a part of a Collateral Obligation File shall be released from the possession of the Collateral Custodian.

(iii) The Collateral Custodian shall maintain continuous custody of all Collateral Obligation Files in its possession in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Secured Parties therein. Each Collateral Obligation File which comes into the possession of the Collateral Agent (other than documents delivered electronically) shall be maintained in fire-resistant vaults or cabinets at the office of the Collateral Custodian specified in Annex A or at such other offices as shall be specified to the Agent and the Collateral Manager in a written notice at least thirty (30) days prior to such change. Each Collateral Obligation File shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Collateral Custodian and the Agent. The Collateral Custodian shall keep the Collateral Obligation Files clearly segregated from any other documents or instruments in its files.

(iv) With respect to the documents comprising each Collateral Obligation File, the Collateral Custodian shall (i) act exclusively as Collateral Custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Obligation File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Agent; provided, that in the event of a conflict between the terms of this Agreement and the written instructions of the Agent, the Agent’s written instructions shall control.

(v) The Collateral Custodian shall accept only written instructions of an Executive Officer, in the case of the Borrower or the Collateral Manager, or a Responsible Officer, in the case of the Agent, concerning the use, handling and disposition of the Collateral Obligation Files.

(vi) In the event that (i) the Borrower, the Agent, any Agent, the Collateral Manager, the Collateral Custodian or the Collateral Agent shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Obligation File or a document included within a Collateral Obligation File or (ii) a third party shall institute any court proceeding by which any Collateral Obligation File or a document included within a Collateral Obligation File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by law, continue to hold and maintain all the Collateral Obligation Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Collateral Obligation File or a document included within such Collateral Obligation File as directed by the Agent in writing, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.

(vii) The Agent may direct the Collateral Custodian in writing to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Agent within ten (10) Business Days of its receipt of such request, then the Agent shall be deemed to have declined to consent to the relevant action.

(viii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Agent. The Collateral Custodian shall not be deemed to have knowledge or notice of the occurrence of an Event of Default, Unmatured Event of Default, Unmatured Collateral Manager Event of Default or Collateral Manager Event of Default Event of Default unless the Collateral Custodian has received written notice from the Agent, Collateral Manager or the Borrower referring to this Agreement, describing such event and stating that such notice is a “Notice of Event of Default,” “Notice of Unmatured Event of Default,” “Notice of Unmatured Collateral Manager Event of Default,” or “Notice of Collateral Manager Event of Default,” as applicable. In the absence of receipt of such notice, the Collateral Custodian may conclusively assume that there is no Event of Default, Unmatured Event of Default, Unmatured Collateral Manager Event of Default or Collateral Manager Event of Default, in each case unless it has actual knowledge of any such occurrence.

(b) Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have or be deemed to have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. The Collateral Custodian shall not be deemed to assume any obligations or liabilities of the Borrower, Agent or Collateral Agent hereunder or under any other Transaction Document.

Section 18.3 Delivery of Collateral Obligation Files. (a) In connection with each delivery of a Collateral Obligation File to the Collateral Custodian, the Borrower shall represent, warrant and agree that the Collateral Obligation Files delivered to the Collateral Custodian shall include all of the documents listed in the related Document Checklist and all of such documents and the information contained in the Schedule of Collateral Obligations are complete in all material respects and correct pursuant to a certification in the form of Exhibit H executed by or on behalf of the Borrower.

(b) Reserved.

(c) With respect to any documents comprising the Collateral Obligation File that have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Collateral Manager in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Collateral Manager shall indicate such on a Schedule of Collateral Obligations supplement and deliver to the Collateral Custodian a true copy thereof. The Borrower or the Collateral Manager shall deliver such original documents to the Collateral Custodian promptly when they are received.

Section 18.4 Collateral Obligation File Certification. (a) On or prior to each Funding Date, the Collateral Manager shall provide a Schedule of Collateral Obligations and related Document Checklist dated as of such Funding Date to the Collateral Custodian, the Collateral Agent, the Agent and each Lender Agent (such information contained on the Schedule of Collateral Obligations shall also be delivered in Microsoft Excel format or another format reasonably acceptable to the Collateral Custodian) with respect to the Collateral Obligations to be delivered to the Collateral Agent on such Funding Date.

(b) In connection with (and as a part of) each Monthly Report, with respect to the Collateral Obligation Files delivered at least three (3) Business Days’ prior to the related Reporting Date, the Collateral Custodian shall prepare a report (to be included as a part of each Monthly Report) in respect of each of the Collateral Obligations, to the effect that, as to each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Loan Request or Reinvestment Request, based on the Collateral Custodian’s examination of the Collateral Obligation File for each Collateral Obligation and the related Document Checklist, except for variances from the documents identified in the Document Checklist with respect to the related Collateral Obligation Files (“Exceptions”), (i) all documents required to be delivered in respect of such Collateral Obligations pursuant to the Document Checklist have been delivered and are in the possession of the Collateral Custodian as part of the Collateral Obligation File for such Collateral Obligation (other than those released pursuant to Section 18.5), and (ii) all such documents have been reviewed by the Collateral Custodian and appear on their face to relate to such Collateral Obligation. The Collateral Custodian shall also maintain records of the total number of Collateral Obligation Files that do not have the documents provided on the Document Checklist and will include such total in each Monthly Report. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review all documents required to be delivered in respect of Collateral Obligations pursuant to a Document Checklist shall be limited to reviewing such documents based on the information provided on the Document Checklist.

(c) Notwithstanding any language to the contrary herein, the Collateral Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Obligation File or (ii) the collectibility, insurability, effectiveness or suitability of any such Collateral Obligation.

Section 18.5 Release of Collateral Obligation Files. (a) Upon satisfaction of any of the conditions set forth in Section 12.3, the Collateral Manager will provide an Officer’s Certificate to such effect to the Collateral Custodian (with a copy to the Collateral Agent) and shall request in writing delivery to it of the Collateral Obligation File and a copy thereof shall be sent concurrently by the Collateral Manager to the Agent and each Lender Agent. Upon receipt of such certification and request, unless it receives notice to the contrary from the Agent, the Collateral Custodian shall within three Business Days (or such other time as may be agreed to by the Collateral Manager) release the related Collateral Obligation File to the Collateral Manager and the Collateral Manager will not be required to return the related Collateral Obligation File to the Collateral Custodian.

(b) From time to time and as appropriate for the management or foreclosure of any of the Collateral Obligations, including, for this purpose, collection under any insurance policy relating to the Collateral Obligations, the Collateral Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit F-2 from an authorized representative of the Collateral Manager (as listed on Exhibit F-1, as such exhibit may be amended from time to time by the Collateral Manager with notice to the Collateral Custodian, the Agent and each Lender Agent), release the related Collateral Obligation File or the documents set forth in such Request for Release and Receipt to the Collateral Manager. In the event an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Event of Default or an Collateral Manager Event of Default has occurred and is continuing, the Borrower shall not permit the Collateral Manager to make any such request with respect to any original documents unless the Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). The Collateral Manager shall return each and every original document previously requested from the Collateral Obligation File to the Collateral Custodian when the need therefor by the Collateral Manager no longer exists unless (x) the Collateral Obligation File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, and (y) the Collateral Manager has delivered to the Collateral Custodian a certificate executed by an Executive Officer certifying as to the name and address of the Person to which such Collateral Obligation File or such document was delivered and the purpose or purposes of such delivery, in which case the Collateral Manager shall complete such return as soon as possible. Upon receipt of a certificate of the Collateral Manager substantially in the form of Exhibit F-3, with a copy to the Agent and each Lender Agent, stating that such Collateral Obligation was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold pursuant to an Optional Sale in accordance with Section 7.10, the Collateral Custodian shall within three (3) Business Days release the Request for Release and Receipt to the Collateral Manager, or, in connection with an Optional Sale, the requested Collateral Obligation File, and the Collateral Manager will not be required to return the related Collateral Obligation File to the Collateral Custodian.

(c) Notwithstanding anything to the contrary set forth herein, the Collateral Manager shall not, without the prior written consent of the Agent, request any documents (other than copies thereof) held by the Collateral Custodian if the sum of the unpaid Principal Balances of all Collateral Obligations for which the Collateral Manager is then in possession of the related Collateral Obligation File or any document comprising such Collateral Obligation File (other than for Collateral Obligations then held by the Collateral Manager which have been sold, repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 5% of the Adjusted Aggregate Eligible Collateral Obligation Balance. The Collateral Manager may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as custodian for the Secured Parties solely at the will of the Collateral Custodian and the Secured Parties for the sole purpose of facilitating the management of the Collateral Obligations and such retention and possession shall be in a custodial capacity only. To the extent the Collateral Manager, as agent of the Collateral Custodian and the Borrower, holds any Collateral, the Collateral Manager shall do so in accordance with the Collateral Manager Standard as such standard applies to Collateral Managers acting as custodial agent. The Collateral Manager shall promptly report to the Collateral Custodian and the Agent the loss by it of all or part of any Collateral Obligation File previously provided to it by the Collateral Custodian and shall promptly take appropriate action to remedy any such loss. The Collateral Manager shall hold (in accordance with Section 9-313(C) of the UCC) all documents comprising the Collateral Obligation Files in its possession as agent of the Collateral Agent. In such custodial capacity, the Collateral Manager shall have and perform the following powers and duties:

(i) hold the Collateral Obligation Files and any document comprising a Collateral Obligation File that it may from time to time receive hereunder from the Collateral Custodian for the benefit of the Collateral Custodian, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Obligation to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

(ii) implement policies and procedures consistent with the requirements of this Agreement so that the integrity and physical possession of such Collateral Obligation Files will be maintained; and

(iii) take all other actions, in accordance with the Collateral Manager Standard, in connection with maintaining custody of such Collateral Obligation Files on behalf of the Collateral Agent.

Acting as custodian of the Collateral Obligation Files pursuant to this Section 18.5, the Collateral Manager agrees that it does not and will not have or assert any beneficial ownership interest in the Collateral Obligations or the Collateral Obligation Files.

Section 18.6 Examination of Collateral Obligation Files. Upon reasonable prior written notice to the Collateral Custodian, the Borrower, the Collateral Manager and their agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Collateral Obligation Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian relating to any or all of the Collateral Obligations. Prior to the occurrence of an Unmatured Event of Default, an Event of Default, an Unmatured Collateral Manager Event of Default or an Collateral Manager Event of Default, upon the request of the Agent and at the cost and expense of the Borrower, the Collateral Custodian shall promptly provide the Agent with the Collateral Obligation Files or copies, as designated by the Agent, subject to any applicable cap on costs and expenses, the Collateral Custodian shall promptly provide the Agent with the Collateral Obligation Files or copies, as designated by the Agent; provided, the Collateral Custodian shall not be required to provide such copies if it does not receive adequate assurance of payment.

Section 18.7 Lost Note Affidavit. In the event that the Collateral Custodian fails to produce any original promissory note delivered to it related to a Collateral Obligation that was in its possession pursuant to Section 10.20 within five (5) Business Days after required or requested by the Agent and provided that (a) the Collateral Custodian previously certified in writing to the Agent that it had received such original promissory note and (b) such original promissory note is not outstanding pursuant to a Request for Release and Receipt, then the Collateral Custodian shall with respect to any missing original promissory note, promptly deliver to the Agent upon request a lost note affidavit.

Section 18.8 Transmission of Collateral Obligation Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Collateral Obligation Files in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Borrower or the Collateral Manager to the Collateral Custodian prior to any shipment of any Collateral Obligation Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Borrower or the Collateral Manager, the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Collateral Manager shall arrange for the provision of such services at its sole cost and expense (or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Obligation Files as the Collateral Manager deems appropriate.

Section 18.9 Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 18.10 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Collateral Manager, or both but without duplication, to the Collateral Custodian (including Indemnified Amounts under ARTICLE XVI) under the Transaction Documents (collectively, the “Collateral Custodian Fees and Expenses”). The Borrower agrees to reimburse the Collateral Custodian in accordance with the provisions of Section 8.3(a) for all reasonable expenses, disbursements and advances incurred or made by the Collateral Custodian in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents. The Collateral Custodian’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (i) its removal or resignation as Collateral Custodian and appointment and acceptance by the successor Collateral Custodian pursuant to Section 18.11 and the Collateral Custodian has ceased to hold any Collateral Obligation Files or (ii) the termination of this Agreement.

Section 18.11 Removal or Resignation of Collateral Custodian. (a) The Collateral Custodian may at any time resign and terminate its obligations under this Agreement upon at least 30 days’ prior written notice to the Collateral Manager, the Borrower and the Agent and each Lender Agent; provided, that no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed which successor Collateral Custodian, so long as no Unmatured Collateral Manager Event of Default, Collateral Manager Event of Default, Unmatured Event of Default or Event of Default has occurred and is continuing, is reasonably acceptable to the Collateral Manager. Promptly after receipt of notice of the Collateral Custodian’s resignation, the Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Collateral Manager, each Agent, the resigning Collateral Custodian and to the successor Collateral Custodian.

(b) The Agent upon at least 30 days’ prior written notice to the Collateral Custodian and each Agent, may remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement with or without cause. Promptly after giving notice of removal of the Collateral Custodian, the Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Custodian (which successor Collateral Custodian shall be reasonably acceptable to the Majority Lenders and the Borrower). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Collateral Manager.

(c) In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Agent, all the Collateral Obligation Files being administered under this Agreement. The cost of the shipment of Collateral Obligation Files arising out of the resignation of the Collateral Custodian pursuant to Section 18.11(a), or the termination for cause of the Collateral Custodian pursuant to Section 18.11(b), shall be at the expense of the Collateral Custodian. Any cost of shipment arising out of the removal or discharge of the Collateral Custodian without cause pursuant to Section 18.11(b) shall be at the expense of the Borrower.

(d) For the avoidance of doubt, the Collateral Custodian shall be entitled to receive, as and when such amounts are payable in accordance with this Agreement, any Collateral Custodian Fees and Expenses accrued through the effective date of its resignation or removal pursuant to and in accordance with this Section 18.11.

Section 18.12 Limitations on Liability. (a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian shall not be bound to make any investigation into the facts or matters stated in any such certificate, instrument, opinion, notice, letter, telegram or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Custodian shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Agent or (b) the verbal instructions of the Agent, and no party shall have any right of action whatsoever against the Collateral Custodian as a result of the Collateral Custodian acting or (where so instructed) refraining from acting hereunder in accordance with the instructions of the Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) Neither the Collateral Custodian nor any of its directors, officers, agents, or employees shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or negligent performance or omission of its duties and in the case of the negligent performance of its duties in taking and retaining custody of the Collateral Obligation Files; provided that, the Collateral Custodian hereby agrees that any failure of the Collateral Custodian to produce an original promissory note satisfying the conditions described in clauses (a) and (b) of Section 18.7 shall constitute negligence. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian. The duties, obligations and responsibilities of the Collateral Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Collateral Custodian. Any permissive right of the Collateral Custodian to take any action hereunder shall not be construed as a duty.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Collateral Manager and may, after the occurrence of an Event of Default or the Facility Termination Date, request instructions from the Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Collateral Manager or the Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Agent. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) Beyond the safekeeping of the Collateral Obligation Files in accordance with Article XVIII, the Collateral Custodian shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Custodian shall not be liable or responsible for any misconduct, negligence or loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent, attorney or bailee selected by the Collateral Custodian in good faith and with due care hereunder.

(j) Each of the protections, reliances, indemnities and immunities offered to the Collateral Agent in Section 11.7 and Section 11.8 shall be afforded to the Collateral Custodian.

Section 18.13 Collateral Custodian as Agent of Collateral Agent. The Collateral Custodian agrees that, with respect to any Collateral Obligation File at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. If the Collateral Custodian is the same entity as the Collateral Agent, the Collateral Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ORCC III FINANCING LLC, as Borrower

By:
Name:
Title:

OWL ROCK CAPITAL CORPORATION III, as Equityholder

By:
Name:
Title:

OWL ROCK DIVERSIFIED ADVISORS LLC, as Collateral Manager

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY,
as Collateral Agent

By:
Name:
Title:

ALTER DOMUS (US) LLC,
as Collateral Custodian

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as Agent

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as a Lender Agent, Multicurrency Lender, Dollar Lender and as a Revolving Lender

By:
Name:
Title:

ANNEX A

ORCC III FINANCING LLC,

as Borrower

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Joe Alongi

Email:

OWL ROCK CAPITAL CORPORATION III,

as Equityholder

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Joe Alongi

Email:

OWL ROCK DIVERSIFIED ADVISORS LLC,

as Collateral Manager

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Joe Alongi

Email:

STATE STREET BANK AND TRUST COMPANY,

as Collateral Agent

1776 Heritage Drive

Mail Stop: JAB0250

North Quincy, MA 02171

Attn: Scott Berry, Vice President - Structured Trust and Analytics

Facsimile: (617) 937-4370

Phone: (617) 662-9840

ALTER DOMUS (US) LLC,

as Collateral Custodian

225 W. Washington Street, 9th Floor

Chicago, Illinois 60606

Attention: legal@alterdomus.com

Telephone: 312-564-5100

Facsimile: 312-376-0751

Email: legal@alterdomus.com and DocCustody@alterdomus.com

SOCIÉTÉ GÉNÉRALE,

as Agent

Société Générale

245 Park Avenue, 4th Floor

New York, NY 10167

Attention: Julien Thinat

Tel.: (212)-278-7598

Email: ~~julien.thinat@sgcib.com~~julien.thinat@sgcib.com

with a copy to:

Société Générale

480 Washington Blvd

Jersey City, NJ 07310

Tel.: (201)-839-8460

Fax: 201-693-4233

Attention: Cheriese Brathwaite

Email: ~~oper-fin-serv.us@sgss.socgen.com~~oper-fin-serv.us@sgss.socgen.com

SOCIÉTÉ GÉNÉRALE,

as a Lender Agent and as a Committed Lender

Société Générale

245 Park Avenue, 4th Floor

New York, NY 10167

Attention: Julien Thinat

Tel.: (212)-278-7598

Email: ~~julien.thinat@sgcib.com~~julien.thinat@sgcib.com

with a copy to:

Société Générale

480 Washington Blvd

Jersey City, NJ 07310

Tel.: (201)-839-8460

Fax: 201-693-4233

Attention: Cheriese Brathwaite

Email: ~~oper-fin-serv.us@sgss.socgen.com~~oper-fin-serv.us@sgss.socgen.com

SOCIÉTÉ GÉNÉRALE,

as the Swingline Lender

Société Générale

245 Park Avenue, 4th Floor

New York, NY 10167

Attention: Julien Thinat

Tel.: (212)-278-7598

Email: ~~julien.thinat@sgcib.com~~julien.thinat@sgcib.com

with a copy to:

Société Générale

480 Washington Blvd

Jersey City, NJ 07310

Tel.: (201)-839-8460

Fax: 201-693-4233

Attention: Cheriese Brathwaite

Email: ~~oper-fin-serv.us@sgss.socgen.com~~oper-fin-serv.us@sgss.socgen.com

SAMPENSION LIVSFORSIKRING A/S,

as a Lender Agent and as a Commitment Lender

Tuborg Havnevej 14

Dk 900 Hellerup, Denmark

Attention: Marlene Schlüter and Stefan Cortz

Phone: +45 77331981 and +45 77331953

Email: ~~credit@sampension.dk,~~

~~backoffice@sampension.dk~~credit@sampension.dk,

backoffice@sampension.dk , msr@sampension.dk and

~~sco@sampension.dk~~sco@sampension.dk

ARKITEKTERNES PENSIONSKASSE,

as a Lender Agent and as a Commitment Lender

Tuborg Havnevej 14

Dk 900 Hellerup, Denmark

Attention: Marlene Schlüter and Stefan Cortz

Phone: +45 77331981 and +45 77331953

Email: ~~credit@sampension.dk,~~

~~backoffice@sampension.dk~~credit@sampension.dk,

backoffice@sampension.dk , msr@sampension.dk and

~~sco@sampension.dk~~sco@sampension.dk

PENSIONSKASSEN FOR JORDBRUGSAKADEMIKERE OG DYRLÆGER,

as a Lender Agent and as a Commitment Lender

Tuborg Havnevej 14

Dk 900 Hellerup, Denmark

Attention: Marlene Schlüter and Stefan Cortz

Phone: +45 77331981 and +45 77331953

Email: ~~credit@sampension.dk,~~

~~backoffice@sampension.dk~~credit@sampension.dk,

backoffice@sampension.dk , msr@sampension.dk and

~~sco@sampension.dk~~sco@sampension.dk

PENSIONSKASSEN FOR TEKNIKUM OG DIPLOMINGENIORER,

as a Lender Agent and as a Commitment Lender

Tuborg Havnevej 14

Dk 900 Hellerup, Denmark

Attention: Marlene Schlüter and Stefan Cortz

Phone: +45 77331981 and +45 77331953

Email: ~~credit@sampension.dk,~~

~~backoffice@sampension.dk~~credit@sampension.dk,

backoffice@sampension.dk , msr@sampension.dk and

~~sco@sampension.dk~~sco@sampension.dk

CENTENNIAL BANK,

as a Lender Agent and as a Commitment Lender

620 Chestnut Street

Conway, AR 72032

Attention: Mark Bernstein, Senior Managing Director

Tel.: (212) 824-3282

Email: ~~mbernstein@ccfg.com~~mbernstein@ccfg.com

AA WH 1 LP,

as a Lender Agent and as a Commitment Lender

c/o U.S. Bank N.A.

1	Federal Street, 3rd Floor

Boston, MA 02110

Facsimile: 833-919-1909

Email: ~~AA.WH.1@usbank.com~~AA.WH.1@usbank.com

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH,

as a Lender Agent and as a Commitment Lender

1251 Avenue of the Americas, 22nd Floor

New York, NY 10020

Attention: Shuichi Kiyanagi

Tel.: 212-326-0589

Email: NY.CIM.STR@smtb.jp

Annex B

Lender	Dollar or Multicurrency Lender	Commitment	Revolving or Term Commitment

Société Générale	Multicurrency Lender	$62,500,000	Revolving Commitment

Société Générale	Dollar Lender	$137,500,000	Revolving Commitment

Sampension Livsforsikring A/S	Dollar Lender	$118,000,000	Revolving Commitment

Arkitekternes Pensionskasse	Dollar Lender	$10,000,000	Revolving Commitment

Pensionskassen for Jordbrugsakademikere og Dyrlæger	Dollar Lender	$15,000,000	Revolving Commitment

Pensionskassen for teknikum og diplomingeniorer	Dollar Lender	$7,000,000	Revolving Commitment

Centennial Bank	Dollar Lender	$~~100,000,000~~150,000,000	Revolving Commitment

AA WH 1 LP	Dollar Lender	$~~125,000,000~~75,000,000	Revolving Commitment

Sumitomo Mitsui Trust Bank, Limited, New York Branch	Dollar Lender	$50,000,000	Revolving Commitment

B-1